LEASE

between

120 BROADWAY HOLDINGS, LLC,

as Landlord

and

BARKBOX, INC.

as Tenant

Entire Twelfth (12th) Floor 120 Broadway
New York, New York

(8219/40)

100002198.5

TABLE OF CONTENTS

ARTICLE 1 PREMISES    1
ARTICLE 2 TERM AND RENTS    2
ARTICLE 3 USE    4
ARTICLE 4 DELIVERY OF THE DEMISED PREMISES    5
ARTICLE 5 REAL ESTATE TAX ESCALATION    9
ARTICLE 6 OPERATING EXPENSE ESCALATION    14
ARTICLE 7 RENEWAL TERM    21
ARTICLE 8 SUBORDINATION    22
ARTICLE 9 QUIET ENJOYMENT    25
ARTICLE 10 ASSIGNMENT AND SUBLETTING    26
ARTICLE 11 COMPLIANCE WITH LAWS    33
ARTICLE 12 INSURANCE    34
ARTICLE 13 RULES AND REGULATIONS    43
ARTICLE 14 TENANT'S CHANGES    44
ARTICLE 15 TENANT'S PROPERTY    49
ARTICLE 16 REPAIRS AND MAINTENANCE    50
ARTICLE 17 ELECTRICITY    53
ARTICLE 18 HEAT, VENTILATION AND AIR-CONDITIONING    56
ARTICLE 19 LANDLORD'S OTHER SERVICES    58
ARTICLE 20 ACCESS TO PREMISES; RESERVED RIGHTS    60
ARTICLE 21 NOTICE TO LANDLORD OF ACCIDENTS, DAMAGE AND DEFECTS    61
ARTICLE 22 NON-LIABILITY AND INDEMNIFICATION    62
ARTICLE 23 DESTRUCTION OR DAMAGE    63
ARTICLE 24 EMINENT DOMAIN    66
ARTICLE 25 SURRENDER AND HOLDOVER    67
ARTICLE 26 CONDITIONS OF LIMITATION    68
ARTICLE 27 RE-ENTRY BY LANDLORD    71
ARTICLE 28 DAMAGES    72
ARTICLE 29 WAIVERS    74
ARTICLE 30 NO OTHER WAIVERS OR MODIFICATIONS    75
ARTICLE 31 CURING TENANT'S DEFAULTS; FEES AND EXPENSES    76
ARTICLE 32 BROKER    76
ARTICLE 33 NOTICES    77
ARTICLE 34 ESTOPPEL CERTIFICATE; MEMORANDUM    78
ARTICLE 35 TENANT’S OFFER SPACE OPTION    79
ARTICLE 36 ADJACENT EXCAVATION AND SHORING    82
ARTICLE 37 PARTIES BOUND    82
ARTICLE 38 CERTAIN DEFINITIONS AND CONSTRUCTION OF DOCUMENT    83
ARTICLE 39 SECURITY DEPOSIT    86
ARTICLE 40 MISCELLANEOUS    88
ARTICLE 41 OFAC    93
ARTICLE 42 TENANT’S CANCELLATION RIGHTS    94

100002198.5

TESTIMONIUM AND SIGNATURES ACKNOWLEDGMENTS

EXHIBIT A - FLOOR PLAN
EXHIBIT B - SAMPLE COMMENCEMENT DATE LETTER EXHIBIT C - RULES AND REGULATIONS
EXHIBIT D - RULES AND REGULATIONS FOR TENANT'S CHANGES EXHIBIT E - CLEANING SPECIFICATIONS
EXHIBIT F - CERTIFICATE OF OCCUPANCY EXHIBIT G - APPROVED CONTRACTOR LIST EXHIBIT H - FAIR MARKET RENT DETERMINATION EXHIBIT I - FORM SNDA
EXHIBIT J - LOCATION OF BASE BUILDING AC UNITS

This index is included only as a matter of convenience of reference and shall not be deemed or construed in any way to define or limit the scope of the following lease or the intent of any provision thereof.

ii

LEASE

LEASE dated as of October 29, 2021, between 120 BROADWAY HOLDINGS, LLC, a Delaware limited liability company, having an office at 7 World Trade Center, 250 Greenwich Street, New York, New York 10007 ("Landlord"), and BARKBOX, INC., a Delaware corporation, having an office at 221 Canal Street, 6th Floor, New York, New York 10013, Attention: Real Estate Department ("Tenant ").

WITNESSETH:

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, for themselves, their legal representatives, successors and assigns, hereby covenant and agree as follows:

ARTICLE 1 PREMISES
1.01Leasing. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises (as defined in Section 1.02), in the building known as 120 Broadway, in the Borough of Manhattan, City, County and State of New York (the "Building"), for the term hereinafter stated, and upon and subject to the covenants and conditions, limitations, restrictions and reservations provided in this lease. Each party hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

1.02Demised Premises. The premises hereby leased to Tenant is the entire rentable area of the twelfth (12th) floor of the Building as shown on the floor plan annexed hereto as Exhibit A and made a part hereof, which, together with all fixtures and equipment which at the commencement or during the Term (as defined in Section 2.01) are attached thereto (except Tenant's Property as defined in Section 15.02) constitute the "Demised Premises". Landlord and Tenant agree that for purposes of this lease the rentable square foot area of the Demised Premises shall be deemed to be 51,220, but the foregoing shall not be deemed to be a representation or warranty by Landlord of the actual square foot area of the Demised Premises or the Building and the rents, percentages and other information set forth in this lease have been established by agreement of the parties, regardless of the actual square foot area of the Demised Premises or the Building.

100002198.5

ARTICLE 2 TERM AND RENTS
2.01Term. The term (the "Term") of this lease shall commence on April 1, 2022
(the "Commencement Date") and shall end at 11:59 p.m. on September 30, 2038 (the "Expiration Date"), or on such earlier date on which the Term may expire or otherwise terminate pursuant to any of the conditions or covenants of this lease or pursuant to law. Following the occurrence of the Commencement Date, Tenant shall, reasonably promptly after the request of Landlord, execute and deliver to Landlord an addendum to this lease, substantially in the form annexed hereto as Exhibit B and made a part hereof, confirming the Commencement Date, the Expiration Date, the Free Fixed Rent Period, the Rental Periods set forth in Section 2.02 and other terms of this lease reasonably requested by Landlord, but any failure of Tenant to execute such addendum or of Landlord to request such addendum, shall not vitiate the terms of this lease.

2.02Rents.    All rents shall be paid to Landlord or its designee in lawful money of the United States by wire transfer pursuant to instructions given by Landlord to Tenant or, in the absence of such instructions or if otherwise directed by Landlord, by check drawn on a bank or trust company which is a member of the New York Clearing House Association (or successor thereto) at Landlord' s office, or such other place, or to such agent and at such place, as Landlord may designate by notice to Tenant. The "rents" reserved under this lease shall be:

(a)"fixed rent" in the following annual amounts:

(i)TWO MILLION EIGHT HUNDRED SIXTY-EIGHT THOUSAND THREE HUNDRED TWENTY AND 00/100 ($2,868,320.00) DOLLARS per annum ($239,026.67 per month) during the period commencing on the Commencement Date (subject to Section 2.06 hereof) and ending on September 30, 2028, both dates inclusive (the "1st Rental Period");

(ii)THREE MILLION ONE HUNDRED SEVENTY-FIVE THOUSAND SIX HUNDRED FORTY AND 00/100 ($3,175,640.00) DOLLARS per annum ($264,636.67 per month) during the period commencing on October 1, 2028 and ending on September 30, 2033, both dates inclusive (the "2nd Rental Period"); and

(iii)THREE MILLION FOUR HUNDRED THIRTY-ONE THOUSAND SEVEN HUNDRED FORTY AND 00/100 ($3,431,740.00) DOLLARS per annum (285,978.33 per month) during the period commencing on October 1, 2033 and ending on the Expiration Date, both dates inclusive (the "3rd Rental Period");

which fixed rent shall be payable in equal monthly installments in advance on the first day of each calendar month during the Term; and

(b)"additional rent" consisting of all other sums as shall become due from and payable by Tenant to Landlord, it being expressly agreed that Landlord shall have the same remedies for default in payment of additional rent as for a default in payment of fixed rent.

2.03No Offsets. Tenant shall pay the fixed rent and additional rent herein reserved as and when the same shall become due and payable, without demand therefor and without any abatement, deduction or setoff whatsoever, except as otherwise expressly provided in this lease.

2.04Prorations. If the first and/or the last month of the Term is not a full calendar month, the fixed rent therefor shall be prorated as provided in Section 40.03.

2.05Late Payment Charge. (a) If Tenant is late in making any payment due to Landlord from Tenant under this lease for five (5) or more days, then Tenant shall be required to pay Landlord, upon demand, a late charge of $.05 for each $1.00 which remains so unpaid, and (b) if Tenant is late in making any payment due to Landlord from Tenant under this lease for fifteen (15) or more days then, in addition to Landlord's right to collect the late charge described in clause (a) above, interest shall become due and owing to Landlord on such payment from the date when it was due, i.e., as to fixed rent, from the first day of the relevant calendar month, and as to additional rent, from the day due pursuant to the provisions of this lease, computed at a rate equal to the lesser of (i) one (1%) percent per month, and (ii) the maximum rate permitted by applicable law provided, however, that on two (2) occasions in any twelve (12) month period no late fee shall be charged unless the same remains unpaid five (5) days after Tenant receives a notice from Landlord of such unpaid amounts. Nothing contained in this paragraph shall be intended to violate any applicable law, code or regulation and in all instances all such charges shall be automatically reduced to any maximum applicable legal rate or charge. The provisions of this Article are in addition to all other remedies available to Landlord for nonpayment of fixed rent or additional rent.

2.06Free Fixed Rent. Provided this lease shall be in full force and effect and Tenant is not in monetary or material non-monetary default under the terms, covenants and conditions of this lease after the giving of notice and the expiration of applicable grace periods set forth in this lease, Tenant shall have the right to use and occupy the Demised Premises free solely of fixed rent during the period commencing on the Commencement Date and ending on September 30, 2023 (the "Free Fixed Rent Period"), except that Tenant shall pay to Landlord all other additional rent and other charges (including, without, limitation, Electricity Additional Rent (as defined in Article 17) payable hereunder during the Free Fixed Rent Period. Except for the free fixed rent allowance as herein provided, Tenant shall use and occupy the Demised Premises during the Free Fixed Rent Period pursuant to all of the other terms, covenants and conditions of this lease. The “Rent Commencement Date” shall be October 1, 2023.

ARTICLE 3 USE
3.01Permitted Use. Tenant shall use and occupy the Demised Premises for executive, administrative and general offices consistent with a first-class office building, subject to Tenant’s right to bring dogs in the Demised Premises pursuant to the express provisions of Section 40.17 below, and for no other purpose (the “Permitted Use”). Tenant shall also have the non-exclusive right to: (i) use the common areas and the lobby in the Building for ingress and egress; and (ii) to the extent Landlord provides the following amenities for use by tenants at the Building: use the indoor café/lounge and associated outdoor rooftop space (the “Bankers Club”) and the bike room (collectively, the “Amenity Space”) which shall be on a first come first served basis on business days and all such amenities shall be subject to Landlord’s rules and regulations for such amenity space. Landlord makes no representation that the foregoing amenities or any other amenities will be made available throughout the Term and Landlord shall have the right, in its sole discretion, to remove or change the Building amenities at any time, provided, however, subject to Legal Requirements, Landlord shall maintain a bike room in the Building and one (1) of the two (2) quadrants of the outdoor rooftop space portion of the Bankers Club throughout the initial portion of the Term. Tenant hereby acknowledges and agrees that Landlord shall not be required to provide the indoor café/lounge and the other quadrant of the outdoor rooftop space portion of the Bankers Club during the Term.

3.02Certificates and Permits. Tenant shall not at any time use or occupy, or permit anyone to use or occupy, the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy which is annexed hereto as Exhibit F and made a part hereof (or any comparable certificate which may at any time be required for such purpose by laws and/or requirements of public authorities), for the Demised Premises and for the Building or in violation of any covenant as to use or exclusivity of use contained in any other lease in the Building. If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, or if failure to obtain or maintain any license or permit by Tenant would in any way affect Landlord, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit. Landlord agrees not to amend the Certificate of Occupancy in a manner which prohibits the Permitted Use under this lease.

3.03Certain Uses Prohibited. Tenant shall not use or permit the Demised Premises or any portion thereof to be used (a) for retail store purposes, (b) for the sale, preparation or serving of food or beverages other than to the employees and guests of Tenant, (c) by a foreign or domestic governmental office, agency, bureau or other governmental instrumentality, (d) by or as a school, travel agency, medical or dental office or an employment, placement or executive recruitment agency, (e) for lodging or residential purposes, or (f) by a banking or other lending institution engaged in business with the general public on an "off the street " basis. Nothing contained in this Article or elsewhere in this lease shall be construed to permit any use of the Demised Premises that is not within the permitted uses of the Demised Premises as they are specifically set forth in Section 3.01 hereof.

3.04No Nuisance. Tenant shall not commit any nuisance in the Demised Premises, or do or permit to be done anything which might result in the creation or commission of a nuisance in the Demised Premises. Tenant shall not cause or permit any unusual, noxious or objectionable smoke, gases, vapor, odors, noises or vibrations to be produced upon, to permeate into or to emanate from, the Demised Premises.

ARTICLE 4

DELIVERY OF THE DEMISED PREMISES

4.01Condition and Acceptance. Tenant has made a thorough inspection of the Demised Premises and is thoroughly familiar with the condition thereof. Tenant acknowledges that neither Landlord nor any agent, representative or employee of Landlord has made any representation or warranty whatsoever with respect to the Demised Premises except as may be expressly set forth herein. Landlord shall deliver and Tenant agrees to accept the Demised Premises "as is" in their condition on the date this lease is fully executed and delivered by the parties, subject to violations whether or not of record. Landlord shall have no obligation to make any alterations, improvements or decorations to the Demised Premises in order to prepare the Demised Premises for Tenant's occupancy, except for the Post-Possession Base Building Work (as hereinafter defined). Subject to Landlord’s completion of any Post-Possession Base Building Work, the taking of possession of the whole or any part of the Demised Premises by Tenant shall be conclusive evidence that Tenant accepts possession of the Demised Premises and that the Demised Premises and the Building were in good and satisfactory condition at that time.

4.02Post-Possession Base Building Work.

(A)(i) Landlord agrees to perform the following work and installation (the "Post-Possession Base Building Work") at its sole cost and expense and without charge to Tenant, all of which shall be of material, manufacture, design, capacity and finish selected by Landlord as standard of the Building.

(ii) Post-Possession Base Building Work: Provide four (4) base building air conditioning units with an aggregate capacity of one hundred twenty (120) tons (the “Base Building AC Units”) in the locations set forth on Exhibit J annexed hereto and made a part hereof. Tenant hereby agrees that it shall be responsible, at Tenant’s sole cost and expense, for the distribution of mechanical services, including all duct work and all supplemental air conditioning.
(B)The Post-Possession Base Building Work required to be performed by Landlord pursuant to this Section 4.02 and the other applicable provisions of this lease shall be equal to standards adopted by Landlord for the Building. The Post-Possession Base Building Work shall constitute a single non-recurring obligation on the part of

Landlord and there shall be no credits for unused items. The Post-Possession Base Building Work shall be performed in compliance with applicable Legal Requirements (including, without limitation, building code) and in a good and workmanlike manner. Landlord has made and makes no representation of the date on which it will complete the Post-Possession Base Building Work, and Landlord shall be under no penalty or liability to Tenant whatsoever by reason of any delay in such performance and this lease shall not be affected thereby, except as expressly set forth in Section 4.02(D) hereof. Landlord shall notify Tenant when the Post-Possession Base Building Work is Substantially Completed (as hereinafter defined). Tenant shall create a punch list (the “Punch List”) within ten (10) days after receipt of such notification, which such Punch List shall be reasonably approved by Landlord. If (i) Tenant fails to notify Landlord that Tenant disputes that the Post-Possession Base Building Work has been Substantially Completed within five (5) business days following the notice of Substantial Completion, then the Post- Possession Base Building Work shall be deemed to be Substantially Completed on the date designated by Landlord for such Substantial Completion of the Post-Possession Base Building Work. Tenant acknowledges and agrees that the Post-Possession Base Building Work will be performed following the Commencement Date in concert with the Initial Work (hereinafter defined) including, without limitation, the Plans therefor. Landlord may enter the Demised Premises following the Commencement Date to complete the Post-Possession Base Building Work and entry by Landlord, its agents, servants and employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise, provided, however, Tenant and Landlord agree to reasonably cooperate with each other in coordination of completion of the Post- Possession Base Building Work with the Initial Work.

(C)For the purposes of this Article, the Post-Possession Base Building Work shall be deemed to be "Substantially Completed" (herein referred to as "Substantial Completion" or "Substantially Complete") when all relevant construction is completed (or when all such construction would have been completed but for delays caused by Tenant or its contractors, agents or employees or delays caused by circumstances set forth in Section 22.03, although minor items which do not interfere with Tenant’s use of the Demised Premises have not been completed (the “Punch List Items”). Landlord shall use commercially reasonable efforts to complete the Punch List for the Post-Possession Base Building Work within thirty (30) days after the Substantial Completion of the Post-Possession Base Building Work without any requirement to use overtime or premium labor and without any penalties for failure to complete such applicable Punch List within such aforementioned thirty (30) day period.

(D)1. Notwithstanding anything to the contrary contained in this lease, Landlord shall use commercially reasonable efforts to Substantially Complete the Post-Possession Base Building Work on or before July 1, 2022. In the event that Landlord has not Substantially Completed the Post-Possession Base Building Work on or before August 1, 2022 (the “Post-Possession SC Date”), then the Rent Commencement Date shall be extended by one (1) day for every day following the Post-Possession SC Date until the Substantial Completion of the Post-Possession Base Building Work shall occur.

2. Notwithstanding the foregoing, to the extent that the Substantial Completion of the Post-Possession Base Building Work is delayed as the result of (i) any Tenant delays, (ii) a Force Majeure event (as hereinafter defined), or (iii) unforeseen field conditions, then the Post-Possession SC Date shall be extended day for day by the period of such delay and Tenant shall have no right to such applicable additional rent abatement until the expiration of such period and any period added to it by reason of such delay. The rental abatement right set forth in this Section 4.02(D) shall be Tenant's sole remedy with respect to a failure by Landlord to Substantially Complete the Post-Possession Base Building Work by the Post-Possession SC Date.
4.03Landlord’s Contribution.

(A)Following the approval by Landlord of final, coordinated architectural and engineering so-called “issued for construction” plans prepared by Tenant (the "Plans") for the work and installations to be performed for the initial occupancy of the Demised Premises by Tenant (the “Initial Work”) Tenant shall perform the Initial Work in accordance with this lease as a Tenant's Change (as hereinafter defined). Tenant hereby agrees that such Initial Work shall include a complete renovation of the core restrooms (the “New Core Restrooms”) located in the Demised Premises, subject to the terms and conditions hereof. In consideration of Tenant performing all of the Initial Work (including, without limitation, installation of the New Core Restrooms) and for Tenant completing such work, Landlord shall, subject to the terms and conditions of Subsection 4.03(B) hereof, reimburse or cause to be reimbursed to Tenant or otherwise disbursed in connection with the Initial Work, an amount equal to the lesser of (i) the actual cost of physical improvements performed as part of the Initial Work and related Soft Costs (as hereinafter defined); or (ii) Seven Million Five Hundred Eighty Thousand Five Hundred Sixty and 00/100 ($7,580,560.00) Dollars ("Landlord's Contribution"), it being understood and agreed that Landlord's Contribution shall not exceed such sum, and that all costs and expenses in excess of said sum shall be borne solely by Tenant. An amount not to exceed twenty (20%) percent of Landlord’s Contribution shall be available to pay for Soft Costs, provided that Landlord shall have received reasonably satisfactory evidence of such Soft Costs. For purposes of this Article, the term "Soft Costs" shall mean out-of-pocket costs incurred by Tenant in connection with the Initial Work for architectural, engineering, preparation of the Plans and issuance of permits, furniture and equipment acquired for use in the Demised Premises, consulting fees, acoustical and lighting specialists, permitting and expeditor fees, moving costs, instalments, data, cabling and wiring, telecommunications systems and project management fees. Satisfactory evidence, for such purposes, shall be deemed to be invoices, paid receipts, cancelled checks and bills for such items.

(B)Provided Tenant is not in default of any monetary or material non- monetary terms of this lease beyond the giving of notice and expiration of applicable cure periods provided herein, Landlord's Contribution as provided in Subsection 4.03(A) shall be paid out from time to time (i) within thirty (30) days’ following written request by an officer of Tenant (the "Request") if the Request is received on or before the fifteenth (15th) day of a calendar month or (ii) within forty-five (45) days following receipt of the Request if the Request is received following the fifteenth (15th) day of the calendar month, as the Initial Work progresses (subject to a ten (10%) percent holdback), but not more frequently than monthly and which payment by Landlord shall be made on a pari passu basis, along with payments for the Initial Work to be paid by Tenant hereunder, such that the proportion to be paid by Landlord of the cost of the Initial Work then performed to date shall in no event exceed the ratio that the total Landlord’s Contribution bears to the total projected cost of the Initial Work. Any such Request shall be received no later than thirty- six (36) months after the Commencement Date (the “Contribution Deadline”) and shall be accompanied by the following:

(a)copies of all receipts, invoices and bills for the Initial Work completed and materials furnished in connection with the Initial Work and incorporated in the Demised Premises which are to be paid from the requested disbursement or which have been paid by Tenant and for which Tenant is seeking reimbursement;

(b)a certificate signed by Tenant's independent licensed architect, dated not more than ten (10) days prior to each such Request, setting forth the following:

(i)that the sum then requested is due to persons who have rendered services or furnished materials for the work therein specified, and giving a brief description of such services and materials and the several amounts due to each of said persons in respect thereof, and stating that no part of such expenditure is being made the basis, in any previous or then pending prior request, for the receipt of Landlord's Contribution or has been made out of the proceeds of Landlord's Contribution received by Tenant, that the sum then requested does not exceed the value of the services and materials described in the certificate and that in their opinion, the portion of the Initial Work theretofore completed was performed in a good and workmanlike manner and substantially in accordance with the Plans;

(ii)that except for the sum then requested, there is no outstanding indebtedness (other than the withholding of not more than ten (10%) percent of the cost of the Initial Work for any request other than the Final Request) known to the persons signing such certificate, which is then due for labor, wages, materials, supplies or services in connection with the Initial Work which, if unpaid, might immediately become the basis of a vendor's, mechanic's, laborer's or material man's statutory or similar lien upon such work or upon the Real Property and Building or any part thereof or upon Tenant's leasehold interest; and

(iii)the    percentage    of    the    Initial    Work    theretofore completed and the then total projected cost of the Initial Work.

(c)waivers of lien from the general contractor and all subcontractors and materialmen involved in the performance of the Initial Work relating to the then current portion of the Initial Work theretofore performed and materials theretofore provided and for which previous disbursements and/or the requested disbursement has been or is to be made (except to the extent such waivers of lien were previously furnished to Landlord).

(C)Subject to the provisions of Subsection 4.03(A), upon compliance with the foregoing provisions of Subsection 4.03(B), Landlord shall pay or cause to be paid to Tenant or the persons named (pursuant to Subsection 4.03(B)(b)(i)) in such Request, the respective amounts stated therein to be due to them provided, however, that Landlord's Contribution shall not exceed Seven Million Five Hundred Eighty Thousand Five Hundred Sixty and 00/100 ($7,580,560.00) Dollars and that all costs and expenses of the Initial Work in excess of said sums shall be borne solely by Tenant.
(D)Notwithstanding anything to the contrary contained in this Section 4.03, if Tenant has not used a portion of Landlord’s Contribution by the Contribution Deadline, then Tenant may, upon written notice to Landlord, sent within one hundred eighty (180) days after the Contribution Deadline, apply any unused portion of Landlord’s Contribution against the next installments of fixed rent and additional rent on account of Tax Escalations and Operating Expense Escalations coming due under this lease.

ARTICLE 5

REAL ESTATE TAX ESCALATION

5.01Definitions. For the purposes of this lease:

(A)"Tenant's Tax Proportionate Share" shall be deemed to mean 2.68% which was calculated using the agreed rentable square foot area of the Demised Premises (51,220 rentable square feet) and the agreed existing rentable square foot area of the Building for the calculation of Taxes (1,908,960 rentable square feet).

(B)"Taxable Property" shall mean the Building and the Real Property.

(C)"Taxes" shall mean (i) all real estate taxes and assessments (special or otherwise), sewer and water rents, rates and charges and any other governmental levies, impositions, fees or charges of a similar or dissimilar nature, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be Imposed (as defined in Subsection 5.01(H)) upon all or any part of the Taxable Property, whether or not the Taxable Property constitutes one tax lot, a portion of a tax lot or more than one tax lot, and (ii) any reasonable expenses (including reasonable attorneys' fees and disbursements and experts' and other witnesses' fees) incurred by or on behalf of

Landlord in protesting or contesting any of the foregoing or the assessed valuation of all or any part of the Taxable Property. If at any time the methods of taxation prevailing at the date hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes and assessments now Imposed upon all or any part of the Taxable Property, there shall be Imposed (a) a tax, assessment, levy, capital levy or otherwise, or (b) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Taxable Property or the value thereof or any personal property or fixture component thereof and imposed upon Landlord, or (c) a license fee measured by the rents, or (d) a net income, franchise, "value added", inheritance, estate or other tax, assessment, levy imposition, charge or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees, or the part thereof so measured or based, shall be deemed to be Taxes. Notwithstanding the foregoing, Taxes shall not include (i) any tax abatement, reduction, credit or exemption permitted or granted to Landlord or any tenant or other occupant of the Building by any governmental or quasi-governmental authority; (ii) income, franchise, documentary, stamp, inheritance or capital stock taxes unless due to a change in the method of taxation, any of such taxes are levied or assessed against the Landlord or Property; and (iii) late payment penalties. The benefit of any discount for any early payment or prepayment of Taxes and of any tax exemption or abatement relating to all or any part of the Taxable Property shall accrue solely to the benefit of Landlord and Taxes shall be computed without subtracting such discount or taking into account any such exemption or abatement.

(D)"Base Tax Year" shall mean the sum of (i) Taxes due for the real estate tax fiscal year July 1, 2021 to June 30, 2022; plus (ii) the Taxes due for the real estate tax fiscal year July 1, 2022 to June 30, 2023; divided by two (2).

(E)"Base Tax Rate" shall mean the Taxes, as finally determined, for the Base Tax Year.

(F)"Tax Year" shall mean the twelve (12) month period commencing July 1 of each year, or such other period of twelve (12) months as may be duly adopted as the fiscal year for real estate tax purposes by The City of New York.

(G)"Landlord's Tax Statement" shall mean an instrument containing a computation of additional rent due pursuant to this Article furnished by Landlord to Tenant.

(H)"Imposed" shall mean, with respect to any component of Taxes, that such component may be assessed, levied or imposed.

5.02Payments. (A) Commencing on January 1, 2023, Tenant shall pay as additional rent for each Tax Year, all or any portion of which shall be within the Term a sum ("Tenant's Tax Payment") equal to Tenant's Tax Proportionate Share of the amount by which the Taxes for such Tax Year (or portion thereof) exceed the Base Tax Rate, payable in two equal semi-annual installments, in advance on the first day of each June and December during each Tax Year, based upon the Landlord's Tax Statement furnished by Landlord with respect to such Tax Year, until such time as a new Landlord's Tax Statement for a subsequent Tax Year shall become effective. If any such Landlord's Tax Statement is furnished to Tenant after the commencement of a Tax Year in respect of which such Landlord's Tax Statement is rendered, Tenant shall, within 15 days thereafter, pay to Landlord an amount equal to the amount of any underpayment of Tenant's Tax Payment with respect to such Tax Year and, in the event of an overpayment, Landlord will credit Tenant the amount of Tenant's overpayment against subsequent payments under this Article. If there shall be any increase in Taxes for any Tax Year, whether during or after such Tax Year, Landlord shall furnish a revised Landlord's Tax Statement for such Tax Year, and Tenant's Tax Payment for such Tax Year shall be adjusted and paid substantially in the same manner as provided in the preceding sentence. If during the Term, Taxes are required to be paid (to the appropriate taxing authorities) in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required, then at Landlord's option, Tenant's Tax Payments shall be correspondingly accelerated or revised so that said Tenant's Tax Payments are due at least 30 days prior to the date payments are due to the taxing authorities. Whenever so requested, but not more often than once a year, Landlord will furnish Tenant with a reproduced copy of the bill (or receipted bill) for Taxes for the current or next preceding Tax Year.

(B)If the period constituting the Tax Year shall be changed at any time, any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose of making the computations under this Article. If the imposition or allocation of Taxes for any Tax Year is delayed for any reason, Tenant shall nevertheless continue to pay Tenant's Tax Payment then in effect subject to retroactive adjustment at such time as Taxes are imposed or allocated. If the BID Charge, or any other component of Taxes, shall be payable on the basis of a fiscal year other than the Tax Year, then Landlord, at its option, may (but shall not be required to), require payment of the same as a separate payment from that of the remainder of Tenant's Tax Payment, such payment to be made as herein provided in all respects except that it shall be on the basis of such fiscal year rather than on the basis of the Tax Year. In such event, the payment of the remainder of Tenant's Tax Payment shall continue to be made as herein provided with respect to each Tax Year.

(C)As between Tenant and Landlord, only Landlord shall have the right to institute tax reduction or other proceedings to reduce the Taxes or the assessed valuation of the Taxable Property, which Landlord shall institute on an annual basis unless Landlord’s certiorari counsel recommends to not institute a tax reduction or other proceeding to reduce Taxes or the assessed valuation for a particular Tax Year. As used herein "Tenant’s Deemed Percentage" shall mean in any Tax Year the percentage paid by Tenant of all of the Taxes paid (or deemed paid) for the entire Taxable Property for such Tax Year. If Landlord shall receive a refund of Taxes for any Tax Year in respect of which Tenant has made a Tenant's Tax Payment, Landlord shall either pay to Tenant or, at Landlord's election, credit against subsequent payments of fixed rent, Tenant's Deemed Percentage of such refund or deemed refund (less expenses), but in no event to exceed Tenant's Tax Payment paid for the Tax Year in respect of which the refund (or deemed refund) is received.

(D)Tenant's Tax Payment and any credits with respect thereto shall be made as provided in this Section regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant's diplomatic or other tax exempt status or for any other reason whatsoever.

(E)If any occupancy tax or rent tax now in effect or hereafter enacted and payable with respect to the Demised Premises or this lease, shall at any time be payable by Landlord, then to the fullest extent permissible by law Tenant shall pay the same to Landlord, within five (5) business days after demand, as additional rent.

(F)If a Tax Year begins prior to the Commencement Date or ends after the Expiration Date or sooner termination of this lease (other than pursuant to Article 26), Tenant's Tax Payment with respect to such Tax Year shall be apportioned in the ratio of the number of days in such Tax Year occurring within the Term to the total number of days in such Tax Year.

5.03Survival. In the event of a termination of this lease, any additional rent under this Article shall be paid or adjusted within thirty (30) days after submission of a Landlord's Tax Statement. The rights and obligations of Landlord and Tenant under this Article shall survive the expiration or other termination of this lease.

5.04Agreed Formula. The computations under this Article are intended to constitute an agreed formula for the computation of an item of additional rent and may or may not constitute reimbursement to Landlord for actual costs and expenses paid by Landlord with respect to or in lieu of Taxes. In no event shall fixed rent be reduced by operation of this Article.

5.05Landlord's Tax Statements. Landlord's failure to render Landlord's Tax Statements with respect to any Tax Year shall not prejudice Landlord's right to thereafter render a Landlord's Tax Statement for such Tax Year or for any subsequent Tax Year, nor shall the rendering of a Landlord's Tax Statement prejudice Landlord's right to thereafter render a corrected Landlord's Tax Statement for that Tax Year. Nothing contained herein shall restrict Landlord from issuing a Landlord's Tax Statement at any time there is a change in Taxes during any Tax Year or any time thereafter. Each Landlord's Tax Statement shall be conclusive and binding upon Tenant.

5.06BID Charges. In addition to Tenant’s Tax Payment, Tenant shall pay to Landlord, as additional rent, with respect to each Tax Year during the Term of this lease, an amount (collectively, “Tenant’s BID Payment”) equal to Tenant’s Tax Proportionate Share of the BID Charges (as hereinafter defined) for such Tax Year. At any time prior to, during or after the expiration of such Tax Year, Landlord may furnish to Tenant a statement (which shall include invoices or other reasonably detailed evidence of the BID Charges for such Tax Year) setting forth the Tenant’s BID Payment for such Tax Year, which Tenant shall pay within thirty (30) days after Tenant’s receipt of such statement from Landlord. The BID Charges upon which Tenant’s BID Payment is based shall be appropriately pro rated for the Tax Years in which the Commencement Date and Expiration Date shall occur. As used herein, the term “BID Charges” means all charges imposed upon or against the Land, the Building and/or Landlord with respect to any business improvement district.

5.07Lower Manhattan Real Property Tax Abatement. Nothing in this lease shall preclude Tenant, at its sole cost and expense, from making application for a tax abatement under the Lower Manhattan Real Property Tax Abatement (the "Abatement") pursuant to Title 4 of Article 4 of the Real Property Tax Law of the State of New York (the "RPTL") or any other tax incentive or abatement plan which may be applicable to the Demised Premises, the benefits to which Tenant is entitled pursuant to Tenant’s right to apply for benefits or to automatically receive benefits pursuant to Legal Requirements (the “Benefit Program”). For purposes of this Section 5.07, unless otherwise defined in this lease, all terms used in this Section shall have the meanings ascribed to such terms in the Title 4 of Article 4 of the RPTL.

(A)Landlord and Tenant hereby agree that for purposes of Title 4 of the RPTL, "tenant's percentage share" shall be deemed to be Tenant's Tax Proportionate Share set forth in Section 5.01(A) of this Article (i.e. 2.68%).

(B)Pursuant to Section 499-c.5 of the RPTL, Tenant is hereby informed that:

(a)an application for an Abatement will be made for the Demised
(b)the rent payable by Tenant under this lease, including amounts payable by Tenant for real property taxes, will accurately reflect any abatement of real property taxes;

(c)in order to receive the Abatement, at least $10.00 per square foot or $35.00 per square foot (or if by the sixtieth (60th) day following the expiration of the Free Fixed Rent Period Tenant employs one hundred twenty-five (125) or fewer employees in the Demised Premises, then at least $5.00 per square foot) must be spent on improvements to the Demised Premises and the common areas, the amount being dependent on the length of the lease and whether it is a new or renewal lease; and

(d)all abatements granted with respect to a building pursuant to Title 4 of the RPTL will be revoked if, during the benefit period, real estate taxes or water or sewer charges or other lienable charges are unpaid for more than one year, unless such delinquent amounts are paid as provided in Subdivision 4 of Section 499-f of the RPTL.

(C)Tenant agrees to pay (i) all costs and expenses to make an application for the Abatement or any Benefit Program (the "Application"), including but not limited to the filing fee, and (ii) all other fees regarding the Abatement or any Benefit

Program covering this lease. Tenant agrees that Tenant, and not Landlord, shall (a) pursue the Abatement or any Benefit Program in a reasonable manner and (b) be responsible to comply with all requirements ancillary to the Abatement or any Benefit Program, and in this regard Tenant, and not Landlord, is fully responsible to timely submit, and for the accuracy of, the Application, all documentation ancillary to the Application (e.g., lease abstract, statement of expenditures on improvements, statement of number of employees), and all documentation ancillary to the Abatement or any Benefit Program (e.g., statement that requirements have been met, annual Certificate of Continuing Use, notification of Tenant's vacating).

(A)Landlord shall reasonably cooperate with Tenant, at no cost or expense to Landlord in providing required information for and executing the Application and any required ancillary documentation, but Landlord shall not be required to join Tenant in executing the Application or any ancillary documentation if doing so would result in any cost, loss, damage or liability to Landlord, or if Landlord has knowledge that the Application or any ancillary documentation is not accurately completed (provided that in such case Landlord shall advise Tenant of such inaccuracies). Landlord shall credit against fixed rent and additional rent due under this lease, the amount of any Tax reduction actually received by Landlord under the Abatement or other Benefit Program as a result of Tenant's Application, unless same is otherwise received directly by Tenant. Landlord agrees to cause real estate taxes, and water and sewer charges for the Building, to be paid prior to the date which the Abatement may be revoked as a result of non- payment thereof.

(B)Tenant shall promptly pay to Landlord, upon demand therefor, as additional rent hereunder, (a) the amount of all or any portion of the benefits in connection with the Abatement or any Benefit Program that have been paid or credited against fixed rent and/or additional rent becoming due hereunder, and which are thereafter revoked, denied, reduced, terminated or suspended as a result of the acts or omissions of Tenant and/or any Tenant’s Parties or if such benefits are revoked due to the exercise by Tenant of its right to assign or sublease pursuant to Article 10 hereof, together with any interest and/or penalties imposed against Landlord in connection with such benefits; and (b) any reasonable costs incurred by Landlord in connection with the performance of Landlord's obligations pursuant to this Section.

(C)Tenant hereby acknowledges that Landlord has made no representations or warranties to Tenant with respect to Abatement or of any potential tax abatement or of any other benefits, credits or abatements arising therefrom to which Tenant may be entitled. Tenant's obligation to make Tenant's Tax Payment shall not in any way be affected, reduced or impaired by reason of Tenant's failure to qualify for, or obtain, any potential tax abatement.

ARTICLE 6

OPERATING EXPENSE ESCALATION

6.01Definitions.

For the purposes of this Article:

(A)"Escalation Year" shall mean each calendar year which shall include any part of the Term.

(B)"Tenant's OE Proportionate Share" shall be deemed to mean 2.72% which was calculated using the agreed rentable square foot area of the Demised Premises (51,220 rentable square feet) and the agreed existing rentable square foot area of the Building for the calculation of Operating Expenses (1,880,265 rentable square feet).

(C)"Base Year" shall mean the twelve month period ending December
31, 2023.

(D)"Operating Expenses" shall mean all costs and expenses (and taxes thereon, if any) paid or incurred by Landlord or on behalf of Landlord (without duplication and whether directly or through independent contractors and to the extent any of the same constitutes an Operating Expense, whether or not any of same shall be designated herein as being at Landlord’s cost or expense) with respect to the operation, cleaning, repair, safety, management, security (including security systems) and maintenance of the Real Property and the Building, Building equipment, sidewalks, curbs, plazas, parking areas and other areas adjacent to the Building, and with respect to the services provided tenants, including: (i) salaries, wages and bonuses paid to, and the cost of any hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plan and other benefit or similar expense (collectively "Wages") relating to employees of Landlord or employees whose wages are chargeable to Landlord engaged in the operation, cleaning, repair, safety, management, security or maintenance of the Building and the Building equipment or in providing Building maintenance services to tenants; (ii) social security, unemployment and other payroll taxes, the cost of providing disability and worker's compensation coverage imposed by any legal requirements, union contract or otherwise with respect to said employees; (iii) the cost of electricity, gas, steam, water, air conditioning and other fuel and utilities, including, without limitation, the cost of supplying chilled or condenser water (including cost of maintenance and depreciation of equipment); (iv) the cost of casualty, rent, liability, fidelity, plate glass and any other insurance; (v) Taxes; (vi) the cost of electricity furnished to Building fan room(s) and air handling equipment servicing the Building (including tenantable areas); (vii) the cost of repairs, maintenance and painting; (viii) the cost or rental of all Building and cleaning supplies, tools, materials and equipment; (ix) the cost of supplies, materials, equipment and devices used in the security of the Building, and any upgrades thereto; (x) the cost of uniforms, work clothes and dry cleaning; (xi) window cleaning, concierge, guard, watchman or other security personnel, service or system, if any; (xii) management fees or, if no managing agent is employed by Landlord, a sum in lieu thereof not in excess of then prevailing rates for management fees payable in the Borough of Manhattan, City of New York for first class office buildings; (xiii) charges of independent contractors performing work included within this definition of Operating Expenses including security personnel; (xiv) costs incurred in connection with the Amenity Space (as defined in Section 3.01); (xv) telephone and stationery; (xvi) legal, accounting and other professional fees and disbursements incurred in connection with the operation and management of the Building; (xvii) decorations; (xviii) depreciation of hand tools and other movable equipment used in the operation, cleaning, repair, safety, management, security or maintenance of the Building; (xix) association fees and dues; and (xx) exterior and interior landscaping.

6.02Operating Expenses.    "Operating Expenses" shall exclude or have deducted from them, as the case may be:

a.executives' salaries above the grade of building manager;

b.expenditures for capital improvements, other than those provided in Section 6.03(A) and other than expenditures (i) which under generally applied real estate practice are regarded as deferred expenses, (ii) made by reason of Legal Requirements,
(iii)made in lieu of a repair, (iv) made to enhance the security systems or improve the security measures at the Building, or (v) reasonably related to Sustainability Requirements (hereinafter defined) as Landlord determines, in its sole discretion are necessary, in any of which cases the cost thereof shall be included in Operating Expenses for the Escalation Year in which the costs are incurred and subsequent Escalation Years, on a straight line basis, to the extent that such items are amortized over an appropriate period, but not more than ten (10) years, with an annual interest factor equal to two (2) percentage points above the Base Rate, at the time of Landlord's having made said expenditure;

c.amounts received by Landlord through proceeds of insurance to the extent they are compensation for sums previously included in Operating Expenses hereunder;

d.costs of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent Landlord is compensated therefor or which would have been covered by an “all risk” insurance policy;

e.advertising and promotional expenditures;

f.costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord's expense;

g.depreciation or amortization, except as provided above;

h.ground lease payments, principal, interest, points and other charges and fees on debt or amortization payments on any Superior Mortgage on the Real Property or Building;

i.Taxes;

j.refinancing costs and mortgage interest and amortization payments;

k.all general corporate overhead of Landlord or any of their respective agents including legal and accounting expenses in connection therewith;

l.costs and removal of any Hazardous Materials (as defined in
Section 40.01);

m.costs and expenses arising out of any latent defects in the Building, or the correction thereof;

n.the costs of all sculptures, paintings, and other works of fine art, and any costs and expenses related to the display, insuring or maintenance thereof;

o.all bad debt loss, rent loss or reserves for bad debts or rent loss, if any;

p.costs and expenses of leasing space in the Building including brokerage commissions, legal fees, tenant improvements, allowances, and all costs and expenses of any demolition in, painting, carpeting, or refurbishing of, or alterations or improvements to, any rentable areas made for any tenant or occupant or to enhance the marketability thereof or prepare the same for leasing, including the cost of installing and/or replacing separate utility meters;

q.the cost of acquiring or replacing (including, without limitation, the cost of installing) any separate electrical meter or water meter that Landlord may provide to any of the tenants in the Building;

r.the rental value (per square foot) attributed to the Building management office to the extent the same exceeds the fair market rental value (per square foot) of office space in the Building;

s.costs incurred with the sale of all or any portion of the Building or any interest therein or in any Person or entity of whatever tie owning an interest therein and the cost of maintaining, organizing or reorganizing the entity that is the landlord under the lease;

t.costs incurred in connection with the acquisition or sale of air rights, transferable development rights, easements or other real property interests;

u.to the extent any costs includable in Operating Expenses are incurred with respect to both (1) the Building and (2) other properties that are not part of the Building, there shall be excluded from Operating Expenses a fair and reasonable percentage thereof which is properly allocable to such other portions or properties;

v.charitable or political contributions

w.any costs resulting from the negligence or willful misconduct of Landlords, its agents, employees or contractors;

x.any cost representing an amount paid to an affiliate of Landlord or an entity in which any officer, director, parent, subsidiary or affiliate of Landlord has a substantial economic interest to the extent the same is in excess of the amount which would reasonably have been paid in the absence of such relationship;

y.penalties or costs, including legal fees, arising from Landlord’s breach of any contract with third parties;

z.costs, fines or penalties incurred due to Landlord’s violation of any Legal Requirements;

aa. interest or other late penalties paid by Landlord as a result of Landlord’s failure to timely make payments when due; and

bb. costs of any electricity consumed in the Demised Premises or in any other space in the Building demised or available for demise to tenants (except for fan units and other heating and ventilation equipment as are expressly included in Operating Expenses hereunder), or any other utilities which are metered separately and charged directly to a tenant other than as an Operating Expense.

6.03Certain Capital Expenditures; Gross-Up of Operating Expenses.

(A)If Landlord shall purchase any item of capital equipment or make any capital expenditure which has the effect of reducing the expenses (including, without limitation, consumption of electricity, oil, natural gas, steam water or other utilities) which would otherwise be included in Operating Expenses or which would otherwise be incurred directly by Tenant, then the costs of such capital equipment or capital expenditure are to be included in Operating Expenses for each Escalation Year occurring following the Base Year from and after the Escalation Year in which the costs are incurred, on a straight line basis, to the extent that such items are amortized over such period of time as Landlord reasonably estimates such savings or reductions are expected to equal Landlord's costs for such capital equipment or capital expenditure, with an annual interest factor equal to two (2) percentage points above the Base Rate at the time of Landlord's having made said expenditure. If Landlord shall lease any items of capital equipment designed to result in savings or reductions in expenses which would otherwise be included in Operating Expenses or which would otherwise be incurred directly by Tenant, then the rentals and other costs paid pursuant to such leasing shall be included in Operating Expenses for the Escalation Year in which they were incurred.

(B)If during all or part of any Escalation Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense hereunder) to portions of the Building due to the fact that (i) such portions are not occupied or leased, (ii) such item of work or service is not required or desired by the tenant of such portion, (iii) such tenant is itself obtaining and providing such item of work or service or (iv) for other reasons, then, for the purposes of computing Operating Expenses, the amount for such item and for such period shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the Building or to such tenant and the Building were ninety-five percent (95%) occupied. Landlord will use a consistent methodology from year to year when making such adjustments.

6.04Estimates and Payments.    (A) For each Escalation Year commencing during the Term, Tenant shall pay ("Tenant's Operating Payment") to Landlord, as additional rent, a sum equal to Tenant's OE Proportionate Share of the amount by which Operating Expenses for such Escalation Year exceeds the Operating Expenses for the Base Year.

(B)Landlord shall furnish to Tenant, prior to the commencement of each Escalation Year, a written statement setting forth Landlord's reasonable estimate of Tenant's Operating Payment for such Escalation Year, and the method of calculation of Tenant's Operating Payment for such Escalation Year. Tenant shall pay to Landlord on the first day of each month during such Escalation Year an amount equal to one twelfth (1/12th) of Landlord's estimate of Tenant's Operating Payment for such Escalation Year. If, however, Landlord shall furnish any such estimate for an Escalation Year subsequent to the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 6.04 in respect of the last month of the preceding Escalation Year; (b) promptly after such estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant's Operating Payment previously made for such Escalation Year were greater or less than the installments of the Tenant's Operating Payment to be made for such Escalation Year in accordance with such estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within ten (10) days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall either refund to Tenant the amount thereof or permit Tenant to credit the amount thereof against subsequent payments under this Section; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Escalation Year, Tenant shall pay to Landlord an amount equal to one twelfth (1/12th) of Tenant's Operating Payment shown on such estimate. Landlord may at any time or from time to time (but not more than twice during any Escalation Year) furnish to Tenant a revised statement of Landlord's estimate of Tenant's Operating Payment for such Escalation Year, and in such case, Tenant's Operating Payment for such Escalation Year shall be adjusted and paid or refunded, as the case may be, substantially in the same manner as provided in the preceding sentence.

(C)After the end of each Escalation Year Landlord shall furnish to Tenant a statement of the amount of Tenant's Operating Payment for such Escalation Year ("Landlord's Operating Statement"). Landlord shall use commercially reasonable efforts to send Tenant a Landlord’s Statement within one hundred and eighty (180) days after the end of each Escalation Year. Each such year end Landlord's Operating Statement shall be accompanied by a computation of Operating Expenses for the Building prepared by a certified public accountant or managing agent designated by Landlord from which Landlord shall make the computation of Operating Expenses hereunder. If the Landlord's Operating Statement shall show that the sums paid by Tenant under this Section exceeded Tenant's Operating Payment payable by Tenant for such Escalation Year, Landlord shall either refund to Tenant the amount of such excess or permit Tenant to credit the amount of such excess against subsequent payments under this Section provided that if the Term has expired, any such amounts shall be refunded to Tenant no later than thirty (30) days following the completion of Landlord’s Operating Statement; and if the Landlord's Operating Statement for such Escalation Year shall show that the sums so paid by Tenant were less than Tenant's Operating Payment payable by Tenant for such Escalation Year, Tenant shall pay the amount of such deficiency within thirty (30) days after demand therefor.

(D)The computation under this Article is intended to constitute a formula for an agreed rental escalation and may or may not constitute an actual reimbursement to Landlord for its costs and expenses paid by Landlord with respect to the Real Property and Building.

(E)If the Commencement Date or the Expiration Date shall occur on a date other than January 1 or December 31, respectively, any additional rent under this Article for the Escalation Year in which such Commencement Date or Expiration Date shall occur shall be apportioned in that percentage which the number of days in the period from the Commencement Date to December 31 or from January 1 to the Expiration Date, as the case may be, both inclusive, shall bear to the total number of days in such Escalation Year. In the event of a termination of this lease, any additional rent under this Article shall be paid or adjusted within thirty (30) days after submission of a Landlord's Operating Statement. In no event shall fixed rent ever be reduced by operation of this Article and the rights and obligations of Landlord and Tenant under the provisions of this Article with respect to any additional rent shall survive the termination of this lease.

6.05Landlord's Statements. (A) Landlord's failure to render Landlord's Operating Statement with respect to any Escalation Year shall not prejudice Landlord's right to thereafter render a Landlord's Operating Statement with respect thereto or with respect to any subsequent Escalation Year unless such failure to render Landlord’s Operating Statement continues for more than two (2) years beyond the end of the applicable Escalation Year. Nothing herein contained shall restrict Landlord from issuing Landlord's Operating Statements at any time there is an increase in Operating Expenses during any Escalation Year or any time thereafter, provided, however, Tenant shall use reasonable efforts not to issue a Landlord’s Operating Statement more than two (2) times per calendar year.

(B) Each Landlord's Operating Statement shall be conclusive and binding upon Tenant unless within one hundred eighty (180) days after receipt of such Landlord's Operating Statement Tenant shall notify Landlord that it disputes the correctness of Landlord's Operating Statement. Tenant recognizes and agrees that Landlord's books and records, and those of Landlord's agents with respect to the operation of the Real Property and Building are confidential and that Tenant shall have no right to inspect the same, except as expressly provided herein. Upon delivery of such notice by Tenant and execution by Tenant of a reasonable non-disclosure agreement prepared by Landlord and reasonably acceptable to Tenant, Landlord shall make available to Tenant and Tenant's certified public accountants or third party auditors (provided such accountants or auditors are not compensated directly or indirectly on a contingency basis) for inspection of Landlord's books and records for the particular Escalation Year being disputed, for a period of ninety (90) days after delivery of the relevant dispute notice by Tenant. Such books and records shall be made available for inspection by Tenant and such accountants, upon at least thirty (30) days' prior notice, during business hours at a location in the Borough of Manhattan reasonably designated by Landlord. Landlord shall reasonably cooperate with Tenant in its inspection of such books and records. If Tenant shall dispute the correctness of Landlord's Operating Statement as aforesaid, and the parties shall not be able to resolve such dispute within ninety (90) days after the delivery of the relevant dispute notice, then the matter or matters in dispute shall be resolved by an independent certified public accountant selected by Landlord and reasonably approved by Tenant. The fees and expenses of said accountants in determining such matter or matters shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountant shall apportion the fees and disbursements between the parties based upon the degree of success of each party). Notwithstanding the giving of such notice by Tenant and pending the resolution of any such dispute, Tenant shall pay to Landlord when due the amount shown on any such Landlord's Operating Statement as provided in this Article, but such payment shall be without prejudice to Tenant's rights hereunder. Notwithstanding the foregoing, if such dispute is resolved in Tenant’s favor and it is finally determined that Landlord overcharged Tenant by more than five percent (5%) for any particular Escalation Year, then Landlord shall pay Tenant’s reasonable out-of-pocket costs in connection with such dispute.

ARTICLE 7 RENEWAL TERM
7.01Exercise of Renewal Option. Subject to the provisions hereinafter set forth, BarkBox, Inc. (“Tenant Named Herein”) or any Permitted Transferee (as hereinafter defined) shall have the one (1) time option (the "Renewal Option") to extend the Term of this lease for one (1) additional period of five (5) years (the "Renewal Term"), which Renewal Term shall commence on October 1, 2038 and end on September 30, 2043, provided that (a) this lease shall not have been previously terminated, (b) Tenant Named Herein or any Permitted Transferee shall occupy at least seventy-five percent (75%) of the Demised Premises for the conduct of its business, (c) Tenant shall not be in default under this lease, beyond the expiration of applicable notice and cure periods herein provided (x) on the date Tenant gives Landlord written notice (the "Renewal Notice") of Tenant's election to exercise the Renewal Option, or, at the option of Landlord, (y) on the Expiration Date, and (d) at least thirty (30) days prior to the commencement of the Renewal Term, Tenant shall deliver to Landlord a new Letter (hereinafter defined) or an amendment to the existing Letter extending the final expiry date thereof to sixty (60) days following the final day of the Renewal Term. The Renewal Option may be exercised with respect to the entire Demised Premises only (provided, however, if at the time of the exercise of the Renewal Option the Demised Premises consists of more than one (1) full floor, then Tenant may exercise the Renewal Option for only the one (1) full floor) and shall be exercisable by Tenant delivering the Renewal Notice to Landlord at least fifteen (15) months, but no more than twenty-four (24) months prior to the Expiration Date. Time is of the essence with respect to the giving of the Renewal Notice. Upon the giving of the Renewal Notice, Tenant shall have no further right or option to extend or renew the Term of this lease.

7.02Terms of Renewal. If Tenant exercises the Renewal Option, the Renewal Term shall be upon the same terms, covenants and conditions as those contained in this lease, except that the fixed rent payable during the Renewal Term shall be deemed to equal one hundred (100%) percent of the annual Fair Market Rent of the Demised Premises on the first (1st) day of the Renewal Term determined in accordance with Exhibit H annexed hereto and made a part hereof (the “Fair Market Rent Determination Procedure"), (b) Tenant shall not be entitled to any free rent period or Base Building Work or Landlord’s Contribution, unless Landlord at its sole discretion shall elect to provide same, and (c) during the Renewal Term Tenant shall have no further right to renew this lease..

ARTICLE 8 SUBORDINATION
8.01Subordination. (A) Subject to the express provisions of Section 8.04 hereof, this lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all ground leases, overriding leases and underlying leases of the Real Property and/or the Building now or hereafter existing and to all mortgages which may now or hereafter affect the Real Property and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. Subject to the express provisions of Section 8.04 hereof, this Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may request to evidence subordination. The leases to which this lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes referred to as "Superior Leases" and a lessor thereunder is sometimes referred to as a "Superior Lessor". The mortgages to which this lease is, at the time referred to, subject and subordinate are hereinafter sometimes referred to as "Superior Mortgages" and a mortgagee thereunder sometimes referred to as a "Superior Mortgagee". If, in connection with the obtaining, continuing or renewing of financing, an existing or prospective Superior Lessor or Superior Mortgagee shall request reasonable modifications of this lease as a condition of such financing, Tenant will not unreasonably withhold its consent thereto, provided that such modifications do not materially and adversely either increase the obligations of Tenant hereunder or affect the rights of Tenant under this lease. It is expressly agreed by Tenant that if the provisions of any

Superior Leases or Superior Mortgages require, with respect to casualty damage to, or condemnation of, any property at the Demised Premises (other than damage to Tenant's Property), that any insurance proceeds payable with respect thereto, and any funds required to be paid by Tenant with respect to the restoration of such casualty damage or condemnation which is not covered by insurance proceeds or any condemnation award, shall be paid into an escrow or depository account by Tenant, and released pursuant to the conditions of such Superior Lease or Superior Mortgage, then Tenant shall fully comply with all such provisions.

(B)Without limiting the generality of the provisions of the foregoing Subsection 8.01(A), Tenant acknowledges receipt of advice from Landlord to the effect that this lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to the lease dated as of July 15, 1955, between Webb & Knapp, Inc., as landlord, and 13039 Corporation, as tenant, as such lease has been amended, and as assigned by mesne assignments to Landlord with respect to the interest of the tenant thereunder, and to 120 Broadway, LLC with respect to the interest of the landlord thereunder. (together with any successors-in-interest thereto, “Ground Lessor”; such lease, together with any amendments, restatements, replacements, supplements, or other modifications thereof, the “Ground Lease”). Landlord will notify Tenant if Landlord receives any notice of default under the Ground Lease and represents that, as of the date hereof, no such notice has been received by Landlord.

(C)Landlord hereby represents and warrants to Tenant that (i) Landlord is the lessee under the Ground Lease and has the right to enter into this lease without the consent of the Superior Lessor under the Ground Lease (or has otherwise obtained any such consent), (ii) the Superior Lessor under the Ground Lease has no notice, approval, or consent rights of this lease under the Ground Lease that are in addition to or inconsistent with the notice, approval, and consent rights in favor of Landlord under this lease (or Landlord has otherwise obtained any such approval or consent, and in the future will obtain any such approval, if the same is required), (iii) Tenant shall not be required to comply with any covenants or other obligations under the Ground Lease that are in addition to or inconsistent with the covenants or other obligations applicable to Tenant under this lease, (iv) nothing in the Ground Lease shall impair, burden, delay, or adversely affect any right of Landlord or Tenant hereunder or cause Tenant to incur any additional obligation or expense not otherwise expressly set forth herein, nor shall this lease be deemed a violation, breach, or default of the Ground Lease in any respect, (v) the existing term of the Ground Lease expires on July 31, 2039 and Landlord has forty-three (43) options to renew the Ground Lease for twenty-one (21) years each plus one (1) option to renew the Ground Lease for twelve (12) years, and if the term of the Ground Lease shall expire during the Term hereof, Landlord shall exercise its option to renew the Ground Lease. Landlord shall not cause or permit the Ground Lease to be amended, restated, supplemented, or otherwise modified to the extent the same would increase Tenant’s obligations or Landlord’s rights under this lease, or decrease Tenant’s rights or Landlord’s obligations under this lease.

8.02Notice and Cure.    In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this lease, or to claim a partial or total eviction, then subject to the terms of any existing SNDA, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to each Superior Mortgagee and Superior Lessor whose name and address shall previously have been furnished to Tenant in writing, and (ii) unless such act or omission shall be one which is not capable of being remedied by Landlord or such Superior Mortgagee or Superior Lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under its Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this lease or otherwise, after similar notice, to effect such remedy), provided such holder or lessor shall with due diligence give Tenant written notice of intention to, and commence and continue to remedy such act or omission.

8.03Attornment. If a Superior Mortgagee or Superior Lessor shall succeed to the rights of Landlord under this lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the option and upon request of such party so succeeding to Landlord's rights (herein sometimes referred to as "Successor Landlord") but subject to the terms of any existing SNDA and upon Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize Successor Landlord as Tenant's landlord under this lease, and shall promptly execute and deliver any instrument that Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this lease shall continue in full force and effect as, or as if it were, a direct lease between Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this lease and shall be applicable after such attornment except that Successor Landlord shall not:

(a)be liable for any previous act or omission of Landlord
under this lease;

(b)be    subject    to    any    credits,    offsets,    claims,
counterclaims, demands or defenses, which shall have theretofore accrued to Tenant against Landlord;

(c)be bound by any previous amendment or modification of this lease, not expressly provided for in this lease, or by any previous prepayment of more than one month's fixed rent or additional rent, unless such amendment or modification or prepayment shall have been expressly approved in writing by the Superior Lessor or the Superior Mortgagee through or by reason of which Successor Landlord shall have succeeded to the rights of Landlord under this lease;

(d)bound by any prepayment of more than one (1) month's fixed or additional rent;

(e)bound by any covenant to undertake or complete any construction of the Demised Premises or any portion thereof or pay for or reimburse Tenant for any costs incurred in connection with such construction;

(f)required to account for any security deposit other than any security deposit actually delivered to the successor landlord; or

(g)bound by any obligation to make any payment to Tenant or grant or be subject to any credits, except for services, repairs, maintenance and restoration provided for under this lease to be performed after the date of attornment, it being expressly understood, however, that the successor landlord shall not be bound by any obligation to make payment to Tenant with respect to construction performed by or on behalf of Tenant at the Demised Premises.

8.04Non-Disturbance Agreements. Landlord agrees that it shall (a) at Landlord’s sole cost and expense, obtain and deliver to Tenant, concurrently with the execution and delivery of this lease by the parties, as to the existing Superior Mortgage covering the Real Property, and (b) at Landlord’s sole cost and expense, use commercially reasonable efforts to obtain and deliver to Tenant as to any future Superior Mortgage covering the Real Property, a subordination, non-disturbance and attornment agreement in form and substance customarily adopted by the holder of said Superior Mortgage with reasonable modifications requested by Tenant and reasonably acceptable to the holder of the Superior Mortgage (an "SNDA"). The foregoing obligation of Landlord is subject to the condition that Tenant execute and deliver an SNDA to such Superior Mortgage holder. Provided Landlord exercises commercially reasonable efforts to obtain and deliver to Tenant an SNDA from a future Superior Mortgagee, the inability of Landlord to obtain said SNDA as to any future Superior Mortgage shall not be deemed a default on Landlord’s part of its obligations under this lease, or impose any claim in favor of Tenant against Landlord by reason thereof, or affect the validity of this lease provided, however, in the event that Landlord shall not obtain and deliver such SNDA as to any future Superior Mortgage, then this lease shall not be subordinate to such future Superior Mortgage unless the failure to obtain such SNDA is due to Tenant’s failure or delay in executing or delivering the same. Tenant agrees that the form of SNDA annexed hereto as Exhibit I is acceptable to Tenant.
ARTICLE 9 QUIET ENJOYMENT
9.01 Quiet Enjoyment. So long as Tenant is not in default of this lease beyond the expiration of applicable notice and cure periods, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises subject, nevertheless, to the obligations of this lease and, as provided in Article 8, to Superior Leases and Superior Mortgages.

ARTICLE 10 ASSIGNMENT AND SUBLETTING
10.01No Assignment or Subletting. Subject to the further provisions of this
Article 10, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this lease, nor sublet, nor suffer, nor permit the Demised Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance. If this lease is assigned, or if the Demised Premises or any part thereof are sublet or occupied by any person other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment, subletting, occupancy or use shall not be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting, occupancy or use. In no event shall any permitted subtenant assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance. The listing of any name other than that of Tenant, if agreed to by Landlord, whether on the doors of the Demised Premises or on any elevator or the Building directory, if any, or otherwise, shall not operate to vest any right or interest in this lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this lease or to any sublease of the Demised Premises or to the use or occupancy thereof by others.

10.02Tenant's Notice and Landlord’s Options.

If Tenant shall at any time or times during the Term desire to assign this lease or sublet all or part of the Demised Premises (a "Proposed Transfer"), Tenant shall give notice thereof to Landlord (“Tenant’s A/S Notice”), which notice shall be accompanied by (a) if the Proposed Transfer is an assignment, a duplicate original or photocopy of the executed assignment agreement or a letter of intent or term sheet (“Term Sheet”) setting forth all of the material terms of such proposed assignment (including, without limitation, the proposed effective date), (b) if the Proposed Transfer is a subletting, a duplicate original or photocopy of the executed sublease agreement or a Term Sheet setting forth the material business terms (including, without limitation, the proposed commencement date and expiration date) along with a description of the space to be sublet which, if less than the entire Demised Premises, must constitute a commercially viable and legally permissible separate rental unit from the remainder of the Demised Premises, (c) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant (in either event, the "Proposed Transferee"), the nature of its business and its proposed use of the Demised Premises, and (d) current financial information with respect to the Proposed Transferee, including its most recent financial report. In any event, the effective date of a proposed assignment or commencement date of a proposed subletting (in either event, the "Effective Date") shall be not less than thirty
(30) days after the giving of such notice. Tenant shall send a fully executed sublease or assignment to Landlord, as the case may be, within two hundred seventy (270) days following Landlord’s receipt of Tenant’s A/S Notice, provided, however, that, if Tenant does not so send such fully executed sublease or assignment to Landlord, as the case may be, within such aforementioned two hundred seventy (270) day period, then Landlord’s consent to such Proposed Transfer in connection therewith shall be deemed null and void and of no further force or effect. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option, (i) terminate this lease if the proposed transaction is an assignment, (ii) terminate this lease if the proposed transaction is a sublease of all or substantially all of the Demised Premises and such sublease shall be for a term ending not earlier than one (1) year prior to the Expiration Date, or (iii) terminate this lease with respect to the proposed sublet space (the "Elimination Space") if the Proposed Transaction is a sublease of part of the Demised Premises for a term ending not earlier than one (1) year prior to the Expiration Date. Said options may be exercised by Landlord by notice to Tenant at any time within thirty (30) days after such notice has been given by Tenant to Landlord (the “Landlord Review Period”). If Tenant shall give any notice to Landlord of Tenant’s desire to assign this lease or sublet all or part of the Demised Premises, then Tenant shall reimburse Landlord either concurrent with the execution of any such consent or if consent is not given to them within thirty (30) days after written demand, for any reasonable out-of-pocket costs that may be incurred by Landlord in connection with said assignment or sublease, including the reasonable costs of making investigations as to the acceptability of the Proposed Transferee, and reasonable out-of-pocket legal costs incurred in connection with the granting of any requested consent, and such reimbursement shall be required whether or not (i) the Proposed Transfer is consummated, (ii) whether or not Landlord’s consent is required or granted, and (iii) whether or not Landlord shall exercise any option under this Section 10.02.
10.03Full Termination. If Landlord terminates this lease with respect to a Proposed Transfer as provided in Section 10.02, then, this lease shall expire on the Effective Date of the Proposed Transfer, and the fixed rent and additional rent shall be paid and apportioned to such date.

10.04Partial Termination. If Landlord exercises its option to terminate this lease with respect to a portion of the Demised Premises where Tenant desires to sublet part of the Demised Premises, then this lease shall expire with respect to the Elimination Space on the Effective Date of the proposed sublease and from and after such date (i) the fixed rent payable hereunder shall be reduced by an amount equal to the product of
(a) the square footage of the Elimination Space and (b) a fraction, the numerator of which shall be the fixed rent payable hereunder immediately prior to such termination and the denominator of which shall be the square footage of the entire Demised Premises immediately prior to such termination, such square footages to be determined by Landlord in a consistent manner, (ii) Tenant's Proportionate Share shall be reduced to reflect the removal of the Elimination Space from the Demised Premises, and (iii) Tenant shall pay to Landlord, upon demand, the reasonable out-of-pocket costs incurred by Landlord in separating and demising the Elimination Space from the balance of the Demised

Premises and in complying with any Legal Requirements relating to such separating and demising, including, without limitation, construction of any common corridors and/or common rest rooms required as a result thereof.

10.05Subletting to Landlord. If Landlord exercises its option to sublet the Elimination Space, such sublease to Landlord or its designee as subtenant (each, an “Elimination Sublease”) shall (a) be upon the same terms and conditions as set forth in the relevant request for Proposed Transfer and as otherwise contained in this lease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section; (b) give the subtenant the unqualified and unrestricted right, without Tenant’s permission, to assign such sublease and to further sublet the Elimination Space or any part thereof and to make any and all changes, alterations, and improvements in the Elimination Space; and (c) provide that (i) the parties to such Elimination Sublease expressly negate any intention that any estate created under such Elimination Sublease be merged with any other estate held by either of said parties, (ii) prior to the commencement of the term of the Elimination Sublease, the party responsible for the following as set forth in the request for Proposed Transfer or if no party is indicated as responsible for the following, Tenant, at its expense, shall make such alterations as may be required or reasonably deemed necessary by the subtenant to physically separate the Elimination Space from the balance of the Demised Premises and to provide appropriate means of ingress thereto and egress therefrom and to the public portions of the balance of the floor such as toilets, janitor’s closets, telephone and electrical closets, fire stairs, elevator lobbies, etc., and (iii) at the expiration of the term of such Elimination Sublease, Tenant will accept the Elimination Space in its then existing condition, broom clean.

10.06Landlord’s Consent. (A) If Tenant shall have complied with Section 10.02 and Landlord does not exercise any of its options thereunder, and provided that Tenant is not in default of any of Tenant's obligations under this lease after notice and the expiration of any applicable grace period, Landlord's consent (which must be in writing and in form reasonably satisfactory to Landlord and executed by Landlord, Tenant and the proposed subtenant or assignee) to a proposed assignment or sublease of the entire Demised Premises shall not be unreasonably withheld or delayed, provided and upon condition that:

(a)In Landlord's reasonable judgment the Proposed Transferee is engaged in a business and the Demised Premises, or the relevant part thereof, will be used in a manner which (i) is in keeping with the then standards of the Building, (ii) is limited to the use expressly permitted under this lease, (iii) will not violate any covenant as to use or exclusivity of use contained in any other lease of space in the Building, and (iv) is not prohibited under any provision of this lease including Article 3;

(b)The Proposed Transferee has a sufficient income and cash flow and a net worth considering the responsibility and obligations involved, and Landlord has been furnished with reasonable evidence thereof;

(c)Neither (i) the Proposed Transferee nor (ii) any Person which, directly or indirectly, controls, is controlled by, or is under common control with, the Proposed Transferee, is then an occupant of any part of the Building for a term comparable to the term of the proposed assignment or sublease, unless Landlord shall have no other comparable space available for leasing or scheduled to become available for leasing in the immediately succeeding three (3) month period in the Building;

(d)The Proposed Transferee is not a Person with whom Landlord or any affiliate of Landlord is then negotiating (or has negotiated in the immediately preceding three (3) month period) to lease space at the Building unless Landlord shall have no other comparable space available for leasing or scheduled to become available for leasing in the immediately succeeding three (3) month period in the Building;

(e)The form of the proposed sublease or assignment and assumption agreement, as the case may be, shall be in form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article and a fully executed counterpart or reproduced copy thereof shall have been delivered to Landlord;

(f)The terms and conditions of the sublease are the same as those contained in the proposed sublease furnished to Landlord pursuant to Section 10.02;

(g)Tenant shall not have (a) advertised or publicized in any way the availability of the Demised Premises without prior notice to and approval by Landlord, nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental, or (b) listed the Demised Premises for subletting or assignment, with a broker, agent or representative, or otherwise at a rental rate less than the fixed rent and additional rent at which Landlord is then offering to lease other space in the Building other than on a preferred listing service such as Co-Star, through a licensed real estate broker but the foregoing restriction shall not prohibit Tenant from entering into a sublease at a lower rental value than what Tenant is paying under this lease;

(h)Tenant shall have reimbursed Landlord for the reasonable out- of-pocket costs specified in Section 10.02; and

(i)The proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of, New York State, or shall agree to consent thereto.

(B)    If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under Section

10.02, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

10.07Sublease Terms and Provisions. Each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms and conditions contained in this lease, and all subleases shall be subject to Landlord's reasonable consent as to form and substance. Notwithstanding any such subletting and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall remain fully liable for the payment of the fixed rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms and conditions contained in this lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this lease, and any such violation shall be deemed to be a violation by Tenant. Tenant agrees that notwithstanding any such subletting, no further subletting of all or any part of the Demised Premises by Tenant or any Person claiming through or under Tenant shall be made except upon compliance with and subject to the provisions of this Article, it being expressly agreed that notwithstanding anything to the contrary contained herein, no subtenant shall be entitled to further sublet all or any part of its sublet premises without Landlord's consent, which may be granted or withheld by Landlord in its sole discretion. With respect to every subletting, it is further agreed:

(a)no subletting shall be for a term ending later than one day prior to the Expiration Date of this lease;

(b)no sublease shall be valid, and no subtenant shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord; and

(c)each sublease shall provide that it is subject and subordinate to this lease and to the matters to which this lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent.

10.08Transfer Rent. If Tenant shall enter into any assignment or sublease permitted hereunder or consented to by Landlord, Tenant shall, within sixty (60) days of

Landlord's consent to such assignment or sublease, deliver to Landlord a complete list of Tenant's reasonable and customary third party (i) brokerage fees, (ii) legal fees; and (iii) costs of tenant installations incurred by Tenant in connection with preparing the Demised Premises for such assignment or subletting; and/or a reasonable Tenant contribution allowance for the same (collectively, "Transaction Costs"), together with a list of all of Tenant's Property and other personal property of Tenant to be sold or leased to such assignee or subtenant (collectively, the "Transferred Personalty"). The Transaction Costs shall be amortized on a straight-line basis, over the term of the sublease. Tenant shall deliver to Landlord evidence of the payment of the Transaction Costs promptly after payment of the same. If Landlord shall give its consent to any assignment of this lease or to any sublease, in consideration therefor, Tenant shall pay to Landlord, as additional rent ("Transfer Rent"):

(a)in the case of an assignment, an amount equal to fifty percent (50%) of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including sums paid, or to be paid, for the sale or rental of the Transferred Personalty, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns) after first deducting the Transaction Costs; and

(b)in the case of a sublease, fifty percent (50%) of any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the fixed rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including sums paid for the sale or rental of the Transferred Personalty, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns) after first deducting the monthly amortized amount of Transaction Costs. The sums payable under this clause (b) shall be paid to Landlord as and when payable by the subtenant to Tenant.

10.09Stock Transfers; Permitted Transfers.

(A)The transfer of a majority of the issued and outstanding stock (whether by issuance of additional stock or otherwise) of any corporate Tenant or subtenant (at any level),or the transfer of a majority of the total interest in any partnership or any other legal entity which is a Tenant or subtenant (at any level) hereunder, or the transfer of a controlling interest in Tenant or any entity which directly or indirectly controls Tenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this lease by Tenant; provided, however that for the purposes of this sentence the transfer of the outstanding capital stock shall not include the sale of such stock by persons or parties through the "over the counter" market or through any recognized stock exchange, other than those deemed

"insiders" within the meaning of the Securities Exchange Act of 1934, as from time to time amended.

(B)If Tenant is a corporation or other legal business entity, the consent of Landlord shall not be required, nor shall Landlord be entitled to exercise its options under Section 10.02 or to receive Transfer Rent with regard to (a) the merger or consolidation of Tenant with any other legal business entity, (b) the acquisition of all or substantially all of Tenant's assets by any legal business entity, or (c) any subletting to a legal business entity which controls or is controlled by Tenant or is under common control with Tenant (evidence of which shall be provided to Landlord prior to such transaction, and such relationship shall continue, and Tenant shall provide Landlord with evidence thereof upon Landlord's request, throughout the term of any such transaction), provided that in all of the foregoing events (i) notice thereof is provided to Landlord no later than fifteen (15) days prior thereto (except in the case of a transaction referred to in subclause (a) or (b) above that is confidential, in which event such proof shall be given within ten (10) business days after the consummation of such transaction), (ii) following such transaction, the successor to Tenant or party with whom such transaction is consummated has a tangible net worth computed in accordance with generally accepted accounting principles at least equal to fifteen (15) times the then annual fixed rent and additional rent due under this lease (iii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction (except in the case of a transaction referred to in subclause (a) or (b) above that is confidential, in which event such proof shall be given within ten (10) business days after the consummation of such transaction), (iv) the proposed assignment or sublease is for a valid business purpose and not merely for purposes of circumventing the restrictions on assignment of this lease or subletting of the Demised Premises under this Article; (v) the party with whom such transaction is made shall not have sovereign or diplomatic immunity; and (vi) Tenant shall not be in default under the terms of this lease following notice and the expiration of any applicable cure periods (the transfers allowed under Subsection 10.09(B)(a)-(c) shall be defined as “Permitted Transfers” and the transferee of such Permitted Transfer as the “Permitted Transferee”). All other provisions of this Article shall apply with respect to the transactions referred to in clauses (a), (b), and (c) of this Section. For the purposes hereof, "control" shall be deemed to mean ownership of not less than fifty (50%) percent of all of the voting stock of such corporation or not less than fifty (50%) percent of all of the legal and equitable interest in any other business entities.

10.10Assignments. Any assignment or deemed assignment, by operation of law or otherwise, and whether or not requiring Landlord's consent, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume the obligations of this lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in Section 10.01 shall, notwithstanding such assignment, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of fixed rent and/or additional rent by

Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the fixed rent and additional rent and for the other obligations of this lease on the part of Tenant to be performed or observed.

10.11Tenant's Continuing Liability. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this lease, or by any waiver or failure of Landlord to enforce any of the obligations of this lease.

ARTICLE 11 COMPLIANCE WITH LAWS
11.01Obligations of Each Party. Tenant shall give prompt notice to
Landlord of any notice Tenant receives of the violation of any Legal Requirements (as defined in Subsection 38.01(D)), and at its own expense comply with all Legal Requirements which shall, with respect to the Demised Premises or the Building or the use and occupation thereof, or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant's use of the Demised Premises, (ii) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein, (iii) any cause or condition created by or at the instance of Tenant, or (iv) breach of any of Tenant's obligations hereunder. However, Tenant shall not be so required to make any structural change in the Demised Premises unless the requirement arises from a cause or condition referred to in clauses (ii), (iii) or
(iv)of this Section. In the event that any Sustainability Requirement permits compliance by either the performance of obligations by Landlord to the Building or by the performance of non-structural obligations by individual tenants to their premises, then compliance with such Sustainability Requirement with respect to the Demised Premises shall be the obligation of Tenant.

11.02Local Law 97 Costs, Supplementing the provisions of Section 11.01 and in addition to any amounts that are payable by Tenant pursuant to Articles 5 and 6, Tenant shall be responsible for the payment of any cost incurred by Landlord pursuant to the application of New York Local Law #97 of 2019 (and any successor law thereof and/or regulation promulgated in connection therewith) (“Local Law 97”) including, without limitation, fines, assessments or penalties and the cost of the purchase of renewable energy credits or greenhouse gas offsets (“Local Law 97 Costs”), that either Landlord reasonably demonstrates are attributable to Tenant in connection with Tenant’s use or occupancy of the Demised Premises or any portion thereof or represent Tenant’s allocable share of the cost to operate Building systems and components that are not particular to another tenant’s or occupant’s use (collectively, “Tenant’s Local Law 97 Costs”). Tenant’s Local Law 97 Costs shall be calculated based on (i) Tenant’s direct metered or sub-metered consumption of utilities serving the Demised Premises (e.g., electricity), (ii) a survey or other equitable method of evaluation of any other activity, system or service that may contribute to Local Law 97 Costs, and (iii) Tenant’s equitable share of the entire Building’s carbon emissions or other costs that are the subject of any Local Law 97 Costs. Upon Tenant’s request, Landlord shall offer Tenant the right to participate at Tenant’s sole cost and expense in any measure which Landlord pursues to mitigate Local Law 97 Costs incurred by Landlord, but Tenant shall not be entitled to the benefit of any such mitigation, except to the extent actually obtained by Landlord and only to the extent of Tenant’s participation therein. Tenant’s Local Law 97 Costs shall be payable by Tenant to Landlord as additional rent within thirty (30) days following demand therefor, together with reasonable supporting documentation therefor.

ARTICLE 12 INSURANCE
12.01Required Coverages. Tenant shall, at Tenant's sole cost and expense, including, without limitation, pay for all premiums therefor, secure and keep in full force and effect from the earlier of either (a) the Commencement Date or (b) the date upon which Tenant or any Tenant Party shall first enter the Demised Premises or any portion thereof for any reason, and continuing throughout the Term, the following insurance coverages:

(i)Commercial general liability, written on a per location and per occurrence basis, issued on a form no less broad than the most recently filed ISO CG 00 01, providing coverage of not less than $1,000,000 per occurrence, $2,000,000 annual aggregate, $1,000,000 personal and advertising injury, $1,000,000 tenant’s legal liability, and $2,000,000 products and completed operations (or the full limits of the policy, whichever is greater), such insurance to provide coverage for personal injury, bodily injury (including death and mental anguish) and property damage, host liquor liability and premises operations in the most recent ISO form CG 10 01 04 13, or its equivalent.;

(ii)Insurance upon Tenant's Property, fixtures, furnishings and equipment, any installations or improvements located in or about or exclusively serving the Demised Premises whether or not existing on the Commencement Date and whether installed by Landlord or Tenant, including Changes (including, without limitation, Changes which are owned by Landlord) and any property for which Tenant is legally liable, located in or about the Demised Premises or the Building, which includes a Replacement Cost Endorsement at 100% of the full replacement value and an Agreed Amount Endorsement, including any increase in value resulting from increased costs, with coverage against such perils and casualties as are commonly included in special cause of loss (commonly referred to as "all risk" insurance policies (including breakage of glass within the Demised Premises, sprinkler leakage and collapse, and if commercially available at competitive rates, back-up of sewers and drains in the Demised Premises installed by or on behalf of any Tenant Party (or anyone claiming under or through a Tenant Party) and other endorsements as Landlord shall reasonably request from time to time, but excluding earthquake and flood); coverage shall not contain any co-insurance requirements or penalties, nor shall it contain any deductibles exceeding $100,000 per occurrence, unless otherwise approved by Landlord. It is understood and agreed that Tenant assumes all risk of damage to its own property (including its business interruption) arising from any cause whatsoever, including, without limitation, loss by theft, water damage, vandalism, and the other perils listed herein;

(iii)Business Interruption or Rent Continuation coverage in an amount not less than 100% of twelve (12) months of fixed rent and additional rent under this Lease;

(iv)Equipment Breakdown Insurance on all air conditioning equipment, miscellaneous electrical apparatus, boilers and other pressure vessels or systems, whether fired or unfired (whether or not installed by Tenant) in or near the Demised Premises, either as part of the extended coverage insurance required under clause (ii) of this Section 12.01 equal to $1,000,000.00 or the replacement cost of the equipment, whichever is greater;

(v)Workers' Compensation Insurance, which shall cover employees of Tenant Parties in compliance with all applicable statutes, which insurance shall include a waiver of subrogation in favor of Landlord and any party required to be named as an additional insured under Section 12.04 and Employer’s Liability Insurance with limits of not less than $1,000,000.00 each accident for bodily injury by accident, $1,000,000.00 each employee for bodily injury by disease and $1,000,000.00 policy limit for bodily injury by disease and such limits may be provided by a combination of primary and umbrella policy limits;

(vi)A New York State Disability Benefits Law Policy;

(vii)Umbrella/excess liability insurance, written on a follow-form basis, in excess of the Commercial General Liability, Automobile Liability and Employer’s Liability insurance required herein with minimum limits of $10,000,000 per occurrence and in the annual general aggregate. Such insurance shall not be more restrictive than the underlying applicable insurance policies and must be endorsed to provide that the coverage provided by such insurance is primary to, and non-contributory with, any other insurance on which any of the Additional Insureds are insured, whether such other insurance is primary, excess, self-insurance, or on any other basis. Said endorsement must cause the Umbrella/Excess Liability coverage to be vertically exhausted, whereby such coverage is not subject to any "Other Insurance" provision under Tenant’s Commercial General Liability, Automobile Liability, Employers Liability or Umbrella/Excess Liability policies. Such Umbrella/Excess Liability insurance must be maintained for the greater of the period under which a claim may be properly asserted under the applicable statute of limitations or repose;

(viii)Automobile Liability, covering any owned, non-owned, or hired vehicle with a combined single limit of $1,000,000 per accident, or policy limits, whichever is greater;

(ix)Intentionally Omitted

(x)Intentionally Omitted

(xi)Other insurance in such amounts or such additional amounts of insurance set forth herein as Landlord, any Superior Mortgagee or Superior Lessor shall reasonably require from time to time, provided such other insurance and/or such additional amounts are consistent with the commercially reasonably types of coverage and/or amounts of coverage used by landlord of other comparable first-class buildings in downtown Manhattan.

(xii)During the course of construction of any Tenant's Changes:

(A)If not included as part of (ii) above, Builder's Risk Insurance, on special cause of loss ("all risk") basis (including but not limited to losses as a result of collapse, fire, water damage, vandalism and malicious mischief) on a 100% replacement cost and completed value (non-reporting) form for full completed value covering the interests of Landlord, Landlord’s agents, and Tenant (and their respective contractors and subcontractors), as their interests may appear in all work incorporated in the Building and all materials and equipment in or about the Demised Premises, and inclusive of all hard costs and soft costs coverages with such endorsements as Landlord may reasonably require. Such Builder’s Risk coverage shall be approved by Landlord, which approval shall not be unreasonably withheld, and may be provided by Landlord at the mutual agreement of Tenant and Landlord; and

(B)Tenant shall additionally require, by use of a written contract, that the general contractor(s) performing Tenant's Changes to maintain the following insurance requirements:

a.Commercial General Liability coverage, written on occurrence form, including, without limitation, Completed Operations coverage for a period of time under which a claim can be properly filed following the completion of the work, with limits of $2,000,000.00 per occurrence, $4,000,000.00 in the aggregate per project, $2,000,000 personal and advertising injury and $4,000,000.00 products and completed operations aggregate (or policy limit, whichever is greater) from Tenant’s general contractor. Such insurance shall provide coverage for personal injury, bodily injury (including death and mental anguish), third-party property damage (including coverage for explosion, collapse, and underground property), products and completed operations, independent contractors, host liquor liability, and premises operations.

b.Workers' Compensation Insurance, which shall cover employees of the contractor and subcontractors of all tiers in compliance with all applicable statutes, which insurance shall include a waiver of subrogation in favor of Landlord and any party required to be named as an additional insured under Section
12.04 and Employer’s Liability Insurance with limits of not less than $1,000,000 each accident for bodily injury by accident, $1,000,000 each employee for bodily injury by disease and $1,000,000 policy limit for bodily injury by disease;

c.Umbrella/Excess Liability policy of at least $10,000,000 for each occurrence and in the aggregate, or policy limits, whichever is greater, written on a follow-form basis in excess of the Commercial General Liability, Comprehensive Automobile Liability and Employers Liability insurance required herein. Such insurance shall not be more restrictive than the underlying applicable insurance policy and must be endorsed to provide that the coverage provided by such insurance is primary to, and non- contributory with, any other insurance of Landlord and any party required to be named as an Additional Insured under Section 12.04 whether such other insurance is primary, excess, self-insurance, or on any other basis. Said endorsement must cause the Umbrella/Excess Liability coverage to be vertically exhausted, whereby such coverage is not subject to any "Other Insurance" provision under Tenant’s Commercial General Liability, Automobile Liability, Employers Liability or Umbrella/Excess Liability policies. Such Umbrella/Excess Liability insurance must be maintained for the greater of the period under which a claim may be properly asserted under the applicable statute of limitations or repose;

d.Comprehensive Automobile Liability insurance including coverage on owned, hired, and non-owned automobiles and other vehicles operated by Tenant at the Building, with Bodily Injury and Property Damage with a combined single limit of not less than $1,000,000 per accident issued on a form at least as broad as ISO Business Auto Coverage form CA 00 01 07 97; and

e.A New York State Disability Benefits Law Policy.

f.General Contractor shall require, by written contract, that subcontractors of all tiers maintain the coverages and limits required in section (xiii) below.

(C)General contractor shall name Landlord, the Building manager and any other party required to be named as additional insureds under Section
12.04 and provide coverage as primary and non-contributory with no privity of contract requirement and shall require by written contract that subcontractor shall name Landlord, the Building manager and any other party required to be named as an additional insured under Section 12.04 on a primary and non-contributory basis, with no privity of contract requirement and shall include the following Priority of Coverage Endorsement, or equivalent on every Umbrella and Excess liability policy utilized to meet the limit requirements: Endorsement – Excess Liability Policy, Priority of Coverage. Certificates of insurance shall be made available to Landlord prior to work commencing on site evidencing all insurances as required herein.

(D)Landlord is not responsible for any loss or damage to the personal property of every description of the contractor, the contractor's subcontractors and their employees, and the contractor and their employees shall waive subrogation and any rights of recovery and will cause it’s insurer(s) to waive their rights of recovery against the additional insureds with respect thereto.

(E)Any entity qualifying as an additional insured on the insurance stated in the Schedule of Underlying Insurance shall be an additional insured on the policies required herein, with the exception of Workers’ Compensation and Professional Liability. This insurance shall apply immediately upon exhaustion of the insurance stated in the Schedule of Underlying Insurance as respects the coverage afforded to any additional insured. This insurance shall apply before any other insurance available to the additional insured, on which the additional insured is a named insured, whether such other insurance is primary, excess, contingent, or on any other basis, and we will not seek contribution from such insurance for defense or indemnity. The contractor shall, by specific endorsement to its Umbrella/Excess Liability policy, cause the coverage afforded to the additional insureds thereunder to be first tier umbrella/excess coverage above the primary coverage afforded to the additional insureds as set forth herein and not concurrent with or excess to any other valid and collectible insurance available to the additional insureds whether provided on a primary or excess basis. It is the specific intent of the parties that general contractor procure the excess carriers’ agreement to waive and or forego any viable “horizontal exhaustion” rights it might have in regard to any insurance any indemnitee might carry for its own benefit or on the behalf of other indemnitees.” The foregoing shall be added to the policy(s) by endorsement and a copy of said endorsement shall be provided to Landlord with the certificate of insurance. Tenant shall include in a written contract with such contractor a requirement that the provisions of this Subsection
12.01(xii) must be complied with by contractors’ subcontractors and that they are required to include these provisions in such contracts or subcontracts;

(xiii)Subject to Subsection 12.01(xii) above, vendors, contractors, subcontractors, or professional service providers (each an “Operator” and collectively “Operators”) providing work or services to Tenant shall carry: (a) Statutory Workers’ Compensation which shall cover all employees of the Operator and Employers’ Liability insurance with a limit of not less than $500,000 each accident for bodily injury by accident,
$500,000.00 each employee for bodily injury by disease and $500,000.00 policy limit for bodily injury by disease; (b) Commercial General Liability insurance, written on an occurrence form without limitations with minimum limits of $1,000,000 per occurrence
$2,000,000 in the aggregate $1,000,000 personal and advertising injury and $2,000,000 products-completed operations (or policy limit, whichever is greater) for Bodily Injury, and/or Personal Injury and/or Property Damage combined, which policy shall include Products/Completed Operations, Blanket Contractual Liability and Independent Contractors’ Coverage; (c) Business Auto Liability Insurance, including owned, non- owned, leased and hired automobiles with a minimum combined single limit of $1,000,000 per occurrence used in Operator’s business operations; (d) a New York State Disability Benefits Policy; and (e) Umbrella Liability in excess of the liability coverages set forth in subsections (b) and (c) of this Subsection 12.01(xiii) with limits appropriate for the project and hazards associated with the insured’s operations, but in no event less than
$3,000,000per occurrence and in the aggregate (or policy limit, whichever is greater) and shall be written on a follow form basis. Coverage shall not contain any exclusions pertaining to the work contemplated by the Operators’ respective agreement.

(A)Such insurance required in subsections 12.01(xii) and 12.01(xiii) (with the exception of Workers’ Compensation) shall be inclusive of additional insured status, waiver of subrogation requirements, and provide for 30 days’ notice of cancellation (10 days for non-payment of premium) to Landlord and the Additional Insureds. Certificates of insurance shall be made available to Landlord prior to work commencing on site evidencing all insurances as required herein.

(B)The required limits listed in subsections 12.01(xii) and 12.01(xiii) are minimum limits established by Landlord and nothing contained herein shall be construed to mean the required limits are adequate or appropriate to protect Tenant or contractors of any type from greater loss

12.02General Conditions.

(A)All such insurance required to be maintained hereunder shall contain only such deductibles" as are reasonably acceptable to Landlord. Tenant shall have the right to insure and maintain the insurance required to be maintained hereunder under blanket insurance policies covering other premises occupied by Tenant so long as such blanket policies comply as to terms and amounts with the insurance provisions set forth in this lease and provided Tenant shall deliver to Landlord a certificate of Tenant's insurer evidencing the portion of such blanket insurance allocated to the Demised Premises.

(B)All such insurance shall be written in form and substance reasonably satisfactory to Landlord by an insurance company in a financial size category of not less than VIII and with general policy holders' rating of not less than “A-“, as rated in the most current available "Best's Insurance Reports”, or the then equivalent thereof by other comparable rating agencies, and licensed to do business in New York State and authorized to issue such policies.

(C)Tenant shall deliver to Landlord, with a copy to Landlord’s “Risk Management Department” c/o Silverstein Properties, LLC, 7 World Trade Center, 250 Greenwich Street, 38th Floor, New York, New York 10007, on or before the earlier to occur of the Commencement Date or the date upon which Tenant or any Tenant Party shall first enter the Demised Premises or any portion thereof for any reason, duly executed certificates of insurance (including all endorsements and evidence of the waivers of subrogation required pursuant to Section 12.05), together with reasonably satisfactory evidence of payment of the premiums therefor. If Tenant shall modify, reduce, change or cancel any policy required to be maintained hereunder or Tenant shall receive a notice from its insurance company that any of its policies required to be maintained hereunder has been modified, reduced, changed, canceled (including for non-payment of premium) or allowed to lapse, then upon such change made by Tenant or receipt from Tenant’s insurance company, as the case may be, Tenant shall provide for 30 days’ prior written notice (or 10 days’ notice for nonpayment of premium) of the same to Landlord and to each insured and additional insured party thereunder, with a copy to Landlord’s “Risk Management Department”, in accordance with the notice provisions of this lease.

(D)Each renewal or replacement of a policy shall be so deposited at least ten (10) days prior to the expiration of such policy. Tenant shall not carry any separate or additional insurance concurrent in form or contributing in the event of any loss or damage with any insurance required to be maintained by Tenant under this lease. All policies of insurance (including umbrella/excess) procured by Tenant shall apply to additional insureds only as primary and not contributing with or in excess of any coverage (including primary, excess, self-insurance or any other basis) available to Tenant or any additional insured. The minimum amounts of insurance required under this Article 12 shall not be construed to limit the extent of Tenant's liability under this lease.

(E)The insurance required to be maintained by Tenant (and any contractor or Operator) under this lease shall be primary insurance and shall not be considered contributory insurance with any insurance policies of Landlord (or another indemnified party) and the insurance coverages contained therein (primary and excess) will apply as if the other insurance available to Tenant or to the indemnified parties that covers such indemnified parties as a “named insured” does not exist. The parties agree that the priority principal of “vertical exhaustion” of liability insurance, whereby Tenant’s primary and excess liability policies shall apply prior to policies of any indemnified parties, shall apply to Tenant’s (and any contractor’s or Operator’s) liability insurance coverages hereunder and Landlord reserves the right to review Tenant’s (and any contractor’s or Operator’s) liability policy language and require endorsements to such policies to clarify the hierarchy of such policies in the event of a claim. Any additional premiums charged for those endorsements are solely the responsibility of Tenant, Tenant’s contractor or the Operator, as the case may be, and such costs shall not be passed on to Landlord.

(F)The insurance coverages and limits listed herein are minimum limits only and are not intended to limit Tenant’s or any Tenant Party’s liability in any way.

12.03Insurance with Operators. The insurance that Operators are required to maintain in Subsection (xiii) of Section 12.01 shall include a waiver of subrogation, recovery and release against Tenant, Landlord and the parties required to be named as an additional insured under Section 12.04 of this Article. To the extent that such insurance coverage is dependent on a written contract, Tenant shall engage such Operator, by written contract so as not to void or prejudice the insurance coverage provided by said Operator.

12.04Additional Insureds And Loss Payee.

(A)All insurance procured by Tenant, any Tenant Party and/or its contractors subcontractors as more specifically addressed in Section 12.01(xii), or Operators under this lease, except for Workers Compensation, shall name as an additional insured Landlord and Silverstein Properties, LLC, 120 Broadway Holdings, LLC, 120 Broadway Associates, LLC, 120 Broadway Acquisition JV, LLC, Silverstein 120 Broadway LLC, 120 Broadway SM, LLC, 120 Broadway Holdings Spring, Inc., 120 Broadway SM Spring, Inc., 120 Broadway Member LLC, Larry A. Silverstein as an

individual, Wells Fargo Bank, N.A., and such other Persons as Landlord may request as their respective interests may appear (collectively “Additional Insureds”), on a primary and non-contributory basis without any privity of contract requirement. A waiver of subrogation shall apply in favor of the Landlord and the Additional Insureds on all insurance required to be carried by Tenant herein.

(B)Business interruption insurance and all policies providing first party property insurance shall name Landlord as loss payee.

(C)There shall be no restriction prohibiting additional insured and Loss Payee from making a claim for injuries or damages arising from the negligence of the Tenant(s) parties regardless of their status as additional insured.

(D)Tenant shall be solely responsible for the payment of premiums therefor notwithstanding that Landlord or any other party is or may be named as an insured or additional insured.

(E)In the event that any policy provided in compliance with this Article states that the insurance afforded to an additional insured will not be broader than that required by contract, or words of similar meaning, Landlord and Tenant hereby agree that nothing in this lease is intended to restrict or limit the breadth of such insurance and Landlord shall be entitled to coverage as broad as that afforded to the named insured.

12.05Waiver of Subrogation and Release.

(A)Tenant and any Tenant Party shall include in each of its insurance policies required under this lease and any policies covering Tenant's Property and the fixtures required to be insured by Tenant pursuant to this lease and Tenant’s business interruption and Worker’s Compensation insurance, a waiver of the insurer's right of subrogation (on behalf of itself and any other insurers or reinsurers in privity therewith) against Landlord and any party required to be named as an additional insured under Section 12.04. Landlord shall include in each of its insurance policies a waiver of the insurer's right of subrogation (on behalf of itself and any other insurers or reinsurers in privity therewith) against Tenant. If Landlord fails to maintain insurance for an insurable loss, such loss shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

(B)Tenant hereby releases Landlord and any party required to be named as an additional insured under Section 12.04 with respect to any claim (including a claim for negligence) which it might otherwise have against Landlord or such party for loss, damage or destruction with respect to its property (including rental value or business interruption) occurring during the Term and with respect and to the extent to which Tenant is insured under a policy or policies (which policy or policies shall be deemed to have a
$0 “deductible” for purposes of this Section 12.05(B)) containing a waiver of subrogation or permission to release liability or naming the other party as an additional insured, as provided in Subsection 12.05(A). Landlord hereby releases Tenant with respect to any claim (including a claim for negligence) which it might otherwise have against Tenant or such party for loss, damage or destruction with respect to its property (including rental value or business interruption) occurring during the Term and with respect and to the extent to which Landlord is insured under a policy or policies (which policy or policies shall be deemed to have a $0 “deductible” for purposes of this Section 12.05(B)) containing a waiver of subrogation or permission to release liability or naming the other party as an additional insured, as provided in Subsection 12.05(A).

(C)The waiver of subrogation referred to in this Section shall extend to the officer, directors, partners, principals, employees and agents of Landlord. The release provided for in this Section shall also extend to such officers, directors, partners, principals, employees and agents of Landlord, if and to the extent that such waiver is effective as to them. If Tenant shall fail to maintain insurance in effect as required in this lease, the release by Tenant set forth in Subsection 12.05(B) shall be in full force and effect to the same extent as if such required insurance (containing a waiver of subrogation) were in effect.

12.06Tenant's Conduct. No Tenant Party shall do or permit anything to be done or keep or permit anything to be kept in or about the Demised Premises or the Building which would: (a) subject Landlord to any liability for injury to any Person or property, (b) to the extent arising from Tenant’s particular manner of use of the Demised Premises (as distinguished from mere general and executive office use thereof) cause any increase in the insurance rates applicable to any policies of insurance carried by Landlord covering the Real Property, the Taxable Property the Building or the rental income to be derived therefrom or the Building equipment or other property of Landlord, or cause insurance companies of good standing to refuse to insure the aforesaid interests of Landlord in amounts reasonably satisfactory to Landlord, (c) result in the cancellation of any policy of insurance or the assertion of any defense by the insurer to any claim under any policy of insurance maintained by or for the benefit of Landlord, (d) violate any insurance requirement or violate any policies of fire, boiler, sprinkler, water damage or other insurance covering the Building and/or the fixtures, equipment or property then carried by Landlord, or (e) constitute an extra-hazardous condition, so as to increase the risks normally attendant upon the operations of Tenant at the Real Property. If, as the result of any failure by a Tenant Party to comply with the terms of this Section or anything done, caused or permitted to be done or omitted by a Tenant Party, the insurance rates applicable to any policy of insurance carried by Landlord or any other tenant, licensee or occupant (pursuant to an agreement with Landlord) of the Building shall be increased, Tenant shall pay to Landlord or any other tenant, licensee or occupant (pursuant to an agreement with Landlord) of the Building, as the case may be, within ten (10) days after Landlord's demand therefor, the portion of the premiums for said insurance attributable to such higher rates. Tenant hereby indemnifies Landlord against all liability which Landlord may sustain if any insurance carried by Landlord shall be canceled as a result of any failure by Tenant to comply with the terms of this lease. A schedule or rule book issued by the Insurance Services Office or any other insurance rating organization having jurisdiction, or the rating procedures or rules of Landlord's insurance companies shall be conclusive evidence of the several items and charges which make up the insurance rates and premiums on the Demised Premises and the Building and the rental income to be derived therefrom.

12.07Tenant’s Failure to Maintain Insurance.

In the event of the failure of Tenant to procure or pay for any insurance required by the terms of this lease or to keep same in full force and effect, then Landlord may, but is not obligated to, without further notice to Tenant and in addition to any other remedies it may have, procure insurances to protect the Landlord only, and pay the premiums therefor; and any sums expended by Landlord for this purpose shall be and become due and payable to Landlord as additional rent and shall be paid to Landlord on demand. Landlord shall have the same remedies for the nonpayment therefor as for the nonpayment of fixed rent. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as additional rent, any and all reasonable expenses (including attorneys’ fees) and damages which Landlord may sustain by reason of the failure to Tenant to obtain and maintain such insurance.

12.08Landlord’s Insurance. Landlord shall maintain, throughout the Term of this Lease, standard “all-risk” property insurance for the Building in an amount equal to its full replacement value, and commercial general liability coverage with respect to all claims for personal injury, death or property damage occurring in, upon, adjacent to or connected to the Building or any part thereof, with commercially reasonable limits of coverage and commercially reasonable deductibles.

ARTICLE 13

RULES AND REGULATIONS

13.01Compliance. Tenant agrees that all Tenant Parties shall faithfully observe and comply with the Rules and Regulations annexed as Exhibit C, and such changes thereto (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, provided such changes are non-arbitrary and uniformly enforced and do not unreasonably affect the conduct of Tenant's business in the Demised Premises except as required by any governmental law, rule, regulation, ordinance or similar decree. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Landlord, within fifteen
(15) days after the giving of notice thereof. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its reasonable judgment, it deems it necessary, desirable or proper for its best interest or for the best interests of the tenants, or for the reputation, safety, care of appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building or the equipment thereof. In case of any conflict or inconsistency between the provisions of this lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this lease shall control.

13.02Enforcement. Nothing in this lease contained shall be construed to impose upon Landlord any duty or obligation to Tenant to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents or visitors; provided, however, that Landlord shall not enforce any of the Rules and Regulations in such manner as to discriminate against Tenant or anyone claiming under or through Tenant. No rescission, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a rescission, alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the non- observance or violation by any other tenant of any of the Rules and Regulations at any time prescribed for the Building.

ARTICLE 14 TENANT'S CHANGES
14.01Tenant' s Changes. (A) Tenant shall not make any alterations, additions, installations, substitutions, improvements and decorations (collectively, "Changes" and, as applied to Changes made by or on behalf of Tenant, "Tenant's Changes") in and to the Demised Premises or the Building without Landlord's prior written consent, other than Decorative Changes (hereinafter defined), which consent shall not be unreasonably withheld, delayed or conditioned with respect to Tenant's Changes to be performed wholly within the Demised Premises, on the following conditions (the “TC Conditions”):

(a)the outside appearance or the strength of the Building or of any of its structural parts shall not be affected;

(b)no part of the Building outside of the Demised Premises shall be physically affected;

(c)the proper functioning of any of the mechanical, electrical, sanitary and other service systems of the Building shall not be adversely affected, the capacity of such systems to the Demised Premises shall not be exceeded and the usage of such systems by Tenant shall not be increased; and

(d)in performing the work involved in making such Changes, Tenant shall be bound by and observe all of the conditions and covenants contained in this Article.

(B) Before proceeding with any Tenant's Changes, other than Decorative Changes, Tenant shall submit to Landlord four (4) prints of complete and coordinated final drawings, plans and specifications (along with an electronic version in “CAD” format) and all other information reasonably requested by Landlord to make a decision regarding its approval. Such plans shall show complete dimensions, shall not conflict with the basic plans for the Building and shall comply with all Legal Requirements.

If such Tenant’s Changes require a filing with or the consent of a governmental authority, such plans shall be prepared or certified by a registered architect or licensed engineer. In the case of Decorative Changes, Tenant shall nevertheless submit to Landlord a schematic design, if applicable, and a written description of the Decorative Changes prior to commencement thereof. Tenant shall, upon demand of Landlord, pay to Landlord the reasonable costs incurred by Landlord for the review of such plans and specifications and all changes and revisions thereto by its architect, engineer and other consultants. Following completion of the Initial Work, but only if Tenant’s then tangible net worth is less than it is on the date this lease is fully executed and delivered by the parties, Landlord may as a condition of its approval require Tenant to make revisions in and to the plans and specifications and to post a bond or other security reasonably satisfactory to Landlord to insure the completion of any Tenant’s Changes. Landlord's approval of any plans or specifications shall not relieve Tenant from the responsibility for the legal sufficiency and technical competence thereof. Notwithstanding anything to the contrary contained in this lease, in any instance where Tenant is required or permitted to make any Changes which are structural, or to the exterior of the Building or any part of the Building outside of the Demised Premises, or are to any of the Building systems, then, at the option of Landlord, Tenant shall not perform such Changes but rather Landlord shall cause the same to be performed for and on behalf of Tenant in which event Tenant, at Landlord’s option, shall pay to Landlord in advance, or reimburse Landlord, in either event on demand of Landlord, for the costs and expenses incurred by Landlord in connection therewith. Notwithstanding the foregoing, Landlord’s approval shall not be required for minor interior decorative Tenant’s Changes, such as carpeting, wall covering, installation of shelving and furniture and painting, which conform to the TC Conditions, do not require any governmental permit or authorization and do not cost, in the aggregate over any twelve
(12) month period, more than $768,300.00 ("Decorative Changes"), provided Landlord is notified in advance and such Tenant's Changes otherwise comply with this lease.

14.02Procedure.

(A)Tenant shall obtain and deliver to Landlord all necessary permits, approvals and certificates from all relevant governmental authorities and quasi- governmental authorities for the commencement and prosecution of Tenant's Changes and for certificates of final approval therefor and all sign-offs therefrom upon completion, and Tenant shall use an individual or entity designated by Landlord for such purpose. Tenant shall furnish copies of the foregoing to Landlord, and cause Tenant's Changes to be performed diligently and in compliance therewith and with all Legal Requirements and Landlord's Rules and Regulations for Tenant's Changes annexed hereto as Exhibit D and made a part hereof as same may be modified by Landlord from time to time, and under the supervision of a licensed architect and in good and workmanlike manner, using new materials and equipment at least equal in quality and class to the original installations in the Building. Tenant’s Changes shall be performed solely by contractors and subcontractors on the Approved Contractor List annexed hereto as Exhibit G and made a part hereof. Tenant's Changes shall be performed in such manner as not to unreasonably interfere with or delay or impose any additional expense upon, Landlord in the construction, maintenance or operation of the Building or any portion thereof and so as not to interfere with the use and occupancy of other tenants of the Building or adjacent buildings. Throughout the performance of Tenant's Changes, Tenant, at its expense, shall carry, and cause to be carried by all contractors and subcontractors, the additional insurance required with respect thereto pursuant to Article 12. Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect prior to the commencement of Tenant's Changes and, on request, at reasonable intervals thereafter. Upon completion of Tenant's Changes, Tenant shall furnish to Landlord diligently, but no later than thirty (30) days following completion of Tenant’s Changes, (i) a complete set of "as built" plans and specifications in electronic “CAD” format, and (ii) final lien waivers from all contractors, subcontractors, service providers and vendors and materialmen involved therein and (iii) proof of issuance of any required approvals, permits and sign- offs for the Tenant’s Changes by all governmental authorities having jurisdiction thereafter.

(B)Landlord agrees to respond to any written request for approval of a complete set of the final plans and specifications for Tenant’s Changes (including, without limitation, the Initial Work) within fifteen (15) business days after receipt thereof by Landlord (and any re-submission of any such plans after Landlord has disapproved the initial set of final plans (stating in reasonable detail the reasons for such disapproval, to the extent Landlord is required to not unreasonably withhold consent thereto), within ten
(10) business days after receipt thereof by Landlord). If Landlord fails to either approve or disapprove (stating in reasonable detail the reasons for such disapproval, to the extent Landlord is required to not unreasonably withhold consent thereto) the final plans for Tenant’s Changes within said fifteen (15) business day period or ten (10) business day period, as the case may be, Tenant shall have the right to provide Landlord with a second written request for approval (a “Second Request”) within seven (7) business days thereafter to Landlord, which shall specifically identify Tenant’s Changes to which such request relates, and set forth in bold capital letters the following statement: “IF LANDLORD FAILS TO APPROVE OR DISAPPROVE (STATING IN REASONABLE DETAIL THE REASONS FOR SUCH DISAPPROVAL, TO THE EXTENT LANDLORD IS REQUIRED TO NOT UNREASONABLY WITHHOLD CONSENT THERETO) WITHIN SEVEN (7) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN THE PLANS AND SPECIFICATIONS AS TO WHICH THIS SECOND REQUEST APPLIES SHALL BE DEEMED APPROVED.” In the event that Landlord fails to approve or disapprove (stating in reasonable detail the reasons for such disapproval, to the extent Landlord is required to not unreasonably withhold consent thereto) within seven (7) business days after receipt thereof by Landlord, the plans and specifications as to which such Second Request applies shall be deemed approved.

14.03Liens and Violations. Tenant shall diligently procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's Changes which shall be issued by the Department of Buildings or any other public or quasi-public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord against any and all mechanic's and other liens filed in connection with Tenant's Changes, including the liens of any security interest in, conditional sales of, or chattel mortgages upon, any materials, fixtures or articles so installed in and constituting part of the Demised Premises and against all costs, expense and liabilities incurred in connection with any such lien, security interest, conditional sale or chattel mortgage or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of all such liens by bond or otherwise promptly upon learning of the same (from any source), and in all events within thirty (30) days after Tenant has received written notice (from any source that the same was filed).

14.04No Labor Disruptions. Notwithstanding anything in this lease to the contrary, no contractor, subcontractor, vendor, service provider, materialman or other person or party shall in any event cause or create any work stoppage, picketing, labor disruption or dispute or violate Landlord's union contracts affecting the Building or the Real Property or not be compatible or harmonious with labor employed by Landlord at the Building or interfere with the business of Landlord or any Tenant or occupant of the Building. If any condition described above shall arise from the exercise by Tenant of its rights pursuant to the provisions of this Article or any other provision of this lease, Tenant shall, immediately upon notice from Landlord, cease the manner of exercise of such right giving rise to such condition. If Tenant fails to cease such manner of exercise of its rights as aforesaid, Landlord, in addition to any rights available to it under this lease and pursuant to law, shall have the right to injunction without notice and any such violation of the provisions of this Section shall be deemed a default under this lease for which the cure period set forth in Section 26.01(d) shall be reduced to one (1) business day. With respect to Tenant's Changes, Tenant shall make all arrangements for, and pay all Landlord's established charges incurred in connection therewith, such as electricity, air conditioning, standby and cooperating labor, physical protection measures, increased insurance, fire protection, security, carting and non-exclusive use of the freight elevators servicing the Demised Premises.

14.05Initial Occupancy; ADA Compliance. As part of Tenant's Changes, Tenant shall perform all of the work in the entire Demised Premises necessary for Tenant's occupancy thereof, subject to the provisions of this lease. Prior to the commencement of any Tenant Changes, Tenant shall deliver to Landlord all policies of insurance required to be supplied to Landlord by Tenant pursuant to the terms of this lease. Notwithstanding anything to the contrary set forth in this lease, Tenant shall comply with all provisions of the Americans with Disabilities Act and any successor law of like import then in force insofar as it relates to the Demised Premises including the performance of all Tenant’s Changes, structural and otherwise, foreseen and unforeseen, needed in order so to comply.

14.06Tenant's Records. Intentionally omitted.

14.07Communications Equipment. As additional conditions to Landlord's consent to any Tenant's Changes which include the installation of telecommunication cabling and equipment (collectively, "Communications Equipment") located in space outside of the Demised Premises, such as, but not limited to, basement space, corridor space and riser space (collectively, "Building Space"), Tenant agrees that:

(i)at Landlord's option, upon the expiration or other termination of this lease Tenant shall either (a) remove the Communications Equipment, repair any damage due to such removal and restore the Building Space to the condition existing prior to the installation thereof, or (b) leave such Communications Equipment in Building Space intact and in place at the end of the Term; and

(ii)if required by Legal Requirements, or if otherwise deemed appropriate or desirable by Landlord, in its sole judgment, Tenant shall remove, relocate or otherwise alter such Communications Equipment, as directed by Landlord.

Nothing herein contained shall be deemed to permit the installation of Communications Equipment in the Demised Premises or any Building Space, unless Landlord shall have expressly consented in writing to the same. It is acknowledged that pursuant to Subsection 14.01(B), Landlord may do any such work in Building Space on Tenant's behalf as provided in that Subsection.

14.08Sprinkler Installation. Prior to Tenant's initial occupancy of the Demised Premises, Tenant shall, at Tenant's sole cost and expense and as part of the Initial Work, furnish and install a sprinkler system in the entire Demised Premises (the "Tenant's Sprinkler Installation"), including, without limitation, the furnishing and installation of all equipment necessary to connect such sprinkler system in the Demised Premises to the sprinkler riser for the Building. The following provisions of this Paragraph shall apply with respect to Tenant's Sprinkler Installation: (i) such sprinkler system must comply with all applicable Legal Requirements; (ii) the supplying and installing of any such sprinkler system shall be made in accordance with the provisions of this lease, including but not limited to the provisions of this Article and Article 11 hereof, and the type, brand, location and manner of installation of such sprinkler system shall be subject to Landlord's prior reasonable approval; (iii) Tenant shall make all repairs and replacements, as and when reasonably necessary, to such sprinkler system and any replacements thereof, except that Landlord shall be responsible for the costs associated with repairs and replacements to the sprinkler system caused by the negligence or willful misconduct of Landlord and of its agents, contractors or employees, and (iv) notwithstanding anything contained in this lease to the contrary, such sprinkler system, or any replacement thereof and any installments in connection therewith, whether made by Tenant or Landlord, shall upon expiration or sooner termination of the term be deemed the property of Landlord.

14.09ICAP. Landlord may, but shall have no obligation to, apply for Real Property tax benefits under the New York City Industrial and Commercial Abatement Program and the Rules and Regulations promulgated thereunder, as same may from time to time be amended (the "ICAP"). If Landlord applies for the ICAP and to the extent required by the Rules and Regulations thereunder, all Tenant's Changes must be done in strict compliance with the ICAP laws for as long as the Building qualifies for ICAP benefits and, to the extent required, Tenant acknowledges that Landlord may be required to condition its approval for any work to be done within the Demised Premises on the approval of a governmental agency in connection with the foregoing. In furtherance of the foregoing, Tenant and Tenant's contractor must reasonably cooperate, at no cost to

Tenant or Tenant’s contractor, except for de minimis administrative expenses, in filing documents required by the Department of Finance and the Department of Business Services of the City of New York in the procurement of an ICAP exemption, the Lower Manhattan Energy Program Abatement, and the Lower Manhattan Real Property Tax Abatement Program.

14.10 Landmarks. Tenant has been informed that the Building has been designated a landmark site, subject to the jurisdiction of the Landmark Preservation Commission and/or, in accordance with Section 25-322b of the Chapter 3 (Landmarks Preservation and Historic Districts) of the Administrative Code of New York, as amended (the "Chapter"). Tenant agrees to obtain a permit from the Commission (as such term is defined in the Chapter) in accordance with Sections 25-305, 25-306, 25-309 and 25- 310 of the Chapter and the rules set forth in Title 63 of the Rules of the City of New York, before commencing any demolition, construction, reconstruction, alterations, Tenant's Changes or minor work on the Building or the land as described in such Sections and Rules. Tenant hereby acknowledges and agrees that such demolition, construction, reconstruction, alterations, Tenant's Changes or minor work includes, but is not limited to
(i) work to the exterior of the Demised Premises involving windows, signs, awnings, flagpoles, banners and storefront alterations and (ii) interior work to the Demised Premises that (a) requires a permit from the Department of Buildings, or (b) changes, destroys or affects an interior architectural feature of an interior landmark or an exterior architectural feature of an improvement that is a landmark or located on a landmark site or in a historic district. Notwithstanding anything contained in this lease to the contrary,
(a) prior to making any Tenant's Changes, Tenant shall (i) at its sole cost and expense, obtain or cause to be obtained all permits, consents and approvals from the Commission, as required pursuant to the Chapter, in connection with the making of such Tenant's Changes, and (ii) furnish Landlord with copies thereof and (b) Tenant hereby indemnifies and saves harmless Landlord and Landlord's agents against and from any and all claims, penalties, fines, loss, cost, damage, liability or expense (including, without limitation, attorneys' fees and disbursements) resulting from or arising out of any failure by Tenant to comply with the requirements of the Chapter.

ARTICLE 15 TENANT'S PROPERTY
15.01Landlord's Property.    All fixtures, equipment, improvements and
appurtenances permanently attached to or built into the Demised Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant, shall be a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as hereinafter in this Article as expressly provided.

15.02Tenant's Property. All movable partitions, special cabinet work, other business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, without expense to Landlord, and can be removed without structural damage to the Building, and which by operation of law are not considered real property, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises (all of which are sometimes referred to as "Tenant's Property"), shall be the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant's Property is removed, Tenant or any person entitled to remove same shall repair to Landlord's satisfaction or pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant or which has replaced any such items originally provided by Landlord at Landlord's expense shall not be considered Tenant's Property.

15.03Removal; Abandoned Property. At or before the Expiration Date, or earlier termination of this lease, Tenant at its expense, shall (x) remove from the Demised Premises all of Tenant's Property (except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord), (y) if and to the extent Landlord shall notify Tenant at the time of approval of Tenant’s Changes provided Tenant specifically requests the same (“Tenant Removal Request”), remove such Tenant Changes as are then required by Landlord upon such approval, and (z) if Tenant fails to make a Tenant Removal Request, then if and to the extent Landlord shall notify Tenant at least ninety (90) days prior to the Expiration Date or within fifteen (15) days following the earlier termination of this lease, remove such Tenant Changes as are set forth in such notice, and in all cases restore the Demised Premises to its condition prior to the performance thereof. Tenant shall fully repair any damage to the Demised Premises or the Building resulting from such removal or restoration. Tenant's obligation herein shall survive the termination of the lease. Any other items of Tenant's Property (except money, securities and other like valuables) which shall remain in the Demised Premises after (a) the Expiration Date or (b) fifteen (15) days following an earlier termination date, may, at Landlord's option, be deemed abandoned, and, in such event, Landlord may either (i) retain the same as Landlord's property or (ii) dispose of the same, without accountability, in such manner as Landlord may see fit and Tenant shall be responsible for the reasonable costs of such disposal.

ARTICLE 16 REPAIRS AND MAINTENANCE
16.01Tenant's Obligations. Tenant shall take good care of the Demised
Premises. Tenant shall promptly make (a) all interior nonstructural repairs, ordinary or extraordinary, (a) in and about the Demised Premises as shall be required by any reason other than the negligence or willful misconduct of Landlord or its employees, agents or contractors and (b) all repairs, ordinary or extraordinary, structural or otherwise, in or about the other portions of the Building, as shall be required by reason of (i) the performance or existence of Tenant's Changes, (ii) the installation, use or operation of Tenant's Property, or the use or operation of any Building systems and facilities exclusively servicing the Demised Premises, (iii) the moving of Tenant's Property in or out of the Building, (iv) the manner of use or method of operation of Tenant's business, or (v) the misuse or neglect of any of the Tenant Parties; provided, however, that Tenant shall not be responsible for any of such repairs if and to the extent that the same are required by reason of the negligence or willful misconduct of Landlord or its employees, agents or contractors. Except if and to the extent required by the negligence or willful misconduct of Landlord or its employees, agents or contractors, Tenant at its expense, shall replace all scratched, damaged or broken interior doors or other glass in or about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and, for the repair and maintenance of all lighting fixtures therein. Elevator lobbies on each floor shall be kept free of obstructions by Tenant and shall not be used for storage purposes. With respect to any floor on which Tenant may be a full floor tenant, Tenant agrees that the elevator lobby, public hallways and core lavatories shall, be maintained and repaired by Tenant, at Tenant’s sole cost and expense, subject to Section 19.02 hereof. Tenant shall perform any such maintenance and repairs using only contractors and subcontractors designated by Landlord. In the event that Tenant shall be required hereunder to perform any repairs to any Building system, structural portions of the Building or any area outside of the Demised Premises, at Landlord’s election, such repairs shall be performed by Landlord and Tenant shall be responsible for the reasonable costs and expense of such repairs.

16.02Landlord's Obligations. Landlord shall maintain the common and public portions of the Building and its fixtures, appurtenances, systems and facilities serving the Demised Premises to the extent such fixtures, appurtenances, systems and facilities do not exclusively serve the Demised Premises or other tenant premises, in good working order, condition and repair and shall make all repairs thereto, structural and otherwise, interior and exterior, as and when needed, except for those repairs for which Tenant is responsible pursuant to any other provisions of this lease.

16.03No Liability of Landlord. Except as expressly otherwise provided in this lease, Landlord shall have no liability to Tenant and there shall be no diminution of rental value by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or Changes which Landlord is required or permitted by this lease, or required by law, to make in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Demised Premises. However, Landlord shall use due diligence with respect thereto and shall perform such work, except in case of emergency, at times reasonably convenient to Tenant and otherwise in such manner as will not materially interfere with Tenant's use of the Demised Premises; provided, however, that the preceding shall not require Landlord to perform same after Tenant's business hours. It is specifically agreed except as otherwise set forth in Section 16.04 below that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Landlord to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract.

16.04Interruption of Essential Services. If (i) there shall be, for at least five (5) consecutive business days (after written notice from Tenant to Landlord specifying the failure of services set forth herein) during business hours, with respect to all or substantially all of the Demised Premises, a substantial disruption of any of the following services furnished to the Demised Premises: (a) heat or condenser water, as the case may be (for any period during which Landlord would have been obligated to furnish heat or condenser water, as the case may be pursuant to the terms of this lease), (b) electric service, (c) Building elevator service to the Demised Premises provided there are no working elevator cabs (i.e., if there is one (1) working elevator cab, then this subsection
(d) shall not apply); or (e) there is no reasonable access to any core restroom in the Demised Premises, (each such service being hereinafter called an "Essential Service"); said interrupted Essential Service prevents Tenant from conducting its business in the ordinary course in all or at least 10,000 rentable square feet of the Demised Premises for a period in excess of five (5) consecutive business days, (iii) Tenant has been compelled to (and actually has) as a result of said interrupted Essential Service, discontinued doing business in the Demised Premises (or in such portion thereof affected), (iv) said interrupted Essential Service, is not attributable to the acts or omissions of the public utility furnishing such service or any other reason beyond Landlord's reasonable control, and (v) Landlord is unable to provide any reasonable alternative in lieu thereof, then Tenant, as its sole remedy, shall be entitled to an abatement of rent for the portion of the Demised Premises which Tenant is prevented from using and has discontinued doing business therein commencing on the sixth (6th) business day after Tenant gave Landlord notice of failure of Essential Service until such time as such Essential Service shall in fact have been restored. If Landlord disputes such rent abatement then either Landlord or Tenant shall have the right to submit such dispute to be resolved by Expedited Arbitration and Tenant shall not receive any such abatement until the dispute is resolved. In no event shall Landlord be liable to Tenant for any consequential damages arising from such interruption of Essential Services. Notwithstanding the giving of such notice by Tenant and pending the resolution of any such dispute by Landlord, Tenant shall pay to Landlord when due the fixed rent and additional rent as provided in this lease, but such payment shall be without prejudice to Tenant's rights hereunder, and upon final resolution of any such dispute, Landlord shall retroactively adjust the rent accordingly, if necessary. For purposes hereof, "Expedited Arbitration" shall mean arbitration in the City of New York under the Expedited Procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) (presently Rules E 1 through E 10 and, to the extent applicable, Section R 19); provided, however, that with respect to any such arbitration, (i) the list of arbitrators referred to in Rule E 4 shall be returned within five (5) days from the date of mailing; (ii) the parties shall notify the AAA by telephone, within four
(4) days of any objections to the arbitrator appointed and will have no right to object if the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with the second paragraph of Rule E 4; (iii) the Notice of Hearing referred to in Rule E 7 shall be four (4) days in advance of the hearing; (iv) the hearing shall be held within seven (7) days after the appointment of the arbitrator; (v) the arbitrator shall have no right to award damages other than as expressly provided in this Section 16.04; (vi) the decision and award of the arbitrator shall be final and conclusive on the parties and each of the parties hereby consents to judgment thereon by any court having jurisdiction; and
(vii) AAA’s charges for the arbitration shall be paid by the losing party. Notwithstanding anything to the contrary contained herein, during the period that Tenant is performing the Initial Work, the only Essential Service for which Tenant may be eligible for a rent abatement pursuant to the terms of this Section 16.04 shall be Subsections (b) and (c) above (i.e. electric and elevator service).

ARTICLE 17 ELECTRICITY
17.01Definitions. For purposes of this Article:

(A)"Electricity Cost" shall mean the cost (or, at Landlord's option, the average cost) per kilowatt hour and the cost (or, at Landlord's option, the average cost) per kilowatt demand, by time of day, if applicable, to Landlord of purchasing electricity for the Demised Premises, including fuel adjustment charges (as determined for each month of the relevant period and not averaged), rate adjustment charges, sales tax, and/or any other factors or charges, used by the Utility (as defined in Subsection 17.01(C)) in computing the charges to Landlord for electric usage and further including transmission and transformer of losses (to be determined by Landlord if such losses are not measured by the Submeter, hereinafter defined);

(B)"Electricity Cost Statement" shall mean an instrument containing an estimate or computation of Electricity Cost, or any other computation to be made by Landlord pursuant to the provisions of this Article; and

(C)"Utility" shall mean the Consolidated Edison Company of New York, Inc. or its successor (or such other service provider selected by Landlord) authorized to provide electric service in the locality where the Building is located.

17.02Method of Furnishing Electric Current. (A) Subject to the provisions of Subsection 17.03(D), Tenant agrees that electricity shall be furnished to Tenant on a "submetering" basis, by Landlord. On the Commencement Date, electricity will be furnished on a submetering basis. If the Demised Premises are not already separately submetered as hereinafter provided, Landlord shall, at Landlord's sole cost and expense, install a meter or meters (collectively, the "Submeter"), at a location designated by Landlord, and all other work necessary for the installation of the Submeter. If and so long as electric current is supplied by submetering pursuant to this Section, Tenant will pay Landlord or Landlord's designated agent, as additional rent for such service, the amounts, as determined by the Submeter, for the purpose of measuring Tenant's consumption and demand. The additional rent payable by Tenant pursuant to this Section (the "Electricity Additional Rent") shall be computed in the same manner as Electricity Cost, as applied to the Demised Premises, and shall also include a fee equal to six (6%) percent of such charge in consideration of Landlord’s administrative and overhead costs. The Electricity Additional Rent shall be binding and conclusive on Tenant. If the Submeter should fail to properly register or operate at any time for any reason whatsoever, Landlord may estimate the Electricity Additional Rent, and when the Submeter is again properly operative, an appropriate reconciliation shall be made, by Tenant paying any deficiency to Landlord within ten (10) days after demand, or by Landlord crediting Tenant with the amount of any overpayment, as the case may be.

Landlord, at its option, may from time to time increase the Electricity Additional Rent based upon any increase in Electricity Cost. The periods to be used for such computation shall be as Landlord, in its sole discretion, may from time to time elect. Where more than one meter measures the electric service to Tenant, the electric service rendered through each meter may be computed and billed at Landlord's option, either separately or cumulatively. Bills for the Electricity Additional Rent shall be rendered to Tenant at such time as Landlord may elect.

(B) Landlord and Tenant agree that the Submeter might be installed subsequent to the date (the "Initial Occupancy Date") that Tenant, or anyone (including any contractors or other workmen) claiming under or through Tenant first enters the Demised Premises. In such event, the Electricity Additional Rent payable by Tenant for the period commencing on the Initial Occupancy Date and ending on the date immediately prior to the period for which the first reading of the installed Submeter applies, Tenant shall pay to Landlord, within ten (10) days after demand therefor, the sum of $0.085 x 51,220 per month (prorated for any partial months). Tenant shall additionally pay the Electricity Additional Rent on the basis of such initial Submeter reading within ten (10) days after rendition of statement detailing the same. In the event that the Submeter has not been installed or is not operative during the period following the date that Tenant first occupies the Demised Premises for the conduct of its business, then the terms of Section 17.02(A) shall apply to the calculation of Electricity Additional Rent for such period. Tenant acknowledges that in connection with the installation or retrofit of the meter(s), the electricity being supplied to serve the Demised Premises may be temporarily interrupted.

17.03General Conditions. (A) Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements. The Building will be equipped with and Landlord shall maintain risers, feeders, distribution panels and wiring so as to furnish electric service (demand load) to the Demised Premises of up to six (6) watts per useable square foot for lighting and power, exclusive of electricity for the Base Building AC Units but inclusive of electricity for any supplemental air conditioning units (the “Electric Capacity”) throughout the Term.

(B)Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders serving the Demised Premises or the capacity of the risers or wiring installation in the Building. Tenant shall not connect any additional electrical equipment to the Building electric distribution system, other than lamps, typewriters, personal computers and other small office machines which consume comparable amounts of electricity, without Landlord's prior written consent. Upon written request of Tenant and subject, in each instance, to the prior written approval of Landlord in its sole discretion, any riser(s) and all other equipment to supply Tenant's electrical requirements will be installed by Landlord, at Tenant's sole cost and expense, if the same are necessary and will not cause permanent damage to the Building or Demised Premises or cause or create a hazardous condition, entail excessive or unreasonable alterations, repairs or expense, interfere with or disturb other tenants or occupants or interfere with the needs of current tenants or the anticipated needs of future tenants. If Tenant’s use of electricity shall exceed the capacity permitted hereunder, then in addition to all other rights and remedies of Landlord on account thereof, Tenant shall pay Landlord for such excess use, on demand as additional rent, at rates set from time to time by Landlord for such purpose.

(C)The parties acknowledge that electric rates, charges, etc. may be changed by virtue of time of day rates or other methods of billing, and that the references in the foregoing subdivisions to changes in methods of or rules on billing are intended to include any such changes.

(D)If at any time Landlord shall elect to terminate furnishing electricity to a majority of the office tenants above the ground floor in the Building then receiving electricity from Landlord, Landlord, without liability to Tenant therefor, shall have the right to terminate the furnishing of electricity to the Demised Premises, upon thirty (30) days' written notice to the Tenant. In such event, Tenant shall make application directly to the Utility for Tenant's entire separate supply of electric current to the Demised Premises and Landlord shall permit its wires and conduits, to the extent available and safely capable in Landlord's sole judgment, to be used for such purpose. Any meters, risers or other equipment or connections necessary to enable Tenant to obtain electric current directly from the Utility shall be installed at Tenant's sole cost and expense, subject to the provisions of this lease. Landlord, upon the expiration of said thirty (30) days, may discontinue furnishing electric current to Tenant but this lease shall otherwise remain in full force and effect. Notwithstanding the foregoing, Landlord will permit Tenant to continue to receive electricity from Landlord on a redistribution basis for such period of time as is reasonably required by Tenant to arrange to obtain electricity service directly from the Utility.

(E)If pursuant to any of the provisions of this Article, any determinations, statements or estimates are made by or on behalf of Landlord (whether such determinations, statements or estimates are subject to dispute or not pursuant to the provisions of this Article), Tenant shall pay to Landlord the amount(s) set forth on such determinations, statements or estimates, as the case may be, until subsequent determinations, statements or estimates are rendered, at which time, the parties shall make adjustment for any deficiency owed by Tenant, or any overage paid by Tenant.

(F)Notwithstanding any provisions of this Article and regardless of the manner of service of electric current to the Demised Premises, in no event shall the cost to Tenant for electric energy to the Demised Premises be less than one hundred six (106%) percent of the actual cost incurred by Landlord to obtain such electrical energy whether or not service is obtained from the service provider.

(G)In addition to all other sums payable by Tenant for electricity pursuant to this Article, Tenant acknowledges and agrees that the electric current furnished to the Building fan room(s) and/or other Heating and ventilation equipment servicing the Demised Premises will be measured, at Landlord's option, by either (i) a survey to be performed by an electrical consultant selected by Landlord or (ii) a meter to be installed by Landlord and the amount determined by such consultant or meter shall be billed and payable by Tenant as additional rent hereunder, from time to time, within ten

(10) days after rendition of a Landlord's Statement therefor, which amount shall be equitably pro-rated in the event that such fan room(s) and/or other Heating and ventilation equipment services portions of the Building other than the Demised Premises.

(H)If any tax is imposed upon Landlord's receipts from the sale or resale of electric current to Tenant by any Federal, state or municipal authority, Tenant agrees that, unless prohibited by law, a portion of such taxes (based on the amount of the Electricity Additional Rent as applied to the appropriate tax rate) shall be billed to Tenant and paid by Tenant to Landlord as additional rent.

ARTICLE 18

HEAT, VENTILATION AND AIR-CONDITIONING

18.01Building Services. Landlord, at its expense, shall furnish heat to the Demised Premises required by law ("Heating"), through the Building systems, in accordance with the design specifications of the Building systems, from 8:00 A.M. to 6:00
P.M. ("business hours") on business days (as hereinafter defined). The term "business days", as used in this lease, shall mean all days except Saturdays, Sundays and the days observed by the Federal or the New York State or City governments as legal holidays and such other days as are designated as holidays by the applicable operating engineers union contract or Building service employees union contract. Landlord shall operate the Heating equipment in accordance with its design criteria; provided, however, that Landlord may reduce such level of operation in accordance with a recognized energy or water conservation program, guidelines, regulations or recommendations promulgated by any Federal, State, City or other governmental or quasi-governmental bureau, board, department, agency, office, commission or other subdivision thereof or the American Society of Heating, Refrigeration and Air Conditioning Engineers, Inc. or any successor thereto or other organization serving a similar function.

18.02After Hours Services. If Tenant shall require heating at any time ("after hours") other than during the times specifically set forth herein for the provision of such services, Tenant shall provide at least twenty-four (24) hours prior notice to Landlord, which notice must be received by Landlord during business hours on a business day. In such event, provided Tenant is not in default under this lease, Landlord shall furnish the same in accordance with Landlord’s then current regulations pertaining thereto, which may include a minimum number of hours for such service and Tenant shall pay Landlord's then established rates for supplying such after hours service as additional rent within five
(5) business days after demand. Landlord’s current Building standard rate for after-hours heating is $895.00 per hour, subject to Landlord’s actual increases in costs from time to time with a minimum of four (4) hours on weekends and holidays.

18.03Excessive Use. Use of all or any part of the Demised Premises in a manner exceeding the design conditions thereof (including occupancy and connected electrical load) by heating service in the Demised Premises, or rearrangement of partitioning which interferes with normal heating service in the Demised Premises, or the use of computer or data processing machines, may require changes in the systems servicing the Demised Premises. Any such changes shall be made by Landlord, at Tenant's expense. Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the Heating system. Tenant agrees to lower and keep closed the venetian blinds or other window coverings in the Demised Premises whenever required for the proper operation of the air conditioning service. No supplemental heating, ventilating or air conditioning equipment shall be installed or utilized by Tenant in the Demised Premises without Landlord's prior consent. Landlord shall have no liability to Tenant, nor shall any diminution or abatement of rent or additional rent or other compensation or claim of constructive eviction be claimed by Tenant, by reason of any interruption, curtailment or suspension of any air conditioning system for the Building.

18.04 Air Conditioning. (A) Tenant acknowledges that Landlord shall install the Base Building AC Units (as defined in Section 4.02) as part of the Post-Possession Base Building Work. Upon completion of the installation of the Base Building AC Units, Landlord shall have no further obligations with respect to such air-conditioning units. Tenant covenants and agrees to maintain the Base Building AC Units in good working order at all times during the Term of this lease, to perform all repairs thereto and services, at Tenant's sole cost and expense and to make replacement of parts, at Tenant's expense, as they become necessary. Tenant shall maintain throughout the Term of this lease a contract with a vendor and under a form approved in advance by Landlord for the service, maintenance, repair and/or replacement of such air conditioning equipment. Tenant shall be required to pay in accordance with Article 17 of this lease, for all electric energy used in connection with any air conditioning equipment servicing the Demised Premises. The Base Building AC Units shall at all times be the sole property of Landlord and shall be surrendered to Landlord with the Demised Premises upon the expiration or sooner termination of this lease. Landlord shall supply to Tenant at the Demised Premises the appropriate amount of condenser water capacity for the Base Building AC Units through the Building’s condenser water system (the "Condenser System") during the hours of 8:00 am through 6:00 pm on business days. If Tenant shall require condenser water for the Base Building AC Units during times other than those provided in the immediately preceding sentence, provided Tenant is not in default under this lease, beyond the expiration of applicable notice and cure periods, then, Landlord shall furnish the same upon advance notice from Tenant, given prior to 12:00 P.M. on any business day on which Tenant requires such after-hours condenser water or if Tenant shall desire same on a day other than a business day, Landlord shall furnish the same upon advance notice from Tenant given prior to 12:00 P.M. on the last business day prior to such non business day, and Tenant shall pay Landlord's then established charges therefor as additional rent within twenty (20) days after demand. Landlord’s current Building standard rate for after-hours condenser water is $150.00 per hour per floor, subject to Landlord’s actual increases in costs from time to time with a minimum of four (4) hours on weekends and holidays. Notwithstanding what the then current Building standard rate for after-hours condenser water is, Tenant shall only be charged $92.00 per hour per floor, subject to Landlord’s actual increases from time to time for after-hours condenser water for the first three-hundred (300) hours Tenant uses per annum (which shall be prorated for partial years). The furnishing of condenser water to the Base four AC Units is subject to emergencies and Landlord’s scheduled routine shutdowns. Tenant acknowledges and agrees that (i) condenser water for the Condenser System shall be supplied by several water towers, (ii) the water towers providing condenser water to Tenant may additionally be utilized for the cooling of the public portions of the Building and during the Building's cooling season the demand for condenser water in the Building may limit Landlord's ability to supply condenser water in the event of a failure of one (1) or more of the water towers, and (iii) Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of the condenser water supplied to the Demised Premises shall no longer be available or suitable for Tenant's requirements or if a failure of one (1) or more of the water towers servicing the Demised Premises shall cause an interruption of its supply of condenser water. Landlord shall operate, repair and maintain the Condenser System.
(B) Tenant shall be permitted to install a reasonable amount of supplemental air conditioning units throughout the Demised Premises, upon Landlord’s approval thereof, which approval shall not be unreasonably withheld or delayed, provided and on condition that: (i) Tenant establishes reasonable proof that it needs such supplemental air conditioning units; (ii) in operating such supplemental air conditioning units, the Electric Capacity is not exceeded, and (iii) the louvers for each such supplemental air conditioning unit shall be placed in an area designated by Landlord. Subject to the terms of Section 18.04(A), Tenant shall be entitled to use such supplemental air conditioning units twenty-four (24) hours per day, seven (7) days per week and Tenant shall have the option to connect such supplemental units to the Building’s condenser water system. Tenant shall pay, as additional rent hereunder, throughout the Term if Tenant is using Landlord’s condenser water system, the Building standard charge per ton per annum for the use of Landlord’s condenser water system plus any applicable tax thereon, such as sales tax or utility tax, payable in equal monthly installments as and with the fixed rent payable hereunder (except that there shall be no abatement thereof during any Free Fixed Rent Periods provided hereunder). Landlord’s current Building standard supplemental condenser water charge, subject to Landlord’s actual increases in costs from time to time, is $600.00 per ton of capacity per annum and shall be charged when Tenant connects its supplemental units to the condenser water system. Tenant covenants and agrees, at Tenant’s sole cost and expense, to maintain all supplemental air conditioning units serving the Demised Premises, in good working order at all times during the Term of this lease, to perform all repairs and services thereto, and to make replacement of parts, as they become necessary. Tenant shall maintain throughout the Term of this lease a contract with a vendor and under a form approved in advance by Landlord for the service, maintenance, repair and/or replacement of such supplemental air conditioning units. Tenant shall reserve up to thirty (30) tons of condenser water for Tenant’s supplemental unit (the “Reserved Amount”) for up to one
(1)year after the Commencement Date (the “CW Outside Date”). If Tenant does not advise Landlord that it wishes to use the Reserved Amount, then Tenant shall no longer have the right to the Reserved Amount after the CW Outside Date.

ARTICLE 19 LANDLORD'S OTHER SERVICES

19.01Elevators. Commencing on the date Tenant shall occupy the Demised Premises for the conduct of business, Landlord, at its expense, shall provide public elevator service, passenger and freight (subject to Building rules and regulations and on a first come, first serve basis), by elevators serving the floors on which the Demised Premises are situated during business hours of business days, and shall have at least one passenger elevator subject to call at all other times, subject however to Landlord's right to stop or interrupt such service pursuant to the provisions of Section 19.04. If Tenant desires to use the freight elevators during hours other than those designated by Landlord as freight elevator business hours for the Building (“Freight Business Hours”), Tenant shall pay to Landlord, as additional rent, Landlord's then established Building charges and such usage shall be subject to then established Building regulations therefor (which may include a minimum number of hours) and Tenant shall provide Landlord with at least one (1) full business day's prior written notice thereof. Landlord’s 2021 Building standard charge for after-hours freight elevator use is $248.00 per hour per car (with a two (2) car minimum) subject to Landlord’s increases in costs from time to time during the Term. Tenant shall be required to use the freight elevator only during hours other than Freight Business Hours, subject to the terms of this lease, for any move into or out of the Demised Premises and the movement of any construction materials or equipment into or out of the Demised Premises. Any use by Tenant of the freight elevators shall be permitted only if Tenant is not in default under this lease and shall be subject to Building regulations and the schedule established by Landlord for Building occupants and use by Landlord. Tenant shall be permitted use of after-hours freight elevator service free of charge for the Initial Work in the Demised Premises for a period of not more than one hundred seventy-five (175) hours in the aggregate, which may be utilized in separate time periods consisting of not less than four (4) consecutive hours each (unless such use is continuous to Tenant’s use during business hours, in which event the minimum of four (4) hours shall not apply) (“Free After-Hours Freight”), and otherwise subject to scheduling and the terms of this lease provided, however, all such Free After-Hours Freight must be utilized prior to the date Tenant occupies the Demised Premises for the operation of its business in the normal course.

19.02Cleaning. Landlord, at its expense, shall cause the Demised Premises to be cleaned in accordance with the cleaning specifications set forth in Landlord’s then current cleaning contract for the Building, a current copy of which is annexed hereto as Exhibit E. Tenant shall pay to Landlord on demand the costs (at Landlord’s standard rates) incurred by Landlord for (a) extra cleaning work in the Demised Premises required because of (i) misuse or neglect on the part of any Tenant Party (as defined in Subsection 38.01(B), (ii) use of portions of the Demised Premises for preparation, serving or consumption of food or beverages, data processing or reproducing operations (beyond normal office reproducing use), trading areas, executive lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas (other than Building lavatories or toilets located in the Demised Premises as set forth in General Cleaning of Exhibit E or if Tenant replaces such Building lavatories/toilets set forth on Exhibit E with a different concept of restrooms, then Landlord’s obligation to clean such restrooms will continue provided such restroom concept constructed by Tenant are similar in size to the Building standard lavatories and are in mutually agreeable locations as the Building standard lavatories), (iii) unusual quantity of interior glass surfaces, (iv) non Building standard materials, equipment, fixtures or finishes installed by Tenant or at its request, and (b) removal from the Demised Premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy. Landlord, its cleaning contractor and their employees shall have access to the Demised Premises and the free use of light, power and water in the Demised Premises as reasonably required for the purpose of cleaning the Demised Premises in accordance with Landlord's obligations hereunder. Additional cleaning required by Tenant shall be performed at Tenant's expense by the cleaning contractor, if any, for the Building.

19.03Water. Landlord shall furnish cold water to the Demised Premises for drinking, lavatory and cleaning purposes, provided that Landlord shall not be required to make any changes to the existing plumbing fixtures and equipment in order to do so. If Tenant uses water for any other purpose or in excessive quantities, Landlord, at Tenant's expense, may install meters to measure Tenant's consumption of water for such other purposes. Tenant shall pay for the quantities of water shown on such meters, at Landlord's cost thereof, on the rendition of Landlord's bills therefor. Said equipment shall be maintained and repaired by Tenant, at Tenant's expense, by the contractor designated by Landlord. The electricity used to operate said equipment shall be connected at Tenant's expense to Tenant's electric meter and shall be paid by Tenant as provided in Article 17.

19.04Intentionally Omitted.

19.05Suspensions. Landlord reserves the right, without any liability to Tenant, except as otherwise expressly provided in this lease, to stop service of any of the Heating, ventilation, electric, sanitary, elevator or other Building systems serving the Demised Premises, or the rendition of any of the other services required of Landlord under this lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this lease or by law to make or in good faith deems necessary, by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord's reasonable control provided, however, nothing contained herein shall be deemed to limit or prohibit Tenant’s rights under Section 16.04 above in the event of an interruption of an Essential Service.

ARTICLE 20

ACCESS TO PREMISES; RESERVED RIGHTS

20.01Reserved Rights. All parts except the inside surfaces of all walls, windows and doors bounding the Demised Premises (including exterior Building walls and doors and any core corridor entrance) and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan and air conditioning rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purpose of operation, maintenance, decoration and repair, are reserved to Landlord. Tenant shall permit Landlord to install, use, replace and maintain pipes, ducts and conduits within the Demised Premises and where practicable, within the demising walls, bearing columns and ceilings of the Demised Premises. Landlord reserves the right, at any time, without incurring any liability to Tenant or diminution or rental value therefor, to make such Changes in or to the Building and Real Property and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, doors, doorways, elevators, escalators, stairways, toilets and other public parts thereof, as it may deem necessary or desirable. Landlord may adopt any name for the Building. Landlord reserves the right to change the name or address of the Building at any time. Tenant agrees not to refer to the Building by any name or address other than as designated by Landlord.

20.02Access. Subject to Landlord's reasonable security requirements, Tenant shall have access to the Demised Premises twenty-four (24) hours per day, seven (7) days per week, every day of the year, but services shall only be provided in accordance with this lease, and where specific times and days are herein provided, then only during such times and days. Landlord and its agents or designees shall have the right, upon at least twenty-four (24) hours’ written notice (except in emergency), which may be in the form of an email to wet-nyc@barkbox.com or such other email addresses provided by Tenant to Landlord from time to time, to enter and/or pass through the Demised Premises or any part thereof, at reasonable times during reasonable hours, (i) to examine the Demised Premises and to show them to the fee owners, existing or potential Superior Lessors and Superior Mortgagees, or prospective purchasers, mortgagees or lessees of the Building as an entirety, and (ii) for the purpose of making such repairs or Changes in or to the Demised Premises or in or to its facilities, as may be provided for by this lease or may be mutually agreed upon by the parties or as Landlord may be required to make by law or in order to repair and maintain said structure or its fixtures or facilities or as Landlord may reasonably deem necessary for the operation of the Building. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required for such repairs, Changes, repainting or maintenance, without liability to Tenant, but Landlord shall not unreasonably interfere with Tenant's use of the Demised Premises. Landlord shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof, by master key or forcibly, if necessary, at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or said structure. During the fifteen (15) months prior to the Expiration Date for smaller leases, Landlord may exhibit the Demised Premises to prospective tenants.

20.03Landlord Entities. For the purposes of this Article, the term "Landlord"
shall include Superior Lessors and Superior Mortgagees.

ARTICLE 21

NOTICE TO LANDLORD OF ACCIDENTS, DAMAGE AND DEFECTS

21.01 Notice. Tenant shall give notice to Landlord, promptly upon learning of
(i) any accident, crime or security breach in or about the Demised Premises, (ii) any fire or other casualty in the Demised Premises, (iii) all damages to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof and (iv) any damage to or defects in any parts or appurtenances of the Building's sanitary, electrical, HVAC, elevator and other systems located in or passing through the Demised Premises or any part thereof.

ARTICLE 22

NON-LIABILITY AND INDEMNIFICATION

22.01Non-Liability. Neither Landlord nor its officers, directors, partners, principals, agents, employees or any Superior Mortgagees or Superior Lessors shall be liable to Tenant for any injury or damage to Tenant or to any other Person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other Person, irrespective of the cause of such injury, damage or loss, unless caused by or due to the willful acts or negligence of Landlord, its agents or employees occurring within the scope of their respective employments without negligence on the part of Tenant, it being understood that no property, other than such as might normally be brought upon or kept in the Demised Premises as an incident to the reasonable use of the Demised Premises for the purpose herein permitted, will be brought upon or be kept in the Demised Premises. Neither Landlord nor its officers, directors, partners, principals, agents, employees or any Superior Mortgagees or Superior Lessors shall be liable for any such injury or damages caused by other tenants or persons in, upon or about the building or caused by operations in construction of any private, public or quasi-public work.

22.02Indemnification. (A) Tenant shall indemnify, defend and save harmless Landlord and its officers, directors, partners, principals, agents, employees and any Superior Mortgagees and Superior Lessors against and from (a) any and all claims arising from (i) the management by Tenant of the Demised Premises or the conduct or use and occupancy of the Tenant Parties or any business therein, (ii) any work or thing whatsoever done, or any condition created in or about the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that any Tenant Party may have been given access to the Demised Premises, (iii) any negligent or otherwise wrongful act or omission of any Tenant Party, or (iv) the failure of any Tenant Party to comply with the terms of this lease or with Legal Requirements, and (b) all costs, expenses and liabilities (including, without limitation, legal fees and expenses) incurred in or in connection with each such claim or action or proceeding brought thereon. If any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding at Tenant's expense by counsel reasonably satisfactory to Landlord, without any disclaimer of liability in connection with such claim.

(B) Except to the extent due to the negligence or willful misconduct of Tenant and/or any Tenant Parties, Landlord shall indemnify, defend and save harmless Tenant and its officers, directors, partners, principals, agents and employees against and from (i) any and all claims arising from the negligence or willful misconduct of Landlord or any of its agents, employees or contractors, and (ii) all reasonable costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. If any such claim is asserted or any such action or proceeding is brought against Tenant by reason of any such claim, Tenant shall give Landlord prompt notice thereof and Landlord shall resist and defend such claim, action or proceeding, at Landlord’s expense, by counsel approved by reasonably satisfactory to Tenant, without any disclaimer of liability in connection with such claim. Tenant hereby approves counsel designated by Landlord’s insurance carrier for any action or proceeding.

22.03 Force Majeure. (A) The obligation of Tenant to pay rent hereunder and perform and observe all of the other covenants and agreements hereunder on the part of Tenant to be performed and observed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this lease or to supply, or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures, or other materials if Landlord is prevented or delayed from so doing by reason of acts of God, strikes, lockouts or labor troubles, explosion, sabotage, accident, riot or civil commotion, acts of war, terrorism or bio-terrorism, fire or other casualty, any actual or threatened health emergency, including, but not limited to, epidemics, pandemics, famine, disease, plague, quarantine, and other health risk, including, but not limited, to health risks declared or recognized by the Centers for Disease Control, the World Health Organization, any state or local governmental entity or other similar body or any other cause whatsoever beyond Landlord's reasonable control, including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision of any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency (collectively, “Force Majeure”). The time period of any delay or prevention caused by any of the foregoing reasons shall be added to the time herein provided within which any obligation of Landlord may be performed.

(B) If, by reason of Force Majeure, Tenant shall be unable to fulfill or shall be delayed in fulfilling any non-monetary obligation (i.e., any obligation other than the obligation to pay a sum of money) under this lease, then this lease and Landlord’s obligations hereunder shall in no way be affected, impaired or excused and Tenant’s obligation to perform any such non-monetary obligation shall be excused only for the period during which such event of Force Majeure exists and prevents or delays such performance despite Tenant’s reasonably diligent efforts and the time period of any delay or prevention caused by any of the foregoing reasons shall be added to the time herein provided within which any obligation of Tenant may be performed.

ARTICLE 23 DESTRUCTION OR DAMAGE
23.01Landlord's Obligation.    If the Building or the Demised Premises shall be
partially or totally damaged or destroyed by fire or other casualty, then, whether or not the damage or destruction shall have resulted from the fault or neglect of any Tenant Party

(and if this lease shall not have been terminated pursuant to this Article), then, to the extent of the proceeds of insurance actually received by Landlord for such purpose, Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises, at its expense, with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's Property nor to restore any Tenant's Changes or any Changes to the Demised Premises performed for Tenant's occupancy thereof (whether by Tenant or by Landlord on behalf of Tenant), Landlord’s obligation to repair or restore pursuant to this Section being "Landlord’s Restoration". No damages, compensation or claim (or other expense, including replacement premises or services) shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article. Landlord shall use its commercially reasonable efforts to effect Landlord’s Restoration promptly and in such manner as to not unreasonably interfere with Tenant's use and occupancy; provided the foregoing shall not require Landlord to incur additional expense for labor at overtime or premium rates.

23.02Abatement. If the Demised Premises shall be partially damaged or partially destroyed by fire or other casualty requiring Landlord’s Restoration, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered Untenantable (hereinafter defined) as a result of such damage or destruction to the Demised Premises and for the period from the date of such damage or destruction to the date that Landlord's Restoration to the Demised Premises shall be substantially completed. If the Demised Premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed and rendered completely (which shall be deemed to include substantially completely) Untenantable on account of fire or other casualty requiring Landlord’s Restoration, the rents shall abate as of the date of the damage or destruction and until Landlord's Restoration to the Demised Premises shall be substantially completed; provided, however, that should Tenant reoccupy a portion of the Demised Premises during the period that Landlord's Restoration is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy. "Untenantable" as used in this Article shall mean that Tenant is unable to use the Demised Premises or the portion thereof to which reference is made, for the conduct of its business in the normal course. Notwithstanding anything to the contrary contained herein, if Landlord or any Superior Lessor or Superior Mortgagee shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other casualty, by reason of some action or inaction on the part of any Tenant Party, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Tenant's rents, but the total amount of such rents not abated (which would otherwise have been abated) shall not exceed the amount of the uncollected insurance proceeds.

23.03Termination.    (A) If the Building or the Demised Premises shall be totally damaged or destroyed by fire or other casualty, or if the Building shall be so damaged or destroyed by fire or other casualty (whether or not the Demised Premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than thirty (30%) percent of the full insurable value of the Building immediately prior to the casualty or if more than thirty (30%) percent of the Demised Premises shall be so damaged or destroyed by fire or other casualty within the final two (2) years of the Term, or any Superior Lessor or Superior Mortgagee will not permit Landlord to apply the net proceeds of Landlord’s insurance to the restoration of the Building or the Demised Premises or such fire or casualty is caused by a risk not covered by casualty insurance then maintained by Landlord, then in any such case Landlord may terminate this lease by giving Tenant notice to such effect within one hundred eighty (180) days after the date of the casualty. In the event that this lease shall be terminated as the result of a fire or other casualty, then Tenant shall pay to Landlord the amount of any insurance proceeds received by Tenant for the restoration of the Demised Premises to the extent of any work performed or contribution paid by Landlord in connection with work and installations performed to the Demised Premises.

(B) If the Demised Premises or the Building shall be so damaged by fire or other casualty so as to render all or substantially all of the Demised Premises Untenantable by Tenant (in which event Landlord shall be required to notify Tenant within ninety (90) days thereafter (subject to reasonable insurance delays) (the "Casualty Notice") of the estimated time period by which such damage shall be repaired), and either (x) the Casualty Notice shall state that such damage cannot be repaired within twelve (12) months from the date of the occurrence of the event (or six (6) months in the last two (2) years of the Term) or (y) such damage is not in fact substantially repaired within the later to occur of twelve (12) months following such casualty or the date set forth in the Casualty Notice (or six (6) months in the last two (2) years of the Term), then Tenant shall have the right, by giving written notice to Landlord to such effect within thirty (30) days after either
(a) receipt by Tenant of a Casualty Notice which states that the damage cannot be restored or repaired within said twelve (12) month period (or six (6) months in the last two
(2)years of the Term) or (b) if applicable, the expiration of the period set forth in (y) above, to terminate this lease and its obligations hereunder, in which event the Term hereof shall expire upon the tenth (10th) day after such notice is given, the fixed rent and additional rent shall be prorated as hereinabove provided and Tenant shall vacate the Demised Premises and surrender the same to Landlord in accordance with the provisions of this lease. If Tenant shall fail to serve such notice as aforesaid, then this lease shall continue in full force and effect subject, however, to Landlord's right of termination as set forth in this Article. If there be any dispute between Landlord and Tenant with respect to the foregoing, either party may submit such dispute to, and such dispute shall be resolved in accordance with Expedited Arbitration.
23.04Tenant's Obligation. Landlord will not carry insurance of any kind on Tenant's Property or Tenant's Changes, and Landlord shall not be obligated to repair any damage thereto or replace the same. Tenant, at Tenant's expense, shall promptly repair and restore same to its condition prior to such fire or other casualty. Tenant shall reasonably cooperate with Landlord to permit Landlord's restoration required under this Article.

23.05Express Agreement. The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

ARTICLE 24 EMINENT DOMAIN
24.01Full Taking. If the whole or substantially all of the Demised Premises shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose (a "Taking"), this lease and the term and estate hereby granted shall forthwith terminate as of the date (the "Taking Date") of vesting of title in such taking and the rents shall be prorated and adjusted as of such date. If the whole or a portion of the Building shall be the subject to a Taking, then (whether or not the Demised Premises are affected), Landlord, at its option, may terminate this lease by notice to Tenant, delivered no later than ninety (90) days following the Taking Date.

24.02Partial Taking. If only a part of the Building is so taken, this lease shall be unaffected by such taking except that either party may elect to terminate this lease in the event of a partial Taking of more than fifty (50%) percent of the useable area of the Demised Premises and if the remaining area of the Demised Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business, by notice of such election to the other party not later than thirty (30) days after (i) notice of such Taking is given by Landlord to Tenant, or (ii) the Taking Date, whichever occurs sooner, time being of the essence with respect thereto. Upon the timely giving of such notice this lease shall terminate on the Taking Date and the rents shall be prorated as of such date. Upon such partial Taking and this lease continuing in force as to any part of the Demised Premises, the rents apportioned to the part taken shall be prorated and adjusted as of the Taking Date and thereafter the fixed rent for the Demised Premises and additional rent shall be payable pursuant to Articles 5 and 6 according to the remaining area of the Demised Premises.

24.03Award. As between Tenant and Landlord, Landlord shall be entitled to receive the entire award in any proceeding with respect to any Taking without deduction therefrom for any estate vested in Tenant by this lease and Tenant shall receive no part of such award, except as expressly provided in this Section. Tenant expressly assigns to Landlord all of its right, title and interest in or to every such award. Notwithstanding anything herein to the contrary, Tenant may make an independent claim with the condemning authority for Tenant's moving expenses, the value of Tenant's Property or any Tenant's Changes which do not become part of the Building, the Real Property or property of Landlord; provided however that Landlord's award is not thereby reduced or otherwise adversely affected.

24.04Temporary Taking. If the temporary use or occupancy of all or any part of the Demised Premises shall be subject to a Taking during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award for such taking which represents compensation for the use and occupancy of the Demised Premises and, if so awarded, for the Taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This lease shall be unaffected by such Taking and Tenant shall continue responsible for all of its obligations hereunder insofar as such obligations are not affected by such Taking and shall continue to pay in full the fixed rent and additional rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use or occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period prior to the Expiration Date and Landlord shall receive so much thereof as represents the period subsequent to the Expiration Date. All moneys received by Tenant as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the rents hereunder have been paid by Tenant shall be received, held and applied by Tenant as a trust fund for payment of the rents due hereunder.

24.05Restoration.    In the event of a Taking of less than the whole of the Building which does not result in a termination of this lease, or in the event of a Taking for a temporary use or occupancy of all or any part of the Demised Premises which does not extend beyond the Expiration Date, Landlord, at its expense, and to the extent any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Demised Premises to substantially a Building standard condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and Demised Premises.

ARTICLE 25 SURRENDER AND HOLDOVER
25.01Surrender. On the last day of the Term, or upon any earlier termination of this lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear (subject to Landlord’s maintenance and repair obligations under this lease and damage due to casualty and condemnation provided, Tenant has assigned Landlord its insurance proceeds in connection with the same) and Tenant shall remove all of Tenant's Property therefrom except as otherwise expressly provided in this lease and shall restore the Demised Premises as herein provided and wherever such removal results in damage thereto. If the Expiration Date or the date of sooner termination of this lease shall fall on a day which is not a business day, then Tenant's obligations under this Article and Article 15 shall be performed on or prior to the immediately preceding business day. Tenant expressly waives, for itself and for any Person claiming through or under Tenant, any rights which Tenant or any such Person may have under the provisions of Section 2201 of the New York Civil Practice

Law and Rules and of any similar or successor law of same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this lease.

25.02Holdover. Tenant acknowledges that possession of the Demised Premises must be surrendered to Landlord on the Expiration Date or the date of sooner termination of this lease. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Demised Premises will be extremely substantial, will exceed the amount of the monthly installments of the fixed rent and additional rent payable hereunder and will be impossible to accurately measure. Tenant agrees that if possession of the Demised Premises is not surrendered to Landlord on or before thirty (30) days after the Expiration Date (or sooner termination of this lease) in the condition required under this lease and otherwise in accordance with the terms hereof, in addition to any other rights or remedies Landlord may have hereunder or at law, and without in any manner limiting Landlord's right to demonstrate and collect any damages suffered by Landlord, Tenant hereby indemnifies Landlord against liability arising from Tenant's failure to surrender the Demised Premises as provided herein, including any claims made by any succeeding tenant or prospective tenant founded upon delay in obtaining possession of the Demised Premises and Tenant shall pay to Landlord on account of use and occupancy of the Demised Premises for each month and for each portion of any month during which Tenant holds over in the Demised Premises after the Expiration Date (or sooner termination of this lease) a sum equal to (a) during the first thirty (30) days of such holdover, one hundred fifty (150%) percent of the fixed rent that was payable under this lease during the last month of the Term, plus all additional rent which was payable under this lease during the last month of the Term; and (b) thereafter, two hundred (200%) percent of the fixed rent which was payable under this lease during the last month of the Term, plus all additional rent which was payable under this lease during the last month of the Term. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Demised Premises after the Expiration Date (or sooner termination of this lease) or to limit in any manner Landlord's right to regain possession of the Demised Premises through summary proceedings, or otherwise, and no acceptance by Landlord of payments from Tenant after the Expiration Date shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section. The provisions of this Article shall survive the Expiration Date.

ARTICLE 26 CONDITIONS OF LIMITATION
26.01Conditions of Limitation.    This lease and the term and estate hereby
granted are subject to the limitations that:

(a)if Tenant shall file a voluntary petition seeking an order for relief under Title 11 of the United States Code, or Tenant shall be adjudicated a debtor, bankrupt or insolvent, or shall file any petition or answer seeking, consenting to or acquiescing in any order for relief, reorganization, arrangement, composition, adjustment, winding up, liquidation, dissolution or similar relief with respect to Tenant or its debts under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law (foreign or domestic), or shall file an answer admitting or failing to deny the material allegations of a petition against it for any such relief or shall generally not, or shall be unable to, pay its debts as they become due or shall admit its insolvency or its inability to pay its debts as they become due, or shall make a general assignment for the benefit of creditors or shall seek or consent or acquiesce in the appointment of any trustee, receiver, examiner, assignee, sequestrator, custodian or liquidator or similar official of Tenant or of all or any part of Tenant's Property or if Tenant shall take any action in furtherance of or authorizing any of the foregoing; or if Tenant shall call a meeting of, or propose any form of arrangement, composition, extension or adjustment with, its creditors holding a majority in amount of Tenant's outstanding indebtedness; or

(b)if any case, proceeding or other action shall be commenced or instituted against Tenant, seeking to adjudicate Tenant a bankrupt or insolvent, or seeking an order for relief against Tenant as debtor, or reorganization, arrangement, composition, adjustment, winding up, liquidation, dissolution or similar relief with respect to Tenant or its debts under any present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law (foreign or domestic), or seeking appointment of any trustee, receiver, examiner, assignee, sequestrator, custodian or liquidator or similar official of Tenant or of all or any part of Tenant's property, which either (i) results in the entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of sixty (60) days; or if any case, proceeding or other action shall be commenced or instituted against Tenant seeking issuance of a warrant of execution, attachment, distraint or similar process against Tenant or any of Tenant's property which results in either
(x) the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days after the entry thereof or (y) the taking or occupancy of the Demised Premises or an attempt to take or occupy the Demised Premises; or

(c)if Tenant shall default in the payment when due of any installment of fixed rent or in the payment when due of any additional rent, or in the restoration of any security deposit as required under Article 39 or shall fail to maintain any insurance required to be maintained under this lease or to provide Landlord evidence thereof, and such default shall in any event continue for five (5) business days after notice by Landlord to Tenant that such rent is due or security deposit is to be restored or such insurance has failed to be maintained or delivered, as the case may be; or

(d)if Tenant shall default in the performance of any term of this lease on Tenant's part to be performed (other than the payment of fixed rent and additional rent) and Tenant shall fail to remedy such default as soon as practicable and in any event within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it can be remedied, but cannot be completely remedied within said period of thirty
(30) days, if Tenant shall not (x) promptly upon the giving by Landlord of such notice, advise Landlord of Tenant's intention to institute all steps necessary to remedy such situation, (y) promptly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, and (z) complete such remedy within a reasonable time after the date of the giving of said notice by Landlord and in any event prior to such time as would either subject Landlord, its agents, any Superior Lessor or Superior Mortgagee to prosecution for a crime or cause a default under the any Superior Lease or Superior Mortgage; or

(e)if this lease or the estate hereby granted or the unexpired balance of the Term shall, by operation of law or otherwise, devolve upon or pass to any Person other than Tenant except as is expressly permitted under Article 10; or

(f)if Tenant shall fail to perform or observe some term or condition of this lease which, because of its character, would immediately (i) jeopardize Landlord’s interest in the Real Property or the health or safety of any person, (ii) have a material and adverse affect on the operation of the Building or any Building system, or (iii) have a material and adverse affect on the business operations of any occupant, and such failure continues for ten (10) days after notice from Landlord to Tenant specifying such default, or, if such default is of such a nature that it cannot be completely remedied within said period of ten (10) days, if Tenant fails to commence to remedy such default within such ten (10) day period, or fails thereafter to diligently prosecute to completion all steps necessary to remedy such default; or

(g)if the Demised Premises shall become vacant or deserted for ten (10) consecutive days or abandoned (and the fact that any of Tenant's Property remains in the Demised Premises shall not constitute evidence that Tenant has not vacated, deserted or abandoned the Demised Premises) or if Tenant shall fail to take occupancy of the Demised Premises, or a floor thereof, as the case may be, within thirty (30) days after delivery of possession thereof; or

(h)if Tenant shall default in the performance of any term, covenant, agreement or condition on Tenant's part to be observed or performed under any other lease, license or occupancy agreement with Landlord of space in the Building and such default shall continue beyond the grace period, if any, set forth in such other lease, license or occupancy agreement for the remedying of such default;

then in any of said events Landlord may give to Tenant notice of intention to terminate this lease and to end the Term and the estate hereby granted at the expiration of three
(3)days from the date of the giving of such notice, and, if such notice is given, this lease and the term and estate hereby granted (whether or not the Term shall have commenced) shall terminate upon the expiration of said three (3) days with the same effect as if that day were the Expiration Date, but Tenant shall remain liable as provided in Article 28.

26.02Summary Proceedings. Nothing in Section 26.01 shall be deemed to require Landlord to give the notices therein provided for prior to the commencement of a summary proceeding for non-payment of rent or a plenary action for the recovery of rent on account of any default in the payment of the same, it being intended that such notices are for the sole purpose of creating a conditional limitation hereunder pursuant to which this lease shall terminate and if Tenant thereafter remains in possession or occupancy, it shall become a holdover tenant.

26.03Overtime Services. If the Demised Premises shall at any time be vacant, deserted or abandoned, or if Tenant shall be in default beyond any applicable grace period provided in Section 26.01, then, in any such event, Landlord may without notice refuse to provide overtime services unless Tenant has made arrangements for advance payment acceptable to Landlord.

26.04Multiple Obligors. If, at any time (a) Tenant shall be comprised of two (2) or more persons, or (b) there is a guarantor of any of Tenant's obligations under this lease, or (c) Tenant's interest in this lease shall have been assigned, the word "Tenant", as used in clauses (a) and (b) of Section 26.01, shall mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this lease. Any sums received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in clauses (a) and (b) of Section 26.01 shall be deemed paid as compensation for the use and occupancy of the Demised Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on the part of Landlord of any rights under this Article or Article 28.

ARTICLE 27

RE-ENTRY BY LANDLORD

27.01Re-entry. If Tenant shall default in the payment of any installment of fixed rent, or of any additional rent, on any date upon which the same ought to be paid, and if such default shall continue for five (5) business days after Landlord shall have given to Tenant a notice specifying such default, or if this lease shall expire as provided in Article 26, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Demised

Premises again as and of its first estate and interest therein. The word re-enter, as herein used, is not restricted to its technical legal meaning. In the event of any termination of this lease under the provisions of Article 26 or if Landlord shall re-enter the Demised Premises under the provisions of this Article or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed rent and additional rent payable by Tenant to Landlord up to the time of such termination of this lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 28.

27.02Injunction. In the event of a breach or threatened breach by Tenant of any of its obligations under this lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

27.03Application of Funds. If this lease shall terminate under the provisions of Article 26, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 28 or pursuant to law.

ARTICLE 28 DAMAGES
28.01Computation. If this lease is terminated under Article 26, or if Landlord shall re-enter the Demised Premises under Article 27, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of Tenant's default hereunder, Tenant shall pay to Landlord as damages, at Landlord's election either:

(a)a sum which at the time of such termination or re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of:

(1)the aggregate of the fixed rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination unless termination is in the first year, in which event such additional rent shall be as reasonably estimated by Landlord) for the period commencing with the date of such earlier termination or re-entry, as the case may be, and ending with the Expiration Date, had this lease not so terminated or had Landlord not so re-entered the Demised Premises; over

(2)the aggregate rental value of the Demised Premises for the same period; or

(b)sums equal to the fixed rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or re-entry and until the Expiration Date; provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis (for equivalent space) shall be made of the rent received from such reletting and of the expenses of reletting. If the Demised Premises or any part thereof is relet by Landlord for the unexpired portion of the Term, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting.

28.02Recovery. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been terminated under Article 26, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this lease or re-entry on the Demised Premises for the default of Tenant under this lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 28.01. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Demised Premises, or in the event that the Demised Premises are re-let, for failure to collect the rent payable under such re-letting.

ARTICLE 29 WAIVERS
29.01Redemption. Tenant, for itself, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this lease or after the termination of this lease as herein provided.

29.02Application of Payments. If Tenant is in arrears in payment of fixed rent or additional rent hereunder, Tenant waives its right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited. No amounts to be refunded to Tenant or credited or applied to fixed rent or additional rent hereunder shall be so refunded, credited or applied for any period during which Tenant is in default of any of the terms, covenants or conditions on its part to be performed or observed under this lease.

29.03Jury Trial and Counterclaim. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE DEMISED PREMISES, INCLUDING ANY CLAIM OF INJURY OR DAMAGE, OR ANY EMERGENCY OR OTHER STATUTORY REMEDY WITH RESPECT THERETO. IT IS MUTUALLY AGREED THAT IF LANDLORD COMMENCES ANY SUMMARY PROCEEDING FOR NON-PAYMENT OF RENT OR TO RECOVER POSSESSION OF THE DEMISED PREMISES FOR ANY REASON WHATSOEVER, TENANT WILL NOT INTERPOSE AND DOES HEREBY WAIVE THE RIGHT TO INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING OTHER THAN MANDATORY COUNTERCLAIMS WHICH IF NOT RAISED WOULD BE WAIVED.

29.04Services. The provisions of Articles 17, 18 and 19 shall be considered express agreements governing the services to be furnished by Landlord, and Tenant agrees that any Legal Requirements, now or hereafter in force, shall have no application in connection with any enlargement of Landlord's obligations with respect to such services unless Tenant agrees, in writing, to pay to Landlord, as additional rent, Landlord's charges for any additional services provided.

ARTICLE 30

NO OTHER WAIVERS OR MODIFICATIONS

30.01No Other Waivers or Modifications. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this lease shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this lease, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

The following specific provisions shall not be deemed to limit the generality of any of the foregoing provisions of this Article:

(a)no agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's Property in connection with such subletting;

(b)the receipt by Landlord of rent with knowledge of breach of any obligation of this lease shall not be deemed a waiver of such breach;

(c)no payment by Tenant or receipt by Landlord of a lesser amount than the correct fixed rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this lease or at law provided;

(d)no receipt of monies by Landlord from Tenant, after any re- entry or after the cancellation or termination of this lease in any lawful manner, shall reinstate the lease; and

(e)no work or repairs performed by Landlord in the Building shall be deemed a constructive eviction of Tenant.

ARTICLE 31

CURING TENANT'S DEFAULTS; FEES AND EXPENSES

31.01 Landlord's Rights. If Tenant shall default in the performance of any of Tenant's obligations under this lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the reasonable expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of (i) three (3) business days from the date Landlord gives Tenant notice of intention so to do, or (ii) the applicable grace period provided in Section 26.01 or elsewhere in this lease for cure of such default, whichever occurs sooner. Bills for any such reasonable expenses incurred by Landlord in connection with any such performance by it for the account of Tenant (plus an administrative charge of three (3%) percent thereof), and bills for all reasonable costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees and expenses, incurred in connection with any default by Tenant or in collecting or endeavoring to collect the fixed rent or additional rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this lease, or pursuant to law, including any such cost, expense and disbursement incurred in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished, or rendered, by Landlord or at its instance to Tenant, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and, shall be due and payable in accordance with the terms of such bills.

ARTICLE 32 BROKER
32.01 Broker. Each of Tenant and Landlord covenants, warrants and represents to the other that it has dealt with no broker or finder except Silverstein Properties, LLC, Newmark & Company Real Estate, Inc. and Savills Inc. (collectively, "Broker") in consummating this lease and the renting of the Demised Premises. Each of Tenant and Landlord agrees to indemnify, defend and hold the other harmless from and against any claims for a brokerage, finder or other commission or fee arising out of any conversations or negotiations had by the indemnifying party with any broker or finder except Broker. Landlord shall pay any commissions due and owing Broker pursuant to a separate written agreement. This Article shall survive the Expiration Date or earlier termination of this lease.

ARTICLE 33

NOTICES

33.01Notices.

(A)Any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail (express mail, if available), return receipt requested, or by reputable courier guaranteeing overnight delivery for which a receipt in evidence thereof is requested, addressed to the other party as follows:

1.If to Landlord:

(i)addressed to Landlord at:

7 World Trade Center, 250 Greenwich Street,
New York, New York 10007 Attn: General Counsel

with copies to

(ii)Landlord at:

7 World Trade Center, 250 Greenwich Street,
New York, New York 10007,
Attn: Leasing Department

(iii)Landlord at:

7 World Trade Center, 250 Greenwich Street,
New York, New York 10007,
Attn: Office of Asset Management

(iv)Wilk Auslander LLP, Worldwide Plaza 825 Eighth Avenue,
New York, New York 10019, Attn: Jeffrey A. Samuels, Esq.;

(v)each Superior Mortgagee and Superior Lessor which shall have requested same, by notice given in accordance with the provisions of this Article 33 at the address designated by such Superior Mortgagee for Superior Lessor; and

(vi)with respect only to Tenant’s Changes and/or Building systems, services and operations, with an additional copy to

(a)Landlord at:

7 World Trade Center, 250 Greenwich Street,
New York, New York 10007,
Attn: Operations Department, William Dacunto, and

(b)Landlord, addressed to the Building, Attn: Building Manager

2.If to Tenant, at Tenant’s address first hereinabove set forth with a copy to BarkBox, Inc., 221 Canal Street, 6th Floor, New York, New York 10013, Attention: Legal Department except that after the date Tenant first occupies the Demised Premises for the conduct of its business, Tenant's address shall be the Demised Premises, Attention: Real Estate Department with a copy to the Demised Premises, Attention: Legal Department.
(B)Any notice shall be deemed to have been given, rendered or made (i) on the date delivered or first rejected, if delivered to Tenant personally or if delivered by overnight courier, and (ii) if mailed as above provided, on the date which is two (2) days after mailing. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demand or other communications intended for it. Notices given by Landlord's managing agent or attorneys shall be deemed a valid notice if addressed and sent in accordance with the provisions of this Article. At Landlord's option, notices to Tenant may be sent by hand delivery. Notwithstanding the foregoing, communications from Landlord, such as correspondence and rent bills for fixed rent and/or additional rent and/or Building wide notices, which are sent in the ordinary course of business need only be sent to Tenant (without the requirement to send a copy to any other person or entity) and may be sent exclusively by regular mail, by hand or by e-mail (if an e-mail address is provided by Tenant) and Building wide notices or notices to Tenant regarding operations and/or repairs at the Building may be sent to the Demised Premises.

ARTICLE 34

ESTOPPEL CERTIFICATE; MEMORANDUM

34.01Estoppel Certificate. Tenant, at any time and from time to time, as requested by Landlord, upon not less than fifteen (15) days' prior notice, shall execute and deliver to Landlord or such other Person designated by Landlord a statement certifying (a) that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and whether any options granted to Tenant pursuant to the provisions of this lease have been exercised, (b) the dates to which the fixed rent and additional rent have been paid and the amounts thereof, (c) whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this lease, and, if so, specifying each such default of which the signer may have knowledge, and (d) such other information as Landlord shall reasonably request in connection with this lease, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom Landlord may be dealing.

34.02Memorandum. At the request of Landlord, the parties shall promptly execute, acknowledge and deliver a memorandum with respect to this lease sufficient for recording. Such memorandum shall not in any circumstances be deemed to change or otherwise affect any of the obligations or provisions of this lease. Tenant shall not record this lease or any memorandum hereof. Landlord shall not record this lease.

ARTICLE 35

TENANT’S OFFER SPACE OPTION

35.01Definition. For purposes of this Article, the term "Available Offer Space" shall mean any office space located on the eleventh (11th) floor of the Building, which encompasses a minimum of 8,000 rentable square feet of contiguous space, which becomes available for leasing.

35.02Exercise of Right. So long as there are at least four (4) years remaining in the Term as the same may be extended pursuant to the terms of this lease (or if there is less than four (4) years and Tenant simultaneously exercises its Renewal Option), provided that (i) Tenant is not then in default under any of the monetary or material non- monetary terms, covenants and conditions of this lease to be observed or performed by Tenant, beyond the giving of notice and expiration of applicable cure periods herein provided, and (ii) Tenant Named Herein (or any Permitted Transferee) shall occupy at least a full floor in the Building and at least 75% of the Demised Premises for the conduct of its business, then, subject to (a) any other existing contractual renewal rights or options in effect as of the date of this lease of existing tenants in the Building, and (b) any expansion rights or options in effect as of the date of this lease of existing tenants in the Building (but not the expansion rights of future tenants of the Building), and (c) the extension or renewal of a lease of any then existing tenants or occupants of the then applicable Available Offer Space whether or not pursuant to a contractual renewal option, if any portion of the Available Offer Space shall become available for leasing after the Commencement Date and after the initial lease up of such Available Offer Space if the Available Offer Space is vacant as of the Commencement Date, Landlord shall prior to offering such Available Offer Space to another person or entity offer to lease such Available Offer Space to Tenant upon the terms set forth in Section 35.03 below by written notice (the "Available Terms Offer") given to Tenant. Tenant shall have the option, exercisable by delivery of notice (the "Assenting Notice") to Landlord within ten
(10) business days after receipt of the Available Terms Offer, accepting the Available Terms Offer, in which event such Available Offer Space accepted by Tenant shall be added to the Demised Premises in accordance with the Available Terms Offer, pursuant to the terms set forth in Section 35.03 below, and Tenant shall execute and deliver to Landlord, promptly after Tenant's receipt thereof, an amendment to this lease (the "Available Offer Space Agreement") containing the terms set forth in the Available Terms Offer, and otherwise having the terms of this lease and being in form and substance reasonably acceptable to Tenant, Landlord shall countersign such Available Offer Space Agreement and return it to Tenant after Landlord’s receipt of any such partially executed agreement from Tenant. After delivery of the Assenting Notice, neither Landlord’s failure to prepare or deliver the applicable Available Offer Space Agreement nor Tenant’s or Landlord’s failure to execute or deliver the same shall vitiate the terms of this Article, and the Available Offer Space shall nevertheless be added to the Demised Premises as provided herein. Nothing herein contained shall require Landlord to reach any agreement or understanding with Tenant or to match any prior or subsequent offer by any other proposed tenant, and Landlord shall be free, if Tenant shall reject said Available Terms Offer or fail to respond to same within said (10) business day period, to lease all or any portion of the applicable Available Offer Space on any terms Landlord may desire, whether more favorable than that set forth in the Available Terms Offer or not and Landlord shall not be required to offer such applicable Available Offer Space again until such applicable Available Offer Space becomes available for leasing after Landlord’s leasing of the same following Tenant’s rejection or failure to respond to the applicable Available Offer Space. Notwithstanding the foregoing provision of this Article, if Tenant shall fail or refuse to accept the Available Terms Offer, Landlord and Tenant agree that neither the validity of this lease nor Tenant's obligations hereunder shall be affected thereby and Tenant shall have no claim against Landlord by reason thereof.

35.03Terms of Offer. If Tenant shall deliver the Assenting Notice to Landlord within the aforesaid (10) business day period, the applicable Available Offer Space shall be added to the Demised Premises in accordance with the terms, covenants and conditions of this Article as of the date Landlord delivers vacant possession of the Available Offer Space to Tenant (the “Available Offer Space Commencement Date”) and the Available Offer Space Agreement shall provide that effective as of the Available Offer Space Commencement Date, the applicable Available Offer Space shall be deemed included in the Demised Premises upon all of the same terms, covenants and conditions contained in this lease, except that:

1.The fixed rent payable by Tenant pursuant to this lease for the Available Offer Space shall be increased by an amount equal to one hundred (100%) percent of the Fair Market Rent for the applicable Available Offer Space prevailing six (6) months prior to the Available Offer Space Commencement Date as determined in accordance with the Fair Market Rent Determination Procedure modified accordingly to apply to the Available Offer Space and the Available Offer Space Commencement Date. All relevant factors, including, without limitation, the provisions of subsections 2 and 4 below, shall be taken into account in the Fair Market Rent Determination Procedure for the Available Offer Space.

2.Sections 2.06, 4.02 and 4.03 of this lease shall not apply to the Available Offer Space and Tenant agrees to accept possession of the applicable Available Offer Space in its then as-is condition on the Available Offer Space Commencement Date, and Tenant shall not be entitled to any rental concession, base building work or Landlord’s Contribution unless Landlord shall, in its sole determination, elect otherwise, provided, however, that Landlord shall deliver the Available Offer Space vacant and broom clean and with all Building systems servicing the Available Offer Space in good working order.

3.The Available Offer Space Agreement shall contain the
following language:

"If Landlord is unable to give possession of the Available Offer Space to Tenant on the Available Offer Space Commencement Date because of the holding-over or retention of possession of any tenant, undertenant or occupants, or for any other reason beyond Landlord's reasonable control, Landlord shall not be subject to any liability for failure to give possession on said date and the validity of the Lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of the Lease, but the Available Offer Space Commencement Date shall be deemed extended until the date on which Landlord shall have delivered possession thereof to Tenant (provided Tenant is not responsible for the inability to obtain possession). If as of the intended Available Offer Space Commencement Date, any tenant or occupant is then holding over in the Available Offer Space, Landlord shall use commercially reasonable efforts, including the commencement and prosecution of summary dispossess proceedings or other similar appropriate legal action as Landlord reasonably deems necessary, to obtain vacant possession of the Available Offer Space. The provisions of this Paragraph are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law."

4."Tenant's Tax Proportionate Share" and “Tenant’s Operating Expense Proportionate Share”, as such terms are defined in Articles 5 and 6 of this lease shall be increased by an amount equal to the percentage derived by dividing the rentable square foot area of the applicable Available Offer Space (as determined by Landlord on the same basis as Landlord used to calculate the rentable square footage of the original Demised Premises) by the rentable square foot area of the Building used to calculate Tenant’s Tax Proportionate Share and Tenant’s Operating Expense Proportionate Share, as the case may be, for the original Demised Premises, and the Base Tax Year and the Base Year for Operating Expenses shall remain unchanged except if either was updated pursuant to the Fair Market Rent Determination Procedure.

35.04Available for Leasing. For the purposes of this Article 35 hereof, the term “available for leasing” shall mean that the relevant Available Offer Space is vacant or expected to become vacant, is being offered for leasing to the general marketplace and is unencumbered or expected to be unencumbered by (1) a lease or leases or other occupancy agreement(s) between Landlord and a tenant or occupant having direct privity with Landlord thereof, or (2) an assignment(s) of any lease(s) by the tenant(s) thereunder, or (3) any and all sublettings of all or any portion of such space by such tenants, or (4) any assignment(s) of such sublettings, or (5) any extensions or renewals of such leases. No space shall be deemed “available for leasing” if the then tenant or occupant of such space or any assignee holding through or under such tenant or occupant shall enter into
(x) any agreement with Landlord extending or renewing the letting agreement or other occupancy agreement affecting such space, or (y) any new lease with Landlord affecting such space. Notwithstanding anything to the contrary contained in this Article 35, if Landlord sends an Available Terms Offer to Tenant which is thereafter accepted by Tenant and such Available Offer Space shall thereafter become no longer available for leasing, then the Available Terms Offer Landlord sent and Tenant accepted shall be null and void and of no further force or effect.

ARTICLE 36

ADJACENT EXCAVATION AND SHORING

36.01 Adjacent Excavation. If an excavation or other substructure work shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford to the Person causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as shall be necessary to preserve the wall of or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent provided, however, in the exercise of its rights under this Section 36.01, Landlord shall exercise commercially reasonable efforts to cause any Persons accessing the Demised Premises to not unreasonably interfere with Tenant’s ability to operate its business at the Demised Premises. Additionally, Tenant acknowledges that in connection with any construction which may be performed upon the Building or upon land adjacent to the Real Property or for any other reason, any windows in the Demised Premises may have any view and light therefrom temporarily or permanently (but only if required by Legal Requirements) obstructed or cut off and Tenant agrees that neither Landlord nor any partners thereof, known or unknown, nor any shareholders, officers or directors thereof, if Landlord be a corporation, nor anyone claiming by, through or under Landlord or any of the foregoing, shall have any liability therefor and same shall not constitute an actual or constructive eviction, nor affect the obligations of Tenant hereunder in any manner whatsoever.

ARTICLE 37 PARTIES BOUND
37.01Successors and Assigns. The obligations of this lease shall bind and benefit the respective heirs, distributees, executors, administrators, successors and assigns of the parties hereto (herein sometimes referred to as the "parties") with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 10 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 26. However, the obligations of Landlord under this lease shall not be binding upon Landlord herein named or any subsequent Landlord with respect to any period subsequent to the transfer of its interest in the Building and/or Real Property as owner or lessee thereof and in the event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named or any subsequent Landlord, as such owner or lessee of the Building and/or Real Property, but only with respect to the period ending with a subsequent transfer within the meaning of this Section.

37.02Limitation of Liability. Tenant agrees that the liability of Landlord under this lease and all matters pertaining to or arising out of the tenancy and use and occupancy of the Demised Premises shall be limited to Landlord's estate in the Building as owner or lessee thereof, and no other property or assets of Landlord or any partner, member, officer, principal or director thereof, or any Person of which Landlord is comprised, disclosed or undisclosed, shall be subject to any claim, levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises. In no event shall Tenant make any claim against or seek to impose any personal liability upon any Person comprising Landlord.

ARTICLE 38

CERTAIN DEFINITIONS AND CONSTRUCTION OF DOCUMENT

38.01Certain Definitions.    As used in this lease:

(A)"Real Property" shall mean the Building and the land upon which it is situated and certain easements and other appurtenances thereto.

(B)"Tenant Parties" shall mean Tenant, its employees, agents, affiliates, contractors (at any level), subtenants (at any level), licensees (at any level), and invitees, and a "Tenant Party" shall mean Tenant or any of the other Tenant Parties.

(C)"Insurance Requirements" shall mean rules, regulations, orders and other requirements of the New York Board of Fire Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

(D)"Legal Requirements" shall mean laws and ordinances of any or all of the Federal, state, city, county and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi-public authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law, and Insurance Requirements and Sustainability Requirements.

(E)"Base Rate" shall mean the rate of interest publicly announced from time to time by Citibank, N.A., in New York, New York, or its successor, as its "base rate"

(or such other term as may be used by Citibank, N.A., in New York, New York from time to time, for the rate presently referred to as its "base rate").

(F)"Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, business trust, tenancy-in-common or other entity, or any governmental entity.

(G)“Sustainability Requirements” shall mean any Legal Requirements and/or reasonable and customary requirements of Landlord relating to carbon emissions, energy, water and waste efficiency, and /or any other environmentally sustainable practices, including, without limitation (a) New York City Local Laws: (i) #32 of 2018, (ii) #33 of 2018, and (iii) #97 of 2019 and/or similar Legal Requirements (b) compliance with Energy Star, Green Globes-CIEB, LEED, IREM or similar programs instituted by Landlord, if any (b) compliance with all monitoring and data collection, maintenance, access, documentation and reporting requirements, (c) providing Landlord, within thirty (30) days following Landlord’s request, with any information in Tenant’s possession or control relating to Landlord’s efforts to comply with applicable Sustainable Requirements or to obtain or maintain any “Green” or similar certification, (d) use of the most energy efficient materials reasonably required by Landlord in connection with Tenant’s Changes or repairs or maintenance obligations of Tenant hereunder, and (e) cooperation with Landlord in connection with any on-site power generation facilities (such as solar or wind power, or storage batteries), but any Tax credits, abatements or benefits relating to such on-site power shall belong solely to Landlord.

38.02Rules of Construction.    As used in this lease:

(A)The term "mortgage" shall include an indenture of mortgage and deed of trust to a trustee to secure an issue of bonds, and the term "mortgagee" shall include such a trustee.

(B)The terms "include", "including" and "such as" shall each be construed as if followed by the phrase "without being limited to".

(C)The term "obligations of this lease", and words of like import, shall mean the covenants to pay rent and additional rent under this lease and all of the other covenants and conditions contained in this lease. Any provision in this lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition, or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

(D)The term "Tenant's obligations hereunder", and words of like import, and the term "Landlord's obligations hereunder", and words of like import, shall mean the obligations of this lease which are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to "performance" of either party's obligations under this lease shall be construed as "performance and observance". Where any matter is said to be the obligation of any party under this lease, or where this lease otherwise provides with any language that a party may undertake or is responsible for the performance of any action or the payment of any charge, cost or expense, then, unless stated to the contrary, it shall mean that the party responsible shall do or pay the same "at its sole cost and expense", regardless of whether or not those words are used; provided, however, that nothing shall be deemed to prohibit Landlord from recovering all or a part of its cost and expense pursuant to any other provision of this lease (such as an operating expense escalation provision).

(E)Reference to Tenant being or not being "in default hereunder", or words of like import, shall mean that the Tenant is in default in the performance of one or more of Tenant's obligations hereunder (regardless of whether notice has been given or grace periods have expired), or that a condition of the character described in Section
26.01 has occurred and continues or has not occurred or does not continue, as the case may be (regardless of whether notice has been given or grace periods have expired).

(F)Reference to Landlord as having "no liability to Tenant" or being "without liability to Tenant", shall mean that Tenant is not entitled to terminate this lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this lease or with respect to Tenant's use or occupancy of the Demised Premises.

(G)The term "repair" shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

(H)Reference to "termination of this lease" includes expiration or earlier termination of the Term of this lease or cancellation of this lease pursuant to any of the provisions of this lease or to law. Upon a termination of this lease, the Term and estate granted by this lease shall end at noon of the date of termination as if such date were the date of expiration of the Term and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this lease.

(I)The term "in full force and effect" when herein used in reference to this lease as a condition to the existence or exercise of a right on the part of Tenant shall be construed in each instance as including the further condition that at the time in question no default on the part of Tenant exists, and no event has occurred which has continued to exist for such period of time (after the notice, if any, required by this lease), as would entitle Landlord to terminate this lease or to dispossess Tenant.

(J)The term "Tenant" shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named,

while such Tenant or such assignee or other successor in interest, as the case may be, is in possession of the Demised Premises as owner of the Tenant's estate and interest granted by this lease and also, if Tenant is not an individual or a corporation, all of the persons, firms and corporations then comprising Tenant.

(K)Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

(L)The rule of ejusdem generis shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

(M)Words such as "herein", "hereto", "hereof" and "hereunder" and like import shall refer to this entire lease, and not to any particular subdivision or Exhibit of this lease, unless expressly stated to the contrary.

(N)All references in this lease to Articles, Sections, Subsections, Exhibits and other subdivisions are references to the respective Articles, Sections, Subsections, Exhibits and other subdivisions of this lease, as the case may be, unless expressly otherwise designated in the context. All Exhibits annexed to are hereby made part of this lease.

(O)The captions, numbers and definitions set forth in this lease are inserted only as a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of any Article, Section, Exhibit or other subdivision of this lease, nor in any way affect this lease.

ARTICLE 39 SECURITY DEPOSIT
39.01Deposit and Transfer of Security. Tenant has deposited with
Landlord a letter of credit (the "Letter") in the amount of One Million Nine Hundred Twelve Thousand Two Hundred Thirteen and 33/100 ($1,912,213.33) Dollars (the "Security Amount"), complying with the requirements of Section 39.02, as security for the full and punctual performance by Tenant of all of the terms of this lease. At the election of Landlord such security deposit shall be held by Landlord in the form of the Letter or as cash. If Tenant defaults in the performance of any of the terms of this lease, including the payment of rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms of this lease, including any damages or deficiency in the reletting of the Demised Premises, whether accruing before or after summary proceedings or other re-entry by Landlord. In the case of every such use, application or retention, Tenant, on demand, shall cause the Letter or cash deposit, as the case may be, to be restored to the full Security Amount as provided in Section 39.02 with respect to the Letter, and any failure by Tenant to do so on demand shall constitute a default under this lease. If any bankruptcy, insolvency, reorganization or other creditor debtor proceedings shall be instituted by or against Tenant, or its successors or assigns, or the guarantor of this lease, if any, any security deposited with Landlord pursuant to this Section shall be deemed to be applied first to the payment of any rents and/or other charges due Landlord for all periods prior to the institution of such proceedings and the balance, if any, of such security deposited with Landlord may be retained by Landlord in partial liquidation of Landlord's damages. If Tenant shall fully and punctually comply with all of the terms of this lease, the Letter or cash deposit, as the case may be, shall be returned to Tenant after the termination of this lease and delivery of exclusive possession of the Demised Premises to Landlord. In the event of a sale or lease of the Building, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall upon such transfer be released by Tenant from all liability for the return of such security and Tenant agrees to look solely to the new landlord for the return of said security. The provisions of this Section shall apply to every transfer or assignment made of the security to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the money deposited herein as security and neither Landlord nor its successors or assigns shall be bound by any such attempt, assignment or encumbrance.

39.02 Letter of Credit. The Letter shall be an irrevocable, clean, unconditional and transferable commercial letter of credit, issued by a bank which is a "money center" bank, is authorized by the State of New York to and does conduct banking business in New York State and is a member of the New York Clearing House Association, which Letter shall permit Landlord (a) to draw thereon at a location in New York City up to the full amount of the credit evidenced thereby for the payment of amounts due under the terms, provisions, covenants or conditions of this lease and (b) to draw at a location in New York City the full amount thereof to be held as cash security if for any reason the Letter is not renewed within forty-five (45) days prior to its expiration date. The Letter (and each renewal thereof) shall (i) be for a term of not less than one (1) year (except that the last Letter shall be for a term expiring sixty (60) days after the Expiration Date); (ii) expressly provide for the issuing bank to notify Landlord in writing not less than sixty (60) days prior to its expiration as to its renewal or non-renewal, as the case may be; (iii) be fully transferable by the beneficiary thereof (and its successors and assigns) without charge or if there is a charge for such transfer, the charge therefor shall be paid by Tenant upon demand by Landlord; and (iv) be in form and substance reasonably approved by Landlord. The Letter shall expressly provide that the issuing bank shall pay to Landlord or its duly authorized representative an amount up to the face amount of the Letter upon presentation of the Letter and a sight draft in the amount to be drawn. Not less than forty- five (45) days prior to the expiration date of each Letter (and every renewal thereof), Tenant shall deliver to Landlord a renewal or new Letter subject to all of the conditions aforesaid, all to the intent and purposes, that a Letter in the sum of not less than the Security Amount shall be in effect during the entire Term and the failure of the Letter to be timely renewed or replaced shall be a default by Tenant hereunder notwithstanding that Landlord may be retaining such cash security. If Landlord applies or retains any portion or all of the proceeds of the Letter, Tenant shall restore the amount so applied or retained by causing the bank issuing the Letter to issue an amendment thereto, or if no Letter was then outstanding by causing a new Letter to be issued so that, at all times, the amount of the Letter which may be drawn upon shall be at least equal to the Security Amount. If the financial institution which issued such Letter enters into any form of regulatory or governmental receivership, conservatorship or other similar regulatory or governmental proceeding including, without limitation, any receivership or conservatorship initiated or commenced by or on behalf of the Federal Deposit Insurance Corporation (FDIC), or is otherwise declared insolvent or downgraded by the FDIC or closed for any reason, Tenant shall immediately deliver to Landlord a substitute letter of credit from a financial institution acceptable to Landlord, in its reasonable discretion. Failure by Tenant to comply with the provisions of this Article shall be deemed a material default hereunder entitling Landlord to exercise any and all remedies as provided in this lease for default in the payment of fixed rent and, to draw on the existing Letter up to its full amount.

39.03Reduction in Security Amount. Provided Tenant shall not then be in default on the Reduction Date under any of the terms, covenants or conditions of this lease beyond the expiration of applicable notice and cure periods provided herein and provided further that at no time shall Landlord have drawn down on the security deposit or Letter theretofore maintained under this lease in accordance with Section 39.01, then, the Security Amount shall be reduced to Nine Hundred Fifty-Six Thousand One Hundred Six and 67/100 ($956,106.67) Dollars on October 1, 2028 (the “Reduction Date”).

ARTICLE 40 MISCELLANEOUS
40.01Hazardous Materials. Tenant shall not cause or permit any Hazardous
Materials (hereinafter defined) to be used, stored, transported, disposed, released, handled, produced or installed in, on or from the Demised Premises or the Building. "Hazardous Materials", as used herein, shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "toxic substances", "contaminants" or any other pollutant, or otherwise regulated by any Federal, state or local environmental law, ordinance, rule or regulation including the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing. In the event of a violation of this Section, Landlord may (but shall not be required to), without notice and without regard to any grace period contained herein, take all remedial action reasonably deemed necessary by Landlord to correct such condition and Tenant shall reimburse Landlord for the cost thereof, within ten (10) days after demand therefor, as additional rent. The provisions of this Section shall not prohibit Tenant from maintaining customary and normal office equipment and supplies used in its business to the extent the same are of a nature and in amounts which are incidental and customarily present at first class office buildings in Manhattan and provided such items are permitted and safeguarded as required by Legal Requirements. Landlord will obtain an ACP-5 for the

Demised Premises at the appropriate time in coordination with the filing by Tenant of the Plans for the Initial Work. Landlord represents to Tenant, as of the date of this lease, that Landlord has not received a written notice from any governmental authority that the Demised Premises contains Hazardous Materials in violation of applicable Legal Requirements and that remediation is required which violation has not been cured. In the event that (i) any Hazardous Materials are discovered in the Demised Premises during the term of this lease which are required to be removed or remediated in accordance with applicable Legal Requirements in effect on the date of this lease and which existed in the Demised Premises on the Commencement Date, or (ii) during the term of this lease, Landlord or any of its agents, employees or contractors has introduced any Hazardous Materials to the Demised Premises in violation of applicable Legal Requirements, Landlord shall, at Landlord's sole cost and expense, so remove or remediate such Hazardous Materials to the extent required by applicable Legal Requirements, except to the extent the presence of such Hazardous Materials in the Demised Premises is as a result of the acts of Tenant, its agents, officers, partners, subtenants, employees, contractors or invitees. If, in connection with any removal, encapsulation or other remediation performed by Landlord pursuant to the immediately preceding sentence, Tenant is required to (and does) cease business operations at the Demised Premises or any portion thereof during business hours on business days, then Tenant shall be entitled to an abatement of the Fixed Rent for each such day that Tenant is required to (and does) cease business operations at the Demised Premises or such portion thereof as a result thereof, in the proportion that the rentable area of the Demised Premises that Tenant is so prevented from using, and does not use, bears to the total rentable area of the Demised Premises, but in no event beyond the date that Landlord has completed such removal, encapsulation or other remediation.

40.02 Landlord's Consent. Wherever in this lease Landlord's consent or approval is required, if Landlord shall refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim for money damages (nor shall Tenant claim any money damages by way of set off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval, except if Landlord acted in bad faith. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

40.03Apportionments. Any apportionments or prorations of rent to be made under this lease shall be computed on the basis of a three hundred sixty (360) day year, with twelve (12) months of thirty (30) days each.

40.04 Rent Limitations. If the fixed rent or any additional rent shall be or become uncollectible by virtue of any law, governmental order or regulation, or direction of any public officer or body, Tenant shall enter into such agreement or agreements and take such other action (without additional expense to Tenant) as Landlord may request, as may be legally permissible, to permit Landlord to collect the maximum fixed rent and additional rent which may, from time to time during the continuance of such legal rent restriction be legally permissible, but not in excess of the amounts of fixed rent or additional rent payable under this lease. Upon the termination of such legal rent restriction, (a) the fixed rent and additional rent, after such termination, shall become payable under this lease in the amount of the fixed rent and additional rent set forth in this lease for the period following such termination, and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the fixed rent and additional rent which would have been paid pursuant to this lease, but for such rent restriction, less (ii) the fixed rent and additional rent paid by Tenant to Landlord during the period that such rent restriction was in effect.

40.05No Air Rights. Tenant acknowledges that it has no right to any development rights, "air rights" or comparable rights appurtenant to the Real Property or Building, and consents, without further consideration, to any utilization of such rights by Landlord and agrees to promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this Section shall be deemed to be and shall be construed as an express waiver by Tenant of any interest Tenant may have as a "party in interest" (as such quoted term is defined in Section 12 10 Zoning Lot of the Zoning Resolution of the City of New York) in the Building or the Real Property.

40.06Objectionable Conduct. Tenant agrees to use, occupy, operate and maintain the Demised Premises throughout the Term as provided in Article 3 and in a manner which shall not detract from the character, appearance or dignity of the Building. Tenant further agrees to discontinue promptly upon demand by Landlord, the exhibition, display, or advertisement in or with respect to the Demised Premises, of any article, sign, advertisement, poster or material or the manner of exhibition, display or advertisement of same to which Landlord shall in good faith object as detracting from the character, appearance or dignity of the Building. Any matter or object visible from the street and/or exterior of the Demised Premises so deemed objectionable by Landlord shall be corrected or removed, as required by Landlord. Tenant acknowledges that Landlord's damages resulting from any breach of the provisions of this Section are difficult, if not impossible, to ascertain and concedes that, among other remedies for such breach permitted by law or the provisions of this lease, Landlord shall be entitled to enjoin Tenant from any violation of said provisions. Notwithstanding anything to the contrary contained herein, Landlord acknowledges and agrees that Tenant’s actions and compliance with the provisions of Section 40.17 hereof shall not be a breach of this Section 40.06.

40.07Authorization of Tenant and Landlord. (A) Tenant hereby covenants, represents and warrants that Tenant is a duly organized or duly qualified (if foreign) entity and is authorized to do business in the State of New York (a copy of evidence thereof to be supplied to Landlord upon request); and that Tenant and each individual executing this lease on behalf of Tenant is duly authorized to execute, acknowledge and deliver this lease to Landlord (a copy of a resolution to such effect to be supplied to Landlord upon request).

(B)Landlord hereby covenants, represents and warrants that Landlord is a duly organized or duly qualified (if foreign) entity and is authorized to do business in the State of New York; and that Landlord and each individual executing this lease on behalf of Landlord is duly authorized to execute, acknowledge and deliver this lease to Tenant and that no consents or approvals are required to the effectiveness of this lease by any third parties.

40.08Signage. No lettering, sign, advertisement, notice or object shall be displayed in or on the windows or doors, or on the outside of the Demised Premises, or at any point inside the Demised Premises where the same might be visible outside of the Demised Premises, except that Tenant’s name may be displayed on the entrance door (other than glass or other transparent doors) of the Demised Premises, and in the elevator lobbies of the floors which are occupied entirely by Tenant, subject to the approval of Landlord as to the size, color and style of such display. The inscription of Tenant’s name on the door of the Demised Premises shall be done by Tenant, subject to applicable Building and floor standards, if any, and to Landlord's approval thereof, which approval shall not be unreasonably withheld, conditioned or delayed.

40.09Waiver of Landlord’s Lien. Landlord hereby irrevocably waives any rights to place a lien against Tenant’s Property which Landlord now has or may have in the future. Landlord agrees that Tenant may encumber Tenant’s Property so long as the same does not subject the Demised Premises and/or the Building to any liens.

40.10No Binding Offer. It is specifically understood and agreed that this lease is offered to Tenant for signature by the managing agent of the Building solely in its capacity as such agent and subject to Landlord's acceptance and approval, and that Tenant shall have affixed its signature hereto with the understanding that such act shall not, in any way, bind Landlord or its agent until such time as this lease shall have been approved and executed by Landlord and delivered to Tenant.

40.11No Representations. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this lease and shall expressly refer to this lease. This lease and said other written agreement(s), if any, made concurrently herewith are hereinafter referred to as the "lease documents". It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in the lease documents, which alone fully and completely express their agreements and that the same are-entered into after full investigation, neither party relying upon any statement or representation not embodied in the lease documents, made by the other.

40.12Savings Clause. If any of the provisions of this lease, or the application thereof to any Person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

40.13 Governing Law; Agent for Service of Process. This lease shall be governed in all respects by the laws of the State of New York. Tenant hereby specifically consents to jurisdiction in the State of New York in any action or proceeding arising out of this lease and/or the use and occupation of the Demised Premises. If Tenant at any time after date of execution hereof or during the Term shall not be a legal entity formed under the laws of New York or a foreign entity qualified to do business in New York State, Tenant shall designate in writing, an agent in New York County for service under the laws of the State of New York for the entry of a personal judgment against Tenant. Tenant by notice to Landlord shall have the right to change such agent provided that at all times there shall be an agent in New York County for service. In the event of any revocation by Tenant of such agency, such revocation shall be void and have no force and effect unless and until a new agent has been designated for service and Landlord notified to such effect. If any such agency designation shall require a filing in the office of the Clerk of the County of New York, same shall be promptly accomplished by Tenant, at its expense and a certified copy transmitted to Landlord.

40.14 Third Party Access. Without incurring any liability to Tenant, Landlord may permit access to the Demised Premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant's property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this lease, or in or to the Demised Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments , provided, however, in the exercise of its rights under this Section 40.14, Landlord shall exercise commercially reasonable efforts to cause any Persons accessing the Demised Premises to not unreasonably interfere with Tenant’s ability to operate its business at the Demised Premises.

40.15 Vault, Vault Space, Area. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the Building, is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Landlord makes no representation as to the location of the property line of the Building. All vaults and vault space and all such areas not within the property line of the Building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Landlord shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

40.16Counterpart Execution. This lease may be executed in any number of separate counterparts, each of which shall be deemed an original and shall together constitute one and the same instrument. A PDF copy of this lease containing a PDF copy of the signatures of any party shall be deemed an original signature and such execution and delivery shall be considered valid, binding and effective for all purposes.

40.17 Dogs. Subject to Landlord’s reasonable security rules and regulations and to Legal Requirements, the Tenant Named Herein (and any Permitted Transferee) shall be permitted to bring and maintain up to fifty (50) dogs in the Demised Premises at any one time, provided that each of the small dogs shall only be carried in handheld dog bags to and from the Demised Premises using the Cedar Street entrance of the Building to access the passenger elevator and each of the large dogs shall be leashed and may only be brought through the freight elevator entrance of the Building on Cedar Street and to and from the Demised Premises using the freight elevator. All dog owners must remove the dogs from the Building throughout the day (in the dog bags for smaller dogs and only using the elevator and the entrance of the Building as set forth above) so that the dogs can urinate or defecate (dogs may not do the same inside the Demised Premises or the Building) and all dog walks shall take place off of the Real Property and at a reasonable distance from any of the entrances to the Building, including, without limitation, the retail stores in the Building. The dogs shall not be permitted access to any public portions of the Building, including, without limitation, any Amenity Space. If Tenant does not comply with the terms of this Section 40.17, then Landlord may require, at its sole discretion, to have all the smaller dogs be brought (in the handheld dog bags) to and from the Demised Premises using the freight elevator entrance of the Building and using the freight elevator to and from the Demised Premises.

ARTICLE 41 OFAC
41.01 OFAC. (A) Tenant represents and warrants to Landlord that (a) it is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the Department of the Treasury ("OFAC") and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the "List"), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, and (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by, any Embargoed Person. The term "Embargoed Person" means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50
U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

(B)Tenant hereby covenants and agrees (a) to comply with all Legal Requirements relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if such party has a reasonable basis to believe that they may no longer be true or have been breached, and (c) not to use funds from any "Prohibited Person" (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under this lease.

(C)Tenant shall not permit the Demised Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis).

ARTICLE 42

TENANT’S CANCELLATION RIGHTS

42.01 Tenant’s Cancellation Rights. Provided that both at the time of delivery of the Cancellation Notice and on the Cancellation Effective Date (as such capitalized terms are hereinafter defined), Tenant shall not be in default of any of the terms, covenants and conditions of the Lease, beyond the expiration of all applicable notice and cure periods, Tenant Named Herein (or any Permitted Transferee) shall have the one time right (each a “Cancellation Right”) to cancel the unexpired term of the Lease effective either as of: (i) September 30, 2030 or September 30, 2033 (each a “Cancellation Effective Date”) provided Tenant sends a written notice to Landlord (the “Cancellation Notice”) along with payment of the Cancellation Fee (as hereinafter defined) on or before fifteen (15) months prior to the applicable Cancellation Effective Date. If Tenant shall desire to exercise a Cancellation Right, Tenant shall timely (i) send the applicable Cancellation Notice to Landlord in accordance with notice provisions of this lease, (ii) pay to Landlord simultaneously with the delivery of the Cancellation Notice by a bank or certified check, the Cancellation Fee. For purposes hereof, the “Cancellation Fee” shall mean an amount equal to (1) Landlord’s unamortized transaction expenses as of the applicable Cancellation Effective Date or the unamortized balance of: (a) Landlord’s Contribution, (b) any rental concessions provided under this lease, including, without limitation, the Free Fixed Rent Period, and (c) any brokerage commissions paid in connection with this lease, all calculated with an interest carry rate on the unamortized amounts thereof based on the remainder of the entire Extended Term of five percent (5%) per annum; plus (2) One Million Fifty-Eight Thousand Five Hundred Forty-Six and 67/100 ($1,058,546.67) Dollars with respect to the Cancellation Notice sent for (i) above (i.e. with a Cancellation Effective Date of September 30, 2030). Time shall be of the essence with respect to the delivery of the Cancellation Notice and payment of the Cancellation Fee. In the event Tenant shall send the Cancellation Notice and the Cancellation Fee to Landlord as hereinabove provided and comply with all of the terms of this Article, (a) the term of the Lease shall cease and expire as of the applicable Cancellation Effective Date as if such date were expressly set forth herein as the Expiration Date and (b) Tenant shall vacate and surrender the Demised Premises to Landlord on the Cancellation Effective Date in the condition provided in the Lease for the surrender of the Demised Premises to Landlord on the Expiration Date. Notwithstanding the payment of the Cancellation Fee, the fixed rent, additional rent and other charges payable to Landlord during the period prior to the Cancellation Effective Date shall nevertheless be paid by Tenant to Landlord as and when provided in the Lease. If Tenant fails to pay the Cancellation Fee in the manner set forth hereinabove, Tenant’s rights and options under this Article shall terminate, but if Tenant shall deliver the Cancellation Notice and the Cancellation Fee as and when provided herein, the Cancellation Right shall be deemed to have been exercised by Tenant and shall be irrevocable by Tenant.

NO FURTHER TEXT ON THIS PAGE

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease as of the day and year first above written.

LANDLORD:

120 BROADWAY HOLDINGS, LLC,
a Delaware limited liability company By:    120 BROADWAY SM, LLC,
a Delaware limited liability company, its managing member By:    120 BROADWAY ACQUISITION JV, LLC,
a Delaware limited liability company, its managing member By:    120 BROADWAY ASSOCIATES LLC,
a Delaware limited liability company, its managing member By:    SILVERSTEIN 120 BROADWAY LLC,
a Delaware limited liability company,

By:
Name:	/s/Michael Levy
Title:	Michael Levy
Executive Vice President

TENANT:

BARKBOX, INC.

By:	/s/ Rustin Richburg
Name:	Rustin Richburg
Title:	Chief People Officer

Federal Employer I.D. No.	45-3720765

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EXHIBIT A

FLOOR PLAN

This floor plan is intended solely to identify the general location of the Demised Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown. This floor plan is intended neither as a representation nor a warranty on the part of Landlord.

CEDAR STREET
BROADWAY
NASSAU STREET
PINE STREET
N

120 BROADWAY

NEW YORK, NEW YORK

Entire 12th Floor: 51,220 RSF

ALL INFORMATION IS FROM SOURCES DEEMED RELIABLE AND SUBMITTED SUBJECT TO ERRORS, OMISSIONS, CHANGES OF PRICE, RENTAL, PRIOR SALE AND WITHDRAWAL WITHOUT NOTICE.

SILVERSTEIN PROPERTIES
7 World Trade Center/ 250 Greenwich Street
New York, NY 10007
P.212-732-9700/F.212-732-9708
www.silversteinproperties.com

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EXHIBIT B

SAMPLE COMMENCEMENT DATE LETTER

[INSERT LANDLORD]
7 World Trade Center
250 Greenwich Street, 38th Floor New York, New York 10007

    , 20

[INSERT TENANT]
New York, NY

Re:    Lease (the “Lease”) dated as of    , 20 between
(“Landlord”), and    (“Tenant”) covering      ( ) floor (the (“Demised Premises”) at        , New York, New York (the “Building”)

Dear Tenant:

This commencement date letter agreement (this “Agreement”) shall confirm our agreement and understanding with respect to certain provisions of the Lease. Capitalized terms used in this Agreement and not defined herein shall be given the meanings assigned to them in the Lease.

Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant hereby agree as follows:

Commencement Date. The Commencement Date is    , 20    .

Expiration Date. The Expiration Date is    , 20 , or such earlier date on which the Term may expire or otherwise terminate pursuant to any of the conditions or covenants of the Lease or pursuant to law.

Free Fixed Rent Period. The Free Fixed Rent Period shall commence on the Commencement Date and end on    , 20 . [DELETE IF NOT IN LEASE]

1st Rental Period. The 1st Rental Period shall commence on the Commencement Date and end on    , 20 .

2nd Rental Period. The 2nd Rental Period shall commence on    , 20 and end on the Expiration Date.

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[ADDITIONAL LEASE INFORMATION TO BE INSERTED AS APPROPRIATE]

Binding Effect. Except for the modifications to the Lease as set forth herein, and, as so modified, the Lease is hereby ratified and confirmed in all respects and shall be binding upon the parties hereto and their respective successors and assigns.

Please acknowledge your agreement with the foregoing by signing this Agreement in the appropriate space below and returning same to the undersigned.

Sincerely,

[INSERT LANDLORD]
By: Silverstein Properties, LLC, as Agent

By:         Name:
Title:

AGREED AND ACCEPTED: [INSERT TENANT]

By:

Name:

Title:

Date:

EXHIBIT C

RULES AND REGULATIONS

1.The rights of tenants in the entrances, corridors and elevators of the Building are limited to ingress to and egress from the tenants' premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the entrances, corridors, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, entrances, corridors, elevators, fire exits or stairways of the Building, nor shall such area be used for any purposes other than ingress or egress to the Demised Premises and for the delivery of merchandise and equipment in accordance with this lease in a prompt and efficient manner and using elevators and passageways designated by Landlord. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

2.All access of persons to the Building and all deliveries to the Building shall be in all respects subject to such security provisions and procedures as may be adopted by Landlord from time to time. Without limiting the generality of the foregoing, Landlord shall have the right to deny access to the Building at any time to anyone who does not have a have a valid access pass issued by Landlord, or who Landlord believes in good faith may pose a threat to the Building or its occupants even if such person shall have a pass. Landlord may require all persons entering the Building to register. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, dangerous public excitement or other dangerous commotion, Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord reserves the right to exclude from all portions of the Building (other than specified areas of the ground floor) all messengers, couriers and delivery people other than those who are employees of a tenant in the Building. Tenant shall comply with Landlord's rules relating to such area and services. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant. Notwithstanding the foregoing or anything to the contrary contained herein, Landlord agrees not to exclude

100002198.5

any person from the Building based on race, color, religion, national origin, sex, marital status or physical disability.

Neither Landlord nor its agents or security personnel shall be liable to Tenant or its agents, employees, contractors, customers, clients, invitees or licensees or to any other Person for, any damage to mail or packages, or the performance or non- performance by Landlord or any person acting by, through or under the direction of Landlord of the services set forth in this Rule (including any liability in respect of the property of such persons), unless due to the intentionally wrongful misconduct of Landlord, or Landlord's agents or security personnel. Without limiting the generality of the foregoing, it is agreed that Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under the provisions of this Rule. No representation, guaranty or warranty is made or assurance given that the communications or security systems, devices or procedures of the Building will be effective to prevent injury to Tenant or any other Person or damage to, or loss (by theft or otherwise) of, any property of Tenant (including Tenant's Property) or of any other Person, and Landlord reserves the right to discontinue or modify at any time such communications or security systems or procedures without liability to Tenant.

3.Subject to the terms of this lease, no tenant shall obtain or accept for use in its premises ice, drinking water, food, beverage, towel, barbering, boot blacking, floor polishing, lighting maintenance, lamp replacement, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such reasonable regulations as may be fixed by Landlord.

4.The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a Tenant Party, shall be paid by such tenant.

5.Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future Legal Requirements regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Landlord. Such separate receptacles shall be removed from the Demised Premises in accordance with a collection schedule prescribed by law. Tenant shall remove, or cause to be removed by a contractor reasonably acceptable to Landlord, such extraordinary trash items as Landlord may expressly designate. Landlord has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such extraordinary trash items as Landlord may expressly designate in accordance with the terms of this lease for Tenant's removal, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor reasonably satisfactory to Landlord. Tenant shall pay all

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costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Rule, and, at Tenant's sole cost and expense, shall indemnify, defend and hold Landlord harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord.

6.No awnings or other projections over or around the windows shall be installed by any tenant, and only such window treatments as are supplied or permitted by Landlord shall be used in a tenant's premises. Tenant shall not apply mylar or other film directly to window glass. Tenant shall not permanently or materially cover, blackout or obstruct the exterior windows that reflect or admit light and air into the Demised Premises. Linoleum, tile or other floor covering shall be laid in a tenant's premises only in a manner approved by Landlord, which approval shall not be unreasonably withheld if same are laid in a manner consistent with other first-class office buildings in Manhattan. All electrical fixtures hung in offices or spaces along the perimeter of the Demised Premises must be of a quality, type, design and bulb color agreed to by Landlord, such agreement not to be unreasonably withheld, conditioned or delayed.

7.Landlord shall have the right to reasonably prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon a tenant's premises. If, in the reasonable judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall reasonably determine. The moving of safes and other heavy objects shall take place only outside of ordinary business hours upon previous notice to Landlord, and the persons employed to move the same in and out of the Building shall be reasonably acceptable to Landlord and, if required by law, shall hold a Master Rigger's license. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only in the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Landlord. Arrangements will be made by Landlord with any tenant for moving large quantities of furniture and equipment into or out of the Building.

8.In no case shall any machines or mechanical equipment be so placed or operated as to disturb other tenants but machines and mechanical equipment which may be permitted to be installed and used in a tenant's premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

9.No noise, odors, fumes or vibrations, including the playing of any musical instruments, radio or television, which, in the reasonable judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant, and no cooking shall be done in the tenant's premises, except as expressly provided in this lease

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or otherwise expressly permitted by Landlord in writing. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building services or the proper and economic heating, cooling, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment or interference. No dangerous, flammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant.

10.No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.

11.Unless Landlord shall receive keys, combination or code therefor, no additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect. Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to Landlord. All tenant entrances shall utilize the base Building key cylinders as specified by Landlord.

12.All entrance doors in each tenant's premises shall be left locked and all windows shall be left closed by the tenant when the tenant's premises are not in use. Entrance doors shall not be left open at any time.

13.Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

14.All windows in each tenant's premises shall be kept closed and all blinds therein, if any, above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenant's premises.

15.The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by tenants, nor shall any bottles, parcels, or other articles be placed on the window sills.

16.No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules. If tenants' premises shall be an entire floor, the elevator lobby in the tenants' premises shall be kept neat, orderly and fresh in appearance to Landlord's satisfaction.

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17.The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be thrown or deposited therein. All damages resulting from any misuse of the fixtures shall be repaired at the expense of the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused the same.

18.Smoking, vaping and similar activities are prohibited at all times throughout the Building.

19.Landlord shall have the right to prohibit any advertising which refers to the Building which, in Landlord's reasonable judgment, tends to impair the reputation of the Building and upon notice from Landlord, Tenant shall discontinue such advertising. The use of the Building address in the ordinary course of Tenant's business shall not constitute an advertisement.

20.All of Tenant's contractors performing work within the Demised Premises must notify the security desk for the Building prior to any work which may affect the Demised Premises’ fire alarm system.

21.In the event any of Tenant's contractors require access to the base Building electrical closets, Tenant shall notify the Building's management office in writing no later than 3:00 P.M. on the day before such contractors require such access, which notice must be signed by an authorized representative of Tenant.

22.Except as otherwise provided in Section 40.17 of the Lease, no bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about tenants' premises or the building.

23.Tenants shall not occupy or permit any portion of their premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of beer, wine or liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as an employment bureau. Tenants shall not engage or pay any employees on tenant's premises, except those actually working for tenants on tenants' premises, nor advertise for laborers giving an address at the tenants' premises. Tenants shall not use their premises or any part thereof, or permit their premises or any part thereof to be used, for manufacturing, or for the sale at auction of merchandise, goods or property of any kind.

24.Unless Landlord shall furnish electrical energy hereunder as a service included in the rent, tenants shall, at their own expense, provide artificial light and electrical energy for the employees of Landlord and/or Landlord's contractors while doing janitor service or other cleaning in tenants' premises and while making repairs or alterations in tenants' premises.

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25.Tenants' premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

26.The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

27.Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

28.Tenants will not clean nor require, permit, suffer or allow any window in tenants' premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

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EXHIBIT D

RULES AND REGULATIONS FOR TENANT'S CHANGES

FOR 120 BROADWAY

GENERAL BUILDING RULES

120 BROADWAY GENERAL BUILDING RULES

1.All work shall be under the complete supervision of the tenant or the tenant’s General Contractor who will keep on the job a competent foreman to supervise all trades. This work will be performed in conformity with the plans approved by the building in strict accordance with the terms and conditions of your lease and all applicable local laws and codes.

2.Your employees and the employees of the General Contractor must work in harmony, and not interfere with any labor employed by Landlord, Landlord’s mechanics or contractors or by any other tenant or its contractors. If, in Landlord’s judgment, such interference occurs, Tenant will cause such labor to be removed from the building.

3.All Work shall be performed in compliance with the rules of the building as to hours of availability of building elevators and the manner of handling materials, equipment and debris to avoid conflict and interference with the operation of the building.

4.Suitable protection shall be furnished by way of fire extinguisher and protective steps to prevent any fires during the performance of the Work.

5.Demolition must be performed after 6:00 PM or on Saturdays, Sundays or approved holidays. Delivery of materials and equipment and removal of debris must be arranged to avoid any inconvenience and/or annoyance to other tenants. Cleaning must be controlled to prevent dirt and dust from infiltrating into adjacent tenant, common or mechanical areas.

6.All deliveries of construction materials are to be made before 8:00 AM or after 5:00 PM on business days or on Saturdays, Sundays or approved holidays and are scheduled with the building manager. Tenant or tenants authorized representative will request after hour use of freight elevator in writing to the building office. An elevator service charge may apply per hour per elevator at the current rate. Maximum weight on 64 & 65 cars are 3.500lbs. Point load of 1,000 lbs. requires a safe lift, supervised by Otis elevator. Maximum weight on outside freight 4,000lbs.

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7.When construction materials, debris or equipment is delivered to or removed from the job site, all building corridors, elevators and lobbies shall be cleaned after work is completed or deliveries made.

8.All construction debris must be kept inside Tenant’s area until removed from the job site. Stock piling of debris, which constitutes a fire hazard, will not be permitted.

9.No accumulation of water will be allowed on any floors.

10.All diffusers return grilles and perimeter induction units will be sealed before construction and demolition is started.

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120 BROADWAY GENERAL BUILDING RULES

1.All walls, floors and doors in public areas, which are subject to construction traffic, shall be protected to the satisfaction of the Building Manager. Shoe wiping mats shall be installed at all openings between public and construction areas.

2.All chasing, chopping or drilling will be coordinated with the Building Manager and done before 8:00 AM or after 6:00 PM on business days or on Saturdays, Sundays or approved holidays and if any work being done interferes with any other tenant’s use of its premises, said work shall be stopped immediately on the advice of the Building Manager’s office and completed only at the discretion of the Building Manager.

3.Should any open flame, such as welding, brazing, etc., be performed in the course of construction, ALL CONTRACTORS MUST REPORT TO THE FIRE COMMAND STATION FOR PROPER ALARM SHUTDOWN AND SIGN IN AND OUT WITH THE FIRE SAFETY DIRECTOR. It will be under the supervision of the building’s Chief Engineer and a competent fire watch will be present at the contractor’s expense. Note: A current valid Certificate of Fitness is required to be available on demand from Building Management and Fire Safety Director.

4.During demolition and construction, all fire alarm systems, including, but not limited to smoke detectors and speakers, shall be suitably protected and active, or a competent fire watch shall be provided.

5.Workmen shall not be permitted in the passenger elevators.

6.Prior to the start of work current valid original Certificates of Insurance coverage, including Workers Compensation as per lease requirements must be furnished to the building office, (this includes all contractors and subcontractors).

7.All permits/and certificates shall be properly posted at the job site, and copies provided to the building office.

8.You shall promptly pay all fees as stipulated by your lease for all services performed by Landlord or its agents including but not limited to the following:

(a)Consultants or professional engineer selected by Landlord to review/comment plans submitted by tenant.
(b)Service elevator.
(c)Cleaning services

9.The Landlord may suspend all work upon failure to comply with the Building Rules or the terms of your lease.

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10.Liquor Permits are required if hosting an event in your space and serving alcohol.(See attached)

120 BROADWAY GENERAL SPECIFICATIONS

1.All ceilings shall conform to building standard height, a minimum of 8’ 6”.

2.All wall and floor coverings to conform to the New York City Fire Code.

3.All entrance doors to be solid fire rated type or glass that meets code standard and subject to approval by landlord, which approval shall not be unreasonably withheld, conditioned or delayed – All locksets in building corridors/entrance must be Corbin 97 Keyway, Brass U.S. 10 finish.

4.Window treatments shall be building standard and approved by the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed: Window treatments shall NOT interfere with opening of windows for cleaning and operation.

5.All alterations requiring partition changes shall comply with the requirements of section C26-504.1 of the New York City Administration Code, as amended, and all alterations shall comply with the provisions of law including, without limitation, Local Law #5 of the City of New York, Local Law #16 of the City of New York and Local Law #58 of the City of New York.

6.All lighting design must comply with the New York State lighting standards, as amended.

7.All peripheral walls to be laminated or furred. Sheetrock should abut the new window frame with J molding. Prior to the installation of Sheetrock, the space between the window and masonry must be packed with insulation. New jam return should be spackled from J molding to corner bead.

8.Where new building standard windows have been installed, steel radiator enclosures shall also be installed after normal working hours and weekends. Said enclosures shall be fabricated of #16 and #18 gauge steel, paint-lok material. Enclosures shall run column to column. Where columns do not exist, the enclosures shall run continuous. Enclosures shall be installed as per Brandt Airflex Corp. Drawing #A - 1 dated September 17, 1982. Grille opening at top shall be in three (3) equal sections; each bay shall have flush knockouts for electrical receptacles and telephone receptacles.

9.All windows and radiator enclosures have to maintain a minimum of 18” clearance for cleaning and repair.

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120 BROADWAY ELECTRICAL SPECIFICATIONS

1.All cables and wiring shall be copper.

2.Install all wiring (minimum size #12) in electrical metallic tubing (3/4” minimum size). Greenfield is permitted in existing walls and also for light fixtures and motor connections. B.X. may be used if concealed or in hung ceilings. Wire mold electrical conduit is not to be used.

3.Conduit exposed in open space subject to damage shall be rigid, aluminum or EMT.

4.Install home runs in EMT conduit in electrical closets.

5.Tag all branch circuit and feeder wiring at each box or panel. Tags shall indicate circuit numbers. A typed, complete panel directory shall be listed in each panel.

6.Clean electric closets of all debris and excess material. Reinstall panel covers and trim. Seal holes in slabs and walls with approved fire rated materials.

7.Remove all abandoned wiring, including telephone wiring back to source. Vacuum and cap open floor outlets.

8.Minimum Interrupting Capacity of circuit breakers shall not be less than 10,000 amps or the available short current at the circuit breaker, whichever is higher.

9.In the event that the tenant space is to be sub-metered, the service is to be sub metered at panel in respective electric closets or at a location designated by the landlord.

10.Load allowance: Subject to landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.

11.When removing wall mounted receptacles with conduit in walls, all conduit is to be removed and the wire is to be pulled back to the (trench header and duct and capped). If separate circuit, wire is to be pulled back to panel box and removed from breaker.

12.All fluorescent ballasts, LED drivers and electric motors are to be of highest energy efficiency available.

13.All lighting fixtures shall be building standard.

14.Tenant is responsible to provide emergency lighting in compliance with Local Law 16, fed from self-powered units located within tenant’s space.

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15.No Electric panels are to be installed on wet columns. No electric data or outlets to be installed on piping side of wet columns

16.All work in electric closets shall remain clear of vertical shafts. Any installation using vertical shaft should be configured to maximize future use and be approved by the landlord.

17.All additional step down transformers shall be installed in the location and method subject to landlord approval, which approval shall not be unreasonably withheld, conditioned or delayed.

18.Any additional electrical requirements by the tenant above building standard shall be subject to a tapping fee charge of $125.00/amp/phase.

19.Upon request, you shall furnish a letter from a licensed engineer or architect, certifying that the electrical loads required as a result of the work will not be in excess of the present electrical capacity of your premises and will not adversely affect the building’s electrical services.

20.All new cables and conduits shall be installed neatly away from all plumbing lines.

21.Seal holes in slabs and walls with approved fire rated materials.

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120 BROADWAY TELEPHONE SPECIFICATIONS

1 Remove old or obsolete telephone wiring. New cable or wire must conform to all codes and regulations and if installed above the ceiling, must be hung in the ceiling space and not dependent upon support by the building hung ceiling. Contractor or tenant is responsible to verify that all telephone lines are dead prior to removal.

2.No exposed PVC cable shall be permitted in any air plenum.

3.Replace ceiling tiles and light fixtures in public space (removed for telephone work) immediately upon completion of work.

4.Wiring in walls must be installed in stub-up conduit or Greenfield and terminated with an outlet box and cover plate with rubber grommet.

5.Installation of exposed wiring on walls or floors is not permitted.

6.Cabling in not permitted in electric closets.

7.Fiber optic cable must be plenum rated armored fiber or micro duct and labeled every 10’ within the common corridors.

8.All fiber optic cables in Landlords risers must be armored fiber or microduct only. Inner duct not acceptable.

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120 BROADWAY PLUMBING SPECIFICATIONS

1.All new hot and cold water lines to be pipe or copper tubing and shall originate on the same floor from the nearest wet column with proper access for maintenance. If attached or dissimilar metal, a corrosion inhibitor is to be provided.

2.Insulate all water supply lines.

3.Waste lines shall be properly pitched to prevent “trapped” water. Install waste line connections with long turn or 45 degree “Y” fittings.

4.Retain existing clean out connections and provide clean out connections at new fittings.

5.All new hot and cold water lines and attendant fittings must be properly insulated and covered.

6.Individual shut-off valves must be supplied and installed for each new fixture including water coolers.

7.All new pipes are to be supported from slab or steel beams, not from existing pipes or duct work.

8.All water shutdowns to be coordinated through the Building Chief Engineer and scheduled before 8:00 AM or after 6:00 PM. All water shutdowns are to be performed or supervised by building personnel, at discretion of the Building Manager.

9.Plumber shall be responsible that entire installation is in accordance with New York City Plumbing and Sanitary Codes.

10.Private bathrooms must be installed on minimum 4-inch waste line.

11.All valves are to be properly tagged.

12.Any wet columns used should be provided with a 12” x 12” steel surface mounted access door.

13.Provide pressure-reducing valves at hot/cold water riser taps as required by tenant’s engineer.

14.Provide building standard electronic trap primers on all floors and funnel drains.

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120 BROADWAY
FIRE PROTECTION SPECIFICATIONS

1.All sub-systems must be tied into base building system with a local disconnect provided.

2.Tenant shall provide fire extinguishers in accordance with the regulations of the City of New York and NFPA Life Safety Codes.

3.Fire alarm signal horns and/or speakers and strobe lights to be compatible with base building system; number not to exceed approved quantity. Final connection from tenant to base building Class “E” System shall be performed by the Landlord’s service vendor at the Tenant’s cost.

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120 BROADWAY HVAC SPECIFICATIONS

1.Air balancing to be accomplished by HVAC contractor and a copy of the air balancing report is to be submitted to the landlord.

2.All valves and thermostats shall conform to building standards.

3.All duct work, whether new or existing, passing through fire-rated walls shall have fire dampers and access doors furnished and installed by HVAC contractor.

4.Installation of new mechanical space and alterations to duct work will conform with Local Laws 5 as well as all other applicable codes and regulations of the City of New York and all other authorities having jurisdiction.

5.Piping which penetrates demising walls will be installed with an appropriate size sleeve, which must be installed properly with fire resistant material.

6.Install Vibration eliminators on all HVAC equipment.

7.Ductwork is to be of galvanized steel in accordance with SMACNA standards and the New York City Building Code.

8.Calculated duct sizes and CFM to be clearly indicated on plans.

9.In the event that VAV is specified, the VAV shall include reheats for warm-up cycle in the winter. VAV specifications subject to landlord approval, which approval shall not be unreasonably withheld, conditioned or delayed.

10.Location of all HVAC equipment, including, but not limited to condensing equipment, ductwork and AC units, is to be approved by the Landlord.

11.A damper shall be installed in the condenser intake if the area next to the a/c room is occupied.

12.Outside air louvers are to be constructed of extruded aluminum with a finish that matches the building standard.

13.All supply ducts are to be insulated as per A.S.H.R.E. standards.

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120 BROADWAY HVAC SPECIFICATIONS
(continued)

14.All HVAC units are to be thoroughly cleaned upon completion of job and inspected by the building’s Chief Engineer.

15.All air conditioners are to be of the air-cooled or water cooled type.

16.Supplemental AC electrical load not to exceed electrical limitations and as approved by Landlord.

17.All ceiling A/C units are to be hung from building steel. The tenant is responsible for the refireproofing of any building steel exposed due to installation of ceiling A/C units.

18.In the event that electric is by the rent inclusion method, each air conditioner unit is to be equipped with a seven (7) day programmable clock, a zero to twelve hour shunt switch timer and a non-resettable hour meter and relay.

19.All units are to be equipped with economizer cycle, motorized dampers in the condenser discharge duct, fresh air duct, return air duct and dump air duct.

20.Install automatic, windproof, motorized dampers in the condenser discharge duct, fresh air duct, return air duct and dump air duct.

21.A minimum 6” clearance is required between the bottom of the duct connection to the window louver and the top of the radiator.

22.Provide rigid 1” thick, foil faced, fiberglass insulation for the condenser intake, condenser discharge and fresh air duct connections extending from the back of the unit to the louver.

23.All MER floor drains must have a building standard active trap primer.

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120 BROADWAY SIGNAGE SPECIFICATIONS

1.Satin or Polished brass cut letters mounted onto door or onto a wooden plaque.

2.Vinyl letters black/gold installed on glass doors (as per Building Managers approval, which approval shall not be unreasonably withheld, conditioned or delayed).

3.Satin or polished brass plaque etched and filled black.

4.Wooden plaque is made out of solid mahogany, cherry or birch wood & stained to match building standards.

5.All signage must be approved by the Building Manager prior to production.

6.Notwithstanding the foregoing or as set forth in the lease, Landlord shall not have approval rights over any of Tenant’s signage located within the Demised Premises provided the same cannot be seen from the exterior of the Building or from the elevator lobby.

Revised 7/24/17

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EXHIBIT E

CLEANING SPECIFICATIONS

General Cleaning

Nightly:

General Offices, including conference rooms:

1.All hardsurfaced flooring to be swept.
2.Carpet sweep all carpets, moving only light furniture (desks, file cabinets, etc., not to be moved).
3.Hand dust and wipe clean all furniture, fixtures and window sills.
4.Empty and clean all waste receptacles and remove wastepaper.
5.Dust interiors of all waste disposal cans and baskets.
6.Wash clean all water fountains and coolers.
7.Sweep all private stairways.

Building Standard Toilets:

1.Sweep and wash all floors, using proper disinfectants.
2.Wash and polish all mirrors, shelves, bright work and enameled surfaces.
3.Wash and disinfect all basins, bowls and urinals.
4.Wash all toilet seats.
5.Hand dust and clean all partitions, tile walls, dispensers and receptacles in lavatories and restrooms.
6.Empty paper receptacles and remove wastepaper.
7.Fill toilet tissue holders.
8.Empty and clean disposal receptacles.

The following cleaning will be performed periodically as set forth below:

1.Vacuum clean all carpeting and rugs. - weekly
2.Dust all door louvres and other ventilating louvres within a person's reach.
- semi-annually
3.Dust all baseboards. - weekly
4.Remove all finger marks from vinyl or painted surfaces near light switches, entrance doors, etc. - monthly
5.Wash all windows. - semi-annually (weather permitting)
6.High dust premises complete including the following:

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a.Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning. - semi-annually
b.Dust clean all vertical surfaces, such as walls, partitions, doors, bucks and other surfaces not reached in nightly cleaning. - quaterly

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EXHIBIT F

CERTIFICATE OF OCCUPANCY

See Following Pages

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THE CITY OF NEW YORK

DEPARTMENT OF BUILDINGS

ALT TYPE 1
1003324B

CERTIFICATE OF OCCUPANCY

AMENDED

BOROUGH MANHATTAN **DATE:** MAY 0 8 1992 **NO.**

This certificate supersedes C.O. NO ZONING DISTRICT C5-5

THIS CERTIFIES that the ~~new~~—altered—~~existing~~—building—premises located at

120 BROADWAY Block 47 Lot 1

CONFORMS SUBSTANTIALLY TO THE APPROVED PLANS AND SPECIFICATIONS AND TO THE REQUIREMENTS OF ALL APPLICABLE LAWS, RULES, AND REGULATIONS FOR THE USES AND OCCUPANCIES SPECIFIED HEREIN.

PERMISSIBLE USE AND OCCUPANCY

STORY	LIVE LOAD LBS. PER SQ. FT.	MAXIMUM NO. OF PERSONS PERMITTED	ZONING DWELLING OR ROOMING UNITS	BUILDING CODE HABITABLE ROOMS	ZONING USE GROUP	BUILDING CODE OCCUPANCY GROUP	DESCRIPTION OF USE
SUB-SUB BASEMENT	300	15					ENGINE ROOM
SUB-BASEMENT	100	15					MACHINE ROOM
BASEMENT	100	400					REST. BARBAR OFF.
1ST FLOOR	100	280					BANKING OFF.
2ND-35TH FLOORS	75ea.	300ea.					OFFICES
36TH FLOOR	75	200					OFFICES
37TH FLOOR	75	300					OFFICES
38TH FLOOR	100	300			6	E	OFFICES
39TH FLOOR	100	250			6	E	OFFICES
PENTHOUSE	100	33					(CLUB REST. FAN
ROOF	40						(ROOM SUN PARLOR
41ST FLOOR	100						FAN & TANK ROOM

AMENDED CERTIFICATE FOR 38TH & 39TH FLOOR.

THIS CERTIFICATE OF OCCUPANCY MUST BE POSTED WITHIN THE BUILDING IN ACCORDANCE WITH THE RULES OF THE DEPARTMENT PROMULGATED MARCH 31ST, 1967.

OPEN SPACE USES

(SPECIFY—PARKING SPACES, LOADING BERTHS, OTHER USES, NONE)

M.C.

NO CHANGES OF USE OR OCCUPANCY SHALL BE MADE UNLESS A NEW AMENDED CERTIFICATE OF OCCUPANCY IS OBTAINED

THIS CERTIFICATE OF OCCUPANCY IS ISSUED SUBJECT TO FURTHER LIMITATIONS, CONDITIONS AND SPECIFICATIONS NOTED ON THE REVERSE SIDE

Valery Baller

BOROUGH SUPERINTENDENT

COMMISSIONER

☐ ORIGINAL ☐ OFFICE COPY—DEPARTMENT OF BUILDINGS ☐ COPY

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B Form 54 (Back) (Rev. 8.82)

THAT THE ZONING LOT ON WHICH THE PREMISES IS LOCATED IS BOUNDED AS FOLLOWS:

BEGINNING at a point on the EAST side of BROADWAY
distant feet from the corner formed by the intersection of
PINE STREET and BROADWAY
running thence .... feet; thence .... feet;
thence NORTH 167.11' feet; thence EAST 310.1' feet;
thence SOUTH 152.9' feet; thence WEST 305.5' feet;
thence .... feet; thence .... feet;
to the point or place of beginning.

ALT TYPE 1 100332481
XXXXX ALT. No. DATE OF COMPLETION 3/17/92 CONSTRUCTION CLASSIFICATION 1-A
BUILDING OCCUPANCY GROUP CLASSIFICATION E HEIGHT 41 STORIES, 542' FEET

THE FOLLOWING FIRE DETECTION AND EXTINGUISHING SYSTEMS ARE REQUIRED AND WERE INSTALLED IN COMPLIANCE WITH APPLICABLE LAWS.

	YES	NO
STANDPIPE SYSTEM		
YARD HYDRANT SYSTEM		
STANDPIPE FIRE TELEPHONE AND SIGNALLING SYSTEM		
SMOKE DETECTOR		
FIRE ALARM AND SIGNAL SYSTEM		

	YES	NO
AUTOMATIC SPRINKLER SYSTEM		

STORM DRAINAGE DISCHARGES INTO:
A) STORM SEWER ☐ B) COMBINED SEWER ☐ C) PRIVATE SEWAGE DISPOSAL SYSTEM ☐

SANITARY DRAINAGE DISCHARGES INTO:
A) SANITARY SEWER ☐ B) COMBINED SEWER ☐ C) PRIVATE SEWAGE DISPOSAL SYSTEM ☐

LIMITATIONS OR RESTRICTIONS:
BOARD OF STANDARDS AND APPEALS CAL. NO. ____________
CITY PLANNING COMMISSION CAL. NO. ____________
OTHERS:

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EXHIBIT G

APPROVED CONTRACTOR LIST

SILVERSTEIN PROPERTIES

Approved Master Vendor List

THIS LIST CAN ONLY BE MODIFIED WITH THE APPROVAL OF THE SILVERSTEIN PROPERTIES OPERATIONS GROUP

Company	Address	Contact Name	Phone	Email
GENERAL CONTRACTORS				
Alexander Wolf & Son	211 E. 43rd Street - Suite 2100 New York, NY 10017	Peter Bernstein	(212) 972-1740	pbernstein@awolfandson.com
Ambassador Construction Co.	105 Madison Avenue, 5th Floor New York, NY 10016	Jimmy Conway	(212) 922-1020	jconway@ambassadorconstruction.com
Americon- HITT	120 Broadway - 11th floor New York, NY 10271	Cliff Chow	(212) 229-5215	cchow@americonhitt.com
Benchmark Builders	237 West 35th Street, Suite 901 New York, NY 10001	Brian McMahon	(212) 293-1180	bmcmahon@benchmark-ny.com
Henegan Construction	250 West 30th Street New York, NY 10001	Paul Bryce	(212) 947-6441	pjbryce@henegen.com
Holt Construction Corp.	875 Ave. of the Americas New York, NY 10001	Antonina Caruso	(212) 391-0462	acaruso@holtcc.com
Icon Interiors, Inc.	307 Seventh Avenue New York, NY 10001	Richard Hartz	(212) 675-9180	RHartz@iconinteriors.com
JRM Construction	242 West 28th Street, 9th floor New York, NY	Gerald Flamio	(212) 531-8627	GFlamio@jrmcm.com
JT Megan	44 West 28th Street New York, NY 10001	Bob Shineman	(212) 790-4200	bscheinman@Jtmegan.com
MBI Group MWBE	48 West 37th St, 9th Floor New York, NY 10018	Edward Campanella	(212)376-4400	ecampanella@mbiny.com
Structure Tone, Inc.	770 Broadway New York, NY 10003	Mike Neary	(212) 481-6100	mneary@structuretone.com
Theodore Williams Construction	641 Lexington Avenue, 24th Floor New York, NY 10022	Gregg Boita	(212) 593-9723	GreggB@twcc-llc.com
Turner Interiors	375 Hudson Street, 6th Floor New York, NY 10014	John Griffin	(212) 238-2758	jgriffin@tcco.com
BUILDING MANAGEMENT SYSTEM				
Automated Logic	100 Delawanna Ave, Suite 400, Clifton, NJ 07014	Matthew Devins	(973) 585-5530	mdevins@alcnynj.com
Carrier	1350 Broadway, Suite 2300, New York, NY 10018	Craig Filaski	917-339-9568	Craig.Filaski@Carrier.utc.com
C&S Building Services	152 Toledo Street Farmingdale, NY 11735	John Culkin	(516) 420-0518	JCulkin@cnsbuilding.com
Johnson Controls, Inc.	60 East 42nd Street New York, NY 10165	Frank Pagano	(646) 658-6700	Frank.P.Pagano@jci.com
Siemens Building Technologies	8 Fernwood Florham Park, NJ 07932	Richard Dillon	(973) 396-4136	Rich.dillon@siemens.com
ELECTRICAL				
ADCO Electric	201 Edward Curry Ave. Staten Island, NY 10314	Brian O'Sullivan	(718) 494-4400	brianosullivan@adcoonline.com
Allan Briteway Electric	130 Algonquin Parkway Whippany, NJ 07981	Anthony DeMartino	(973) 781-0022	Ademartino@allanbriteway.com
Allran Electric of NY, Inc.	120 Broadway New York, NY 10271	Sal Rusi, Jr.	(212) 269-5700	srusi@nyallran.com
Atlas Acon Electric Co.	283 Hudson St. New York, NY 10013	Rick Froio/William Kremer	(212) 741-0600	r.froio@altasacon.com
Campbell & Dawes, Ltd.	84-48 129th Street Kew Gardens, NY 11415	Gary Dawes	(718) 441-6300	Gary@campbellanddawes.com
EGG Electric	24 West 25th Street - 8th Floor New York, NY 10010	Ellen Aschendorf	(212) 633-9551	Ellen@eggelectricinc.com
E. J. Electric	46-41 Vernon Blvd. Long Island City, NY 11101	Anthony E. Mann	(718) 786-9400	EJELECTRIC@EJ1899.com
Hatzel & Buehler, Inc.	230 Park Avenue - Suite 925 New York, NY 10169	Paul Angerame	(212) 825-1800	p.angerame@hatzelandbuehler.com
Hugh O'Kane Electric	90 White Street New York, NY 10013	John O'Kane	(212) 431-6007	jokane@hokane.com
JWP Forest Electric Corporation	187 East Union Ave East Rutherford, NJ 07073	Bob Richardson	(212) 318-1500	bobrichardson@forrectelectric.net
NEAD Electric, Inc.	187 East Union Ave Rutherford, NJ 07073	Greg Scalley	(201) 460-5252	gscalley@neadelectric.com
S & P Electric, LLC.	221 51th Street Brooklyn, NY 11220	Brach B. Simpson	(212) 665-9232	brach@spelectricco.com
STANCO Systems	4061 Victory Blvd, Staten Island, NY 10314	Gary Fishbone	(718) 761-7373	gfishbone@stancosys.com
RB Samuels	253 W 35th Street, 5th floor New York, NY 10001	Warren Dondero	(212) 645-5150	wdondero@rbsamuels.com
Zwicker Electric Co., Inc.	360 Park Avenue South 4th Floor New York, NY 10010	Neil DeVincenzo	(212) 477-8400	ndevincenzo@zwicker-electric.com
MECHANICAL				
Donnelly Mechanical Corp	96-59 222nd Street Queens Village, NY 11429-1313	Daniel T. Donnelly	(718) 886-1500	ddonnelly@donnellymech.com
Falk Technical Service Corp.	227 West 19th Street New York, NY 10011	Sal Manfredonia	(212) 924-6900	sal-m@Jtfalk.com
Henick-Lane, Inc.	49-22 49th Street Long Island City, NY 11101	Ernie Henick	(718) 786-7277	ehenick@henick-lane.com
Kaback Enterprises, Inc.	45 West 25th Street New York, NY 10010	James Justice	(212) 645-5100	jjustice@kaback.com
Penguin Air Conditioning	26 West Street Brooklyn, NY 11222	Paul Shields	(718) 706-2542	pshields@penguinac.com
P.J. Mechanical	135 West 18th Street New York, NY 10011	Peter Pappas, Jr	(212) 243-2555	jbortone@pjmechanical.com
Power Cooling, Inc.	43-43 Vernon Blvd. Long Island City, NY 11101	Lauren Larsen	(718) 784-1300	llarsen@powercooling.com
PLUMBING				
American Pipe and Tank	11-42 46th Road Long Island City, NY 11101	Steven Silver	(212) 736-6618	tankman220@aol.com
Geoffrey A. Lagas & Associates	630 Fifth Avenue Sub-Basement #101 New York, NY 10111	Paul Lagas	(212) 586-7065	paul.lagas@lagas.com
Pace Plumbing Corp.	41 Box Street Brooklyn, NY 11222	Adam Levy	(718) 389-6100	adamlevy@paceplumbing.com
Par Plumbing Company, Inc.	60 North Prospect Avenue Lynbrook, NY 11563	Jesse Levine	(212) 926-1088	jessel@pargroup.com
S.B.A.	23-30 50th Avenue Long Island City, NY 11101	Stephen	(718) 786-1100	Stephen@essnvee.com
SPINKLER SYSTEM				
ABCO-Peerless	50 Midland Avenue Hicksville NY 11801-1510	Tim Bowe	(516) 294-6850	contact@abcopeerless.com
Aggressive Fire Protection	45 West 25th Street New York, NY 10010	Chris Lupino	(917) 661-1120	info@aggressivefireprotection.com
Pace Plumbing Corp.	41 Box Street Brooklyn, NY 11222	Adam Levy	(718) 389-6100	adamlevy@paceplumbing.com
Tower Fire Protection	3 W 35th Street; 6th floor	Joe Askin	(212) 324-4014	joe@towerfireny.com
Sirina Fire Protection	151 Herricks Road Garden City, NY 11040	Rocco Abbate	(516) 942-0400	rabbatte@sirinafire.com
FIRE ALARM / DETECTION				
Firecom Inc.	39-27 59th Street Woodside, New York 11377	Antoine Sayour	(718) 899-6100	asayour@firecominc.com
FIRE PROOFING				
American Spray-On Corp.	5 Hanover square New York, NY 10004	John Alessio	(212) 367-8600	info@americansprayon.com
PAL Environmental Servcs.	11-02 Queens Plaza South LIC, NY 11101	Sal DiLorenzo	(718) 349-0900	Sdilorenzo@palcorp.com
Patti & Sons	8 Berry Street Brooklyn, NY 11211	Nick Patti	(718) 963-3700	info@pattispray.com

Updated 6/26/2020

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100002198.5

SILVERSTEIN PROPERTIES

Approved Master Vendor List

THIS LIST CAN ONLY BE MODIFIED WITH THE APPROVAL OF THE SILVERSTEIN PROPERTIES OPERATIONS GROUP

Company	*Address*	*Contact Name*	*Phone*	*Email*
SECURITY INTEGRATORS				
Securitas Security Systems	1412 Broadway, 17th Floor New York, NY 10018	Phil Dimarco	(646) 385-4375	Philip.DiMarco@securitases.com
Idesco Corp.	37 West 26th Street, NY, NY 10010	Michael Perlow	(212) 889-2530	mperlow@idesco.com
Security By Design	155 Sullivan Lane Westbury, NY 11590	Rob Dimarco	(516) 281-7111	RDiMarco@sbdww.com
Maximum Security Systems, Inc.	229 54th Street, Brooklyn, NY 11220	Chris Pampinella	(718) 492-1000	cp@maximumsecurity-usa.com
CARPET/FLOORING				
ABS Floors	70 West 36th Street New York, NY 10018	David Simon	(917) 807-4060	dsimon@absfloors.com
Consolidated Carpet	45 W 25th St New York, NY 10010	David Meberg	(212) 226-4600	Mail@consolidatedcarpet.com
Genesis Flooring Systems	252 West 37th St. 16TH FLOOR, New York, NY 10018	Robert Faulkner	(212) 268-9550	r.faulkner@genesisflooring.com
Lorraine Flooring	47-45 31st Street Place Queens, NY 11101	Louis Carillo	(718) 482-0068	lou@lorraineflooring.com
DRYWALL / CARPENTRY				
CLK	105 Madison Avenue New York, NY 10016	Corey Koven	(212) 986-4580	ckoven@ambassadorconstruction.com
Curtis Drywall/Ceilings	505 8th Avenue/ Suite 201 New York, NY 10018	Ajay Narula	(646) 315-6719	anarula@curtisnyc.com
Donaldson Interiors	150 Wireless Boulevard Hauppauge, NY 11788	Doug Donaldson	(212) 599-0691	ddonald@donaldsonorganization.com
Ess & Vee Acoustical Con.	2330 50th Avenue LIC, NY 11101	Anthony Verderame	(718) 786-1100	anthony@essnvee.com
Eurotech Construction	532 West 30th Street New York, NY 10001	Fay Devlin	(212) 594-7474	fayd@eurotechny.com
Rivco Construction	246 E. 137th Street Bronx, NY 10451	Pat Costigan	(718) 993-4444	Pcostigan@rivcoconcorp.com
SanJon, Inc.	420 Lexington Ave. New York, NY 10170	Richard Correll	(212) 692-0611	R.Correll@sanjoninc.com
TopRock Interiors Inc	470 7th Avenue Suite 402 New York, NY 10018.	James OSullivan	(212) 560 0770	jimmyo@toprockny.com
DEMOLITION				
State Wide Demolition	58-83 54th Street Maspeth, NY 11378	Mike Revello	(718) 416-2100	mike@statewidedemo.com
TRI State Dismantling Corp.	207 Dupont Street Brooklyn, NY 11222	Richard Flamio	(718) 349-2552	richard@gotsd.com
Rite Way Demolition	6405 34th Ave # 1, Flushing, NY 11377	Tushah Shah	(718) 458-8900	tshah@ritewaydemolition.com
Liberty Contracting	25-31 94th Street North Bergen, NJ 07047	Frak Cali	(201) 868-7500	estimating@libertycontracting.com
Breeze National	843 South Ocean Avenue, Freeport, New York 11520	Toby L. Romano	(718) 254-8070	tl@breezedemolition.com
Titan Industrial	66-00 Long Island Expressway Maspeth, NY 11378	Anna Casalino	(718) 424-0300	acasalino@titangroupny.com
PAINTING				
Albert Pearlman, Inc.	60 East 42nd St - Suite 1041 New York, NY 10165	Randy Pearlman	(212) 687-5055	randyp@albertpearlman.com
Bond Painting	42 West 38th Street-Suite 902 New York, NY 10018	Stuart Feld	(212) 205 4006	Stuart@bondpainting.com
Brookside Painting, Inc.	475 Fifth Avenue Pelham, NY 10803	Robert Wager	(914) 738-0103	rwager@brooksidepainting.com
G & G Painting Unlimited	132 East 43rd Street, Suite 500 New York, New York 10017	John Gjonbalaj	(212) 883-1900	jgjonbalaj@gg-painting.com
Newport Painting Inc.	532 West 30th Street New York, NY 10001	Saisal Almahdi	(212) 465-9080	Salmahdi@newportgroupny.com
Spectrum Painting	200 Summerfield Street Scarsdale, NY 10583	Gerard Perillo	(914) 723-2342	Perillo1@aol.com
JTC Painting	91 Wright Avenue, Staten Island NY 10303	John Caruso	(212) 273-3711	support@JTCpainting.com
ARCHITECTS				
AAI Architects, P.C.	14 Wall Street., 2nd Floor New York City, New York 10005	Nick Zigomanis	(212) 964-4040	nzigomanis@adamson-associates.com
Beyer Bliner Belle	120 Broadway, 20th Floor New York, NY 10271	Carlos Cardoso	(212) 777 7800	ccardoso@bbbarch.com
Boddewyn Gaynor	120 Broadway, Suite 3654 NYC 10271	Michèle Boddewyn	(212) 334.0900	mboddewyn@bgarchitectsdpc.com
Gensler	1230 Ave of Americas New York, NY 10020	Robin Klehr Avia	(212) 492-1414	robin_klehr_avia@gensler.com
Gerner Kronick + Valcarcel	443 Park Avenue South New York, NY 10016	Miguel Valcarcel	(212) 679-6362	mcalcarcel@gkvarchitects.com
Huntsman Architectural Group	48 Wall Street, Fourth Floor New York, NY 10005	Alan Vartabedian	(646) 826.3411	AVartabedian@huntsmanag.com
IA Interior Architects	257 Park Avenue South, Suite 880 New York, NY 10010	David M. Bourke	(212) 682-6909	d.bourke@interiorarchitects.com
MdeAS Architects	80 Broad Street New York, NY 10004	Dan Shannon	(212) 809 0100	dshannon@mdeas.com
Milo Kleinberg Design Associates	902 Broadway - 17th Floor New York, NY 10010	Milo Kleinberg	(212) 532-9800	milo@mkda.com
Schrimmer Design Group	570 7th Avenue New York, NY 10018	Bruce Schrimmer	(212) 704-0734	Bschrimmer@schrimmerdesign.com
Skidmore, Owings & Merrill LLP	14 Wall Street New York, NY 10005	Ken Lewis	(212) 298-9310	k.lewis@som.com
Swanke Hayden Connell Ltd.	295 Lafayette Street New York, NY 10012	Joseph Aliotta	(212) 219-6789	aliotta.j@shca.com
Ted Moudis Associates	79 Madison Avenue - 10th Floor New York, NY 10016	Ted Moudis	(212) 561-2047	tmoudis@tedmoudis.com
TPG Architecture	360 Park Avenue South - 19th Fl. New York, NY 10010	Michele Fiechter	(212) 536-5000	mfiechter@tpgarchitecture
MEP ENGINEERS				
2L Consulting Engineering P.C	150 West 30th Street - 4th Floor New York, NY 10001	Jeremy Latterman	(917) 267-8945	JLatterman@2lmep.com
AMA Consulting	250 W. 39th Street #9 New York, NY 10018	Arthur Metzler	(212) 944-7722	AMetzler@amapc.com
Atkinson Koven Feinberg	1501 Broadway - Suite 700 New York, NY 10036-5501	John Farrell	(212) 354-5656	jfarrell@akfgroup.com
BALA Consulting Engineers	1 William Street, 2nd fl New York, NY 10004	Bret Crossland	(212) 857-9400	bhc@bala.com
Jaros Baum & Bolles Consulting	80 Pine Street New York, NY 10005	Scott Frank	(212) 758-9300	franks@jbb.com
MG Engineering D.P.C.	116 West 32nd Street New York, NY 10001	Mike Marino	(212) 643-9055	michael.marino@mgedpc.net
Norgen Consulting Group, Inc.	127 Livingston Street - 2nd Floor Brooklyn, NY 11201	Rafael Negron	(718) 522-3736	rafael.negron@norgenconsulting.com
Robert Derector Associates	19 West 44th Street New York, NY 10036	Robert Derector	(212) 764-7272	derector@derector.com
Source One, Inc.	110 Wall Street - 9th Floor New York, NY 10005	Bill Callan	(212) 612-7609	wcallan@s1inc.com
Syska & Hennessy	1515 Broadway - 14th floor New York, NY 10036	Mark Yakren	(212) 556-3323	myakren@syska.com
Technical Systems, Inc. (TSI)	150 Broadway - 15th Floor New York, NY 10038	Thomas Osborne	(212) 695-3507	tjo@tsi-inc.us
WB Engineers Consultants PLLC	110 William Street New York, NY 10038	Louise Silver	(212) 791-8300	lsilver@wbengineering.com
WSP Engineering	5112 7th Ave. New York, NY 10018	David Cooper	(212) 951-3928	David.cooper@wspgroup.com

Updated 6/26/2020

2 of 3

2

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iii

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EXHIBIT H

FAIR MARKET RENT DETERMINATION

(A) For purposes of this provision, the term “Subject Premises” shall be deemed to refer to (a) the Demised Premises for purposes of Article 7 hereof, and (b) the Available Offer Space for purposes of Article 35 hereof. For purposes of this provision, the term “Effective Date” shall be deemed to refer to (x) the first day of the Renewal Term for purposes of Article 7, and (y) the Available Offer Space Commencement Date for purposes of Article 35.

(A) The Fair Market Rent shall be deemed to mean the fair market rental value of the Subject Premises on the Effective Date, determined as if, the Subject Premises were available to a third party not occupying space in the Building in the then rental market for comparable commercial office space in first class office buildings in lower Manhattan for the applicable term and taking into account all relevant factors, including, without limitation, that (a) Landlord shall not be required to perform any work in or to the Subject Premises or contribute to any work to be performed, with respect to the Demised Premises for purposes of Article 7 or the Available Offer Space for purposes of Article 35, and (b) there shall be no free rent with respect to the Subject Premises; (c) the base year for escalations; and (d) that the Subject Premises are in as-is condition but in no event taking into account the value of any above standard office installations in the Subject Premises.

(C)For purposes of determining the Fair Market Rent, the following procedure shall apply:

(i)the Fair Market Rent shall be determined on the basis of the current use of the Subject Premises assuming that the Subject Premises are free and clear of all leases and tenancies (including this lease) and taking into account all relevant factors.

(ii)Except as otherwise provided in the lease with respect to the Available Offer Space, Landlord shall give Tenant written notice (the "Rent Notice") which shall set forth Landlord's determination of the Fair Market Rent ("Landlord's Determination") within thirty (30) days after receipt of Tenant’s Acceptance Notice with respect to Article 35, or on or prior to nine (9) months in advance of the commencement of the Renewal Term with respect to Article 7. If Landlord shall fail or refuse to give such notice as aforesaid within such time period, then until the Rent Notice shall be given, the rent payable for the Subject Premises shall be deemed to be the fixed rent and additional rent payable by Tenant on a square foot basis for the Demised Premises immediately prior to the Effective Date as applied to the Subject Premises.

(iii)Tenant shall give Landlord written notice ("Tenant's Option Notice"), within thirty (30) days after Tenant's receipt of the Rent Notice, of whether Tenant accepts or disputes Landlord's Determination. If Tenant in Tenant's Option Notice

100002198.5

accepts Landlord's Determination or if Tenant fails or refuses to give Tenant's Option Notice as aforesaid, Tenant shall be deemed to have accepted Landlord's Determination. If Tenant in Tenant's Option Notice disputes Landlord's Determination, Tenant shall deliver to Landlord, within thirty (30) days after Tenant's receipt of the Rent Notice, Tenant's determination of the Fair Market Rent ("Tenant's Determination").

(iv)Landlord shall give Tenant written notice ("Landlord's R/O Notice"), within thirty (30) days after Landlord's receipt of Tenant's Determination, of whether Landlord accepts or disputes Tenant's Determination. If Landlord in Landlord's R/O Notice accepts Tenant's Determination or if Landlord fails or refuses to give Landlord's R/O Notice as aforesaid, Landlord shall be deemed to have accepted Tenant's Determination. If Landlord in Landlord's R/O Notice disputes Tenant's Determination, Landlord shall appoint an independent real estate appraiser ("Landlord's Appraiser") to negotiate with an independent real estate appraiser appointed by Tenant (“Tenant’s Appraiser”). If within thirty (30) days after Tenant's receipt of Landlord's R/O Notice, Landlord's Appraiser and Tenant's Appraiser shall mutually agree upon the determination (the "Mutual Determination") of the Fair Market Rent, their determination shall be final and binding upon the parties. If Landlord's Appraiser and Tenant's Appraiser shall be unable to reach a Mutual Determination within said thirty (30) day period, both of the Appraisers shall jointly select a third independent real estate appraiser (the "Third Appraiser") whose fee shall be borne equally by Landlord and Tenant. In the event that Landlord's Appraiser and Tenant's Appraiser shall be unable to jointly agree on the designation of the Third Appraiser within five (5) business days after they are requested to do so by either party, then the parties agree to allow the American Arbitration Association, or any successor organization, to designate the Third Appraiser in accordance with the rules, regulations and/or procedures of the American Arbitration Association or any successor organization.

(v)The Third Appraiser shall conduct such hearings and investigations as he or she may deem appropriate and shall, within thirty (30) days after the date of designation of the Third Appraiser, choose either Landlord's Determination or Tenant's Determination, and such choice by the Third Appraiser shall be conclusive and binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section, including the expenses and fees of any Appraiser selected by it in accordance with provisions of this Article. Any Appraiser appointed pursuant to this Article shall have at least ten (10) years' experience in leasing and valuation of properties which are similar in character to the Building and shall be either (a) a real estate broker licensed in New York, or (b) a licensed independent real estate appraiser who is a member of the American Institute of Appraisers. The Appraisers shall not have the power to add to, modify or change any of the provisions of this lease.

(vi)It is expressly understood that any determination of the Fair Market Rent pursuant to this Article shall be based on the criteria stated in this Section.

2

100002198.5

(D)After a determination has been made of the fixed rent and escalations payable for the Subject Premises from and after the Effective Date, the parties shall execute and deliver to each other an instrument setting forth the said fixed rent and escalations as herein determined, but any failure to do so shall not vitiate the terms of this Article.

(E)If the final determination of the fixed rent and escalations payable for the Subject Premises from and after the Effective Date shall not be made on or before the Effective Date in accordance with this lease, pending such final determination Tenant shall pay, as the fixed rent for the Subject Premises, an amount equal to Landlord's Determination (subject to payments pursuant to Article 5 and Article 6 of this lease). If, based upon the final determination hereunder of the fixed rent payable for the Subject Premises from and after the Effective Date, the payments made by Tenant on account thereof were less than the fixed rent finally determined to be payable, Tenant shall pay to Landlord the amount of such deficiency within thirty (30) days after demand therefor, and if the payments made by Tenant were greater than the fixed rent finally determined to be payable, Landlord shall credit the amount of any such excess to the next installments of fixed rent and additional rent due under this lease.

3

100002198.5

EXHIBIT I

FORM SNDA

EXHIBIT J

LOCATION OF BASE BUILDING AC UNITS

[See following pages]

PROJECT:	120 BROADWAY NEW YORK, NEW YORK 10005
PROJECT #: 7047-33	DRAWN BY: CSI
DATE: 4/20/17	SCALE: 1/8"=1'-0"

LANDLORD WILL PROVIDE FOR EACH MECHANICAL ROOM:

1. ONE UNITED COOLAIR EZ FIT CUSTOM 30 TON WATER-COOLED AC UNIT (VZWL30) WITH VFD AND WATER-SIDE ECONOMIZER
2. STATIC PRESSURE SENSOR FOR VFD CONTROL, COILED WITHIN MER FOR INSTALLATION BY TENANT
3. OUTDOOR AIR LOUVERS AND DAMPERS FOR MINIMUM OUTDOOR AIR
4. ALL DUCTWORK BETWEEN UNIT AND OUTDOORS AND SUPPLY DUCT STUB TERMINATING AT MER WALL
5. ACOUSTICALLY LINED TRANSFER DUCTS FROM TENANT SPACE INTO MER
6. FLOOR DRAIN, WATERPROOFED FLOOR WITH CURB
7. HOUSEKEEPING PAD AND SPRING-TYPE VIBRATION ISOLATORS
8. SUPPLY/RETURN DUCT DETECTORS AND MER AREA DETECTOR AND STROBE DEVICE
9. ELECTRIC DUCT HEATER (30 KW) MOUNTED IN SUPPLY DUCT
10. ELECTRIC UNIT HEATER WITH INTEGRAL THERMOSTAT (5 KW)
11. LIGHT FIXTURES AND CONVENIENCE OUTLETS
12. CONDENSER WATER PIPING BACK TO RISERS, INCLUDING ALL REQUIRED PIPING TRIM
13. ALL REQUIRED FILING, APPROVALS, INCLUDING EQUIPMENT USE PERMIT TURNED OVER TO TENANT UPON COMPLETION
14. SET UP OF SYSTEMS, START UP, INSTRUCTION TO TENANT'S REPRESENTATIVE, OEM MANUALS TO TENANT UPON PROJECT COMPLETION
15. ONE YEAR WARRANTEE ON INSTALLATION AND EXTENDED 3 YEAR WARRANTEE ON COMPRESSORS

ELEC. RM.
AC-UNIT CONTROL PANEL
EUH-1 (5KW)
52 x 18
SD
48x24 W/WMS
EDH-1 30KW
AC-1 30 TON
1-1/4" DRAIN LINE
QUAD-A
60x24 w/WMS
48x24
MD
3"CWS&R
18x10
MD
NEW O.A. LOUVER WINDOW TRANSOM (1000 CFM)
NEW 4"CWS&R
3"CWS&R
NEW PRESSURE RELIEF LOUVER WINDOW TRANSOM
MD
NEW O.A. LOUVER WINDOW TRANSOM (1000 CFM)
18x10
MD
3"CWS&R
60x24 w/WMS
48x24
MD
1-1/4" DRAIN LINE
AC-2 30 TON
QUAD-D
48x24 W/WMS
EDH-2 30KW
ELEVATOR MACHINERY
ELEVATOR MACHINERY
STAIR #D
24'-0"
52 x 18
SD
EUH-2 (5KW)
AC-UNIT CONTROL PANEL
8'-0"
ELEC. RM.
PE
SE

= ffllC,II. • liW!lfflccom1 ROClill

SIKM-1

NEW C.W. RISERS
SE
SE
STAIR-B
ELEC. RM.
NEW 5"CWS&R
ELEC. RM.
NEW 4"CWS&R
ELEC. RM.
AC-3
30 TON
3"CWS&R

TYPICAL CONDENSER WATER PIPING LAYOUT

PROJECT: 120 BROADWAY NEW YORK, NEW YORK 10005		
PROJECT #: 7047-33	DRAWN BY: CSI	DRAWING #: SKM-1A
DATE: 4/20/17	SCALE: 1/8"=1'-0"

-

.......-.    ......---    L=:::====    1=====;-,

-
I    I    I    ■    ■

1111..<,

UNITED COOLAIR SCHEDULE

CONTACT: BILL KERRANE
DISTRIBUTOR: MWSK EQUIPMENT
PROJECT: 120 BROADWAY 16TH FLOOR
ENGR. REF #: 17-6789

DATE: 02/10/17
REV: -
BY: MCO

TAG	TBD

	EVAP	COND
MODEL #	VZWL30G4ATAC-C-X	
TOTAL CFM	11000	
FACE VELOCITY	550	
ESP (MAX)	2.50	
WATER-COOLED UNIT		
EAT	80 / 67	
LAT (COIL)	55.7 / 55.7	
EFT, LFT, GPM, PD (FT)		85 / 95 / 90 / 10.6
% / TYPE GLYCOL		WATER
TOTAL COOLING (MBH)	389.1	
SENSIBLE COOLING (MBH)	294.8	
BLOWER KW	2 X 5.20	
BLOWER MODEL	2 X GR45CZID.GG.CR	
ELECTRICAL DATA		
UNIT VOLTAGE	460-3-60	
# OF COMPRESSORS		2
COMPRESSOR LRA (EA.)		150.0
COMPRESSOR RLA (EA.)		23.1
MOTOR FLA (EA.)	6.6	
MCA	65.2	
MOP	80	

NOTES:

1) MANUFACTURER TO BE UNITED COOLAIR
2) REFRIGERANT: R-410A
3) SPECIAL CABINET - REF DWG # CA25681 SHEET 3
4) SPECIAL EVAP COIL
5) SPECIAL EC FANS
6) HOT GAS BYPASS ON EACH CIRCUIT
7) VAV MIN 4000 CFM
8) DOUBLE WALL CABINET
9) 300 PSI WRV
10) 4" MERV 8 FILTERS
11) MARVEL PLUS CTRL W/ BACNET CARD
12) PD IS FOR HX ONLY

CONSULT FACTORY FOR PRICING AND LEAD TIME BEFORE QUOTING

Page 1 of 1

TONS	A*	B	C*	D	E	F	G*	H*	P	R	T	U	V1	V2	W	X	Y	Z	AA	AD	AE
30	62 1/8	105	58 1/8	30	34	71	34 3/4	23 1/4	6 1/2	52	1	69	5	7	42 1/2	10	8	5 1/4	19 1/2	14	3 1/2

TONS	WATER CONNECTION SIZE (GROOVED END)
30	2-1/2"

NOTE:
1. UNIT IS COMPRISED OF (1) LH & (1) RH MODULE
2. DIMENSIONS NOTED WITH * INCLUDE HARDWARE
3. V1=2" FILTER BOX, V2=4" FILTER BOX
4. FILTERS ARE ALSO LIFT OUT FOR NON-DUCTED RETURNS
5. UNIT MUST BE INSTALLED ON HOUSE KEEPING PAD TO ACCOMMODATE HEIGHT OF THE CONDENSATE DRAIN TRAP
6. 3D INTELLICLAMP REMOVABLE AND/OR SPLITTABLE IF NEEDED DURING INSTALLATION

SEE NOTE 6
MOUNTING SCREWS
TIGHTENING SCREW
DETAIL "A"

SERVICE ACCESS
SERVICE ACCESS
SERVICE ACCESS
FILTER ACCESS
24
24
24
TOP

FILTER ACCESS TYP BOTH SIDES NOTE 4
DETAIL "A"
WATER CONNECTIONS
IN OUT
CONDENSATE DRAIN 1-1/4" NPT (TYP BOTH SIDES)
LEFT
SUPPLY AIR
SUPPLY AIR
ELECT
FRONT
REMOVABLE DUCT FLANGES
REMOVABLE FILTER BOX
RIGHT
RETURN AIR
REAR

SPECIAL CABINET

PRELIMINARY SUBJECT TO CHANGE WITHOUT NOTICE

ALL PROPRIETARY RIGHTS IN THIS PURCHASE ORDER/ DRAWING ARE RESERVED. NO PERMISSION IS GRANTED TO REPRODUCE THIS DRAWING IN PART OR IN WHOLE, OR DISCLOSE ANY OF THE INFORMATION UPON IT TO OTHERS WITHOUT WRITTEN PERMISSION FROM UNITED COOLAIR CORP.

REV.	DESCRIPTION	BY	ECN#	DATE
B	UPDATED DRAWING	JTP		09/11/15
A	UPDATED DIMENSIONS OF BLOWER SECTIONS	JTP		09/01/15
-	NEW	JTP		08/21/15

SHT: 2 OF 2

UNITED COOLAIR CORP.
YORK, PA. U.S.A.

TITLE: SPECIAL 30 TON EZ-FIT LH MODULE FRONT DISCHARGE-WITH EC FANS

DWN BY:	APP. BY:	SCALE:	
JTP		NOT TO SCALE	
DATE:	DATE:	DWG. NO.	REV. LEV.
08/21/15		CA20085	B

Project Name: 7047-30
Prepared by: MGE

Air System Sizing Summary for QUAD D

04/18/2017
01:13PM

Air System Information

Air System Name	QUAD D	Number of zones	1
Equipment Class	UNDEF	Floor Area	8317.0 ft²
Air System Type	SZCAV	Location	New York La Guardia, New York

Sizing Calculation Information

Zone and Space Sizing Method:

Zone CFM	Sum of space airflow rates	Calculation Months	Jan to Dec
Space CFM	Individual peak space loads	Sizing Data	Calculated

Central Cooling Coil Sizing Data

Total coil load	25.2	Tons	Load occurs at	Aug 1500	
Total coil load	302.6	MBH	OA DB / WB	90.0 / 73.0	°F
Sensible coil load	262.6	MBH	Entering DB / WB	77.4 / 63.3	°F
Coil CFM at Aug 1500	10739	CFM	Leaving DB / WB	54.8 / 53.5	°F
Max block CFM	10739	CFM	Coil ADP	52.2	°F
Sum of peak zone CFM	10739	CFM	Bypass Factor	0.100	
Sensible heat ratio	0.868		Resulting RH	45	%
ft²/Ton	329.8		Design supply temp.	56.0	°F
BTU/(hr-ft²)	36.4		Zone T-stat Check	1 of 1	OK
Water flow @ 10.0 °F rise	60.55	gpm	Max zone temperature deviation	0.0	°F

Central Heating Coil Sizing Data

Max coil load	110.6	MBH	Load occurs at	Des Htg	
Coil CFM at Des Htg	10739	CFM	BTU/(hr-ft²)	13.3	
Max coil CFM	10739	CFM	Ent. DB / Lvg DB	65.0 / 74.5	°F
Water flow @ 20.0 °F drop	11.06	gpm			

Supply Fan Sizing Data

Actual max CFM	10739	CFM	Fan motor BHP	4.96	BHP
Standard CFM	10727	CFM	Fan motor kW	3.70	kW
Actual max CFM/ft²	1.29	CFM/ft²			

Outdoor Ventilation Air Data

Design airflow CFM	949	CFM	CFM/person	10.54	CFM/person
CFM/ft²	0.11	CFM/ft²			

Hourly Analysis Program v4.50
Page 1 of 1

Zone Sizing Summary for QUAD D

Project Name: 7047-30
Prepared by: MGE

04/18/2017
01:13PM

Air System Information

Air System Name .... QUAD D
Equipment Class .... UNDEF
Air System Type .... SZCAV

Number of zones 1
Floor Area .... 8317.0 ft²
Location .... New York La Guardia, New York

Sizing Calculation Information

Zone and Space Sizing Method:

Zone CFM .... Sum of space airflow rates
Space CFM .... Individual peak space loads

Calculation Months .... Jan to Dec
Sizing Data .... Calculated

Zone Sizing Data

Zone Name	Maximum Cooling Sensible (MBH)	Design Air Flow (CFM)	Minimum Air Flow (CFM)	Time of Peak Load	Maximum Heating Load (MBH)	Zone Floor Area (ft²)	Zone CFM/ft²
Zone 1	209.1	10202	10202	Sep 1500	63.1	8317.0	1.23

Zone Terminal Sizing Data

No Zone Terminal Sizing Data required for this system.

Space Loads and Airflows

Zone Name / Space Name	Mult.	Cooling Sensible (MBH)	Time of Load	Air Flow (CFM)	Heating Load (MBH)	Floor Area (ft²)	Space CFM/ft²
Zone 1							
QUAD D	1	209.1	Sep 1500	10202	63.1	8317.0	1.23

Hourly Analysis Program v4.50

Page 1 of 1

Project Name: 7047-30
Prepared by: MGE

Air System Design Load Summary for QUAD D

04/18/2017
01:13PM

	DESIGN COOLING			DESIGN HEATING		
	COOLING DATA AT Aug 1500 COOLING OA DB / WB 90.0 °F / 73.0 °F			HEATING DATA AT DES HTG HEATING OA DB / WB 13.0 °F / 10.4 °F		
ZONE LOADS	Details	Sensible (BTU/hr)	Latent (BTU/hr)	Details	Sensible (BTU/hr)	Latent (BTU/hr)
Window & Skylight Solar Loads	1169 ft²	52858	-	1169 ft²	-	-
Wall Transmission	1858 ft²	9591	-	1858 ft²	23873	-
Roof Transmission	0 ft²	0	-	0 ft²	0	-
Window Transmission	1169 ft²	8513	-	1169 ft²	39180	-
Skylight Transmission	0 ft²	0	-	0 ft²	0	-
Door Loads	0 ft²	0	-	0 ft²	0	-
Floor Transmission	0 ft²	0	-	0 ft²	0	-
Partitions	0 ft²	0	-	0 ft²	0	-
Ceiling	0 ft²	0	-	0 ft²	0	-
Overhead Lighting	8317 W	18072	-	0	0	-
Task Lighting	0 W	0	-	0	0	-
Electric Equipment	28850 W	94475	-	0	0	-
People	90	18922	18450	0	0	0
Infiltration	-	0	0	-	0	0
Miscellaneous	-	0	0	-	0	0
Safety Factor	0% / 0%	0	0	0%	0	0
>> Total Zone Loads	-	**202432**	**18450**	-	**63053**	**0**
Zone Conditioning	-	216401	18450	-	61658	0
Plenum Wall Load	5%	843	-	0	0	-
Plenum Roof Load	70%	0	-	0	0	-
Plenum Lighting Load	30%	8513	-	0	0	-
Return Fan Load	10739 CFM	0	-	10739 CFM	0	-
Ventilation Load	949 CFM	14111	21546	949 CFM	58372	0
Supply Fan Load	10739 CFM	12625	-	10739 CFM	-12625	-
Space Fan Coil Fans	-	0	-	-	0	-
Duct Heat Gain / Loss	5%	10122	-	5%	3153	-
>> Total System Loads	-	**262614**	**39996**	-	**110558**	**0**
Central Cooling Coil	-	262614	39987	-	0	0
Central Heating Coil	-	0	-	-	110558	-
>> Total Conditioning	-	**262614**	**39987**	-	**110558**	**0**
Key:	Positive values are clg loads Negative values are htg loads			Positive values are htg loads Negative values are clg loads		

Hourly Analysis Program v4.50
Page 1 of 1

MWSK Equipment Corp.
350 Seventh Avenue,
Suite 1501
New York, NY 10001

November 7, 2016

Dear Mr. Kerrane:

United CoolAir Corp has air conditioning units that meet the requirements of ASHRAE Standard 90.1 (2013) and/or New York City Energy Conservation Code (October 1, 2016) with the following minimum efficiencies:

AIR-COOLED	**PACKAGED**	**SPLIT**
HORIZONTAL CONFIGURATION		
1 TONS - 5 TONS (SP12-C5); (ED1-ED3)	14.1 SEER	13.1 SEER
6 TONS - 10 TONS (C6-C10)	11.3 EER, 13.1 IEER	11.3 EER, 13.1 IEER
12 TONS - 15 TONS (C12-C15)	11.1 EER, 12.5 IEER	11.1 EER, 12.5 IEER
AIR-COOLED	**PACKAGED**	**SPLIT**
VERTICAL CONFIGURATION		
1 TON - 5 TONS (VA3-VA5)	14.1 SEER	13.1 SEER
6 TONS - 10 TONS (VA6-VA10)	11.3 EER, 13.1 IEER	11.3 EER, 13.1 IEER
12 TONS - 15 TONS (VA12-VA15)	11.1 EER, 12.5 IEER	11.1 EER, 12.5 IEER
20 TONS - 35 TONS (VA20-VA35)	10.1 EER, 11.7 IEER	10.1 EER, 11.7 IEER
WATER COOLED	**PACKAGED/ SPLIT**	
HORIZONTAL CONFIGURATION		
1 TON - 5 TONS (SPW1-CW5)	12.2 EER, 12.4 IEER	
6 TONS - 10 TONS (CW6-CW10)	12.2 EER, 14.0 IEER	
12 TONS - 15 TONS (CW12-CW15)	12.6 EER, 14.0 IEER	
WATER COOLED	**PACKAGED/ SPLIT**	
VERTICAL CONFIGURATION		
1 TON - 5 TONS (VW3-VW5)	12.2 EER, 12.4 IEER	
6 TON - 10 TON (VW6-VW10)	12.2 EER, 14.0 IEER	
12 TONS - 15 TONS (VW12-VW15)	12.6 EER, 14.0 IEER	
20 TONS - 60 TONS (VW20-VW30-AVW60)	12.5 EER, 13.7 IEER	
65 TONS and above	12.3 EER, 13.6 IEER	

Sincerely,
Athar Khan
Athar Khan
Engineering Manager

491 East Princess Street P.O. Box 5085 York, PA 17403
Toll Free: (877) 905-1111 (717) 843-4311 Fax: (717) 854-4462 Email: uca@unitedcoolair.com Website: www.unitedcoolair.com

LATICRETE®

Innovative Tile and Stone Installation Systems

Hydro Ban™

GREENGUARD

The Industry Standard for Waterproofing Membranes

- No fabric required†
- Flood test in 24 hours†
- Bonds directly to copper, steel, stainless steel and PVC plumbing fixtures†
- Single component
- Exceeds ANSI A118.10 and A118.12
- Applies quickly with a paint roller, brush, trowel or airless sprayer
- Lighter color for easier inspection
- Foot traffic in 4 – 6 hours
- Anti-fracture protection of up to 1/8" (3 mm)
- Contains Microban® antimicrobial protection

† See Data Sheets 663.0 and 663.5 for complete product information.

LATICRETE® Hydro Ban™ is a thin, load-bearing waterproofing and anti-fracture membrane that does not require the use of fabric† in the field, coves or corners. LATICRETE Hydro Ban is a single component self-curing liquid rubber polymer that forms a flexible, seamless waterproofing membrane that bonds to a wide variety of substrates including copper, steel, stainless steel and PVC plumbing fixtures.

FEATURES	BENEFITS
No Fabric Required†	Prevents leaks without the use of fabric in fields, coves, corners and around pipe penetrations making the application quicker, reducing labor costs.
Single Component	No mixing involved, just open the pail and begin applying.
Meets or Exceeds ANSI A118.10 and A118.12	Meets or exceeds the requirements for both waterproofing and anti-fracture up to 1/8" (3 mm).
Easily Applied with Roller, Brush, Trowel or Airless Sprayer	Easy to apply, no special techniques involved.
Bonds Directly to Copper, Steel, Stainless Steel and PVC plumbing fixtures†	No need to use multiple materials around pipe penetrations or drains, one product does it all.
Lighter Color	Allows you to detect the presence of missed areas or foreign particles from the work surroundings.
Flood Test in 24 Hours†	When fully cured at 70°F (21°C) or above to an olive green color, LATICRETE® Hydro Ban™ can be flood tested in 24 hours.
Foot Traffic in 4 – 6 Hours	Cures quickly allowing for a second coat or tile application.
Contains Microban®	Protects substrate from stain-causing mold and mildew growth with antimicrobial product protection.

Uses

- Interior and Exterior
- Swimming Pools, Fountains and Water Features
- Shower Pans, Stalls and Tub Surrounds
- Bathrooms and Laundries (Industrial, Commercial and Residential)
- Spas, Steam Rooms and Hot Tubs
- Kitchens and Food Processing Areas
- Terraces and Balconies over Unoccupied Spaces
- Counter Tops
- Facades

Suitable Substrates

- Concrete
- Cement Mortar Beds
- Exterior Glue Plywood*
- Gypsum Wallboard*
- Cement Backer Board***
- Cement Terrazzo**
- Cement Plaster
- Concrete and Brick Masonry
- Ceramic Tile and Stone**

*Interior application only.

**If skim coated with a LATICRETE® latex thin-set mortar.

***Consult cement backer board manufacturer for specific installation recommendations and to verify acceptability for exterior use.

Packaging

Commercial Unit

5 gallon (18.9 ℓ) pail liquid; 36 units per pallet.

Full Unit

2 gallon (7.6 ℓ) pail liquid; 80 units per pallet.

Mini Unit

4 x 1 gallon (3.8 ℓ) pails of liquid packed in a carton; 30 cartons per pallet.

Approximate Coverage

Commercial Unit

250 ft² (23.2 m²). Part number: 9255-0005-2.

Full Unit

100 ft² (9.3 m²). Part number: 9255-0002-2.

Mini Unit

50 ft² (4.7 m²). Part number: 9255-0401-2.

† See Data Sheets 663.0 and 663.5 for complete product details.

LATICRETE International, Inc.
One LATICRETE Park North
Bethany, CT 06524-3423 USA
1.800.243.4788
+1.203.393.0010
www.laticrete.com

©2008 LATICRETE International, Inc.
LATICRETE, LATAPOXY, SPECTRALOCK and the logo are Registered Trademarks of LATICRETE International, Inc.
Microban is a registered trademark of Microban Products Company.

DS-689.0-0708